UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Pfizer Inc.
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Proxy Statement for
2018 Annual Meeting
of Shareholders

2017 Financial Report1

1The 2017 Financial Report is not included in this filing. The portions of the 2017 Financial Report that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”) were filed, and the other portions of the 2017 Financial Report were furnished, solely for the information of the U.S. Securities and Exchange Commission, on Exhibit 13 to the 2017 Form 10-K. The 2017 Financial Report is contained in Appendix A to the Notice of 2018 Annual Meeting and Proxy Statement being mailed to our shareholders beginning on or about March 15, 2018. The Letter to Shareholders from our Chairman and CEO and the Corporate and Shareholder Information contained in the materials being mailed to our shareholders beginning on or about March 15, 2018 are not included in this filing.

Pfizer at a Glance

~$52.5 Billion in Revenues in 2017

9 Products with Direct Product and/or Alliance Revenues of Greater than $1 Billion in 2017

2 Distinct Business Segments:	Pfizer Innovative Health (~$31.4 Billion 2017 Revenues) 6 Primary Therapeutic Areas: Internal Medicine, Vaccines, Oncology, Inflammation & Immunology, Rare Disease and Consumer Healthcare

Pfizer Essential Health
(~$21.1 Billion 2017 Revenues)

4 Product Categories:
Global Brands (Legacy Established
Products & Peri-LOE Products), Sterile
Injectable Pharmaceuticals, Biosimilars
and Pfizer CentreOne

125+ Countries Where We Sell Our Products

87 Projects in Clinical Research & Development(1)

~$7.7 Billion 2017 Research & Development Expense

58 Manufacturing Sites Worldwide Operated by Pfizer Global Supply(2)

~90,200 Employees Globally(2)

(1)	As of January 31, 2018
(2)	As of December 31, 2017

A MESSAGE TO OUR SHAREHOLDERS FROM PFIZER’S LEAD INDEPENDENT DIRECTOR

A Message from Pfizer’s Lead Independent Director

Dennis A. Ausiello, M.D.

Dear Shareholders:

It has been my privilege to serve as Pfizer’s Lead Independent Director, working with a group of highly-committed and knowledgeable Board members, and engaging with you, our valued shareholders. Throughout the year, we worked to provide independent oversight of Pfizer’s leaders and engaged in constructive dialogue at Board and Committee meetings concerning corporate strategy, business objectives and potential risks facing the company.

I am pleased to announce that following the 2018 Annual Meeting, and contingent upon his election, Shantanu Narayen will assume the role of Lead Independent Director. During Mr. Narayen’s nearly five years of service on Pfizer’s Board, he has consistently demonstrated strong leadership and risk oversight abilities, and the Board has benefitted from his expertise in technology and innovative product development. We are fully confident in Mr. Narayen’s ability to serve as Lead Independent Director and pleased to have him step into this new role.

Board Oversight of Business Strategy and Risk

The Board is dedicated to its role as your fiduciaries and we believe that our Directors’ diverse skills and backgrounds reflect the expertise essential for effective oversight of the business. The Board uses its deep knowledge in areas such as business leadership, medicine and science, healthcare and pharma, and risk management to oversee management’s execution of corporate strategy, a topic of discussion at nearly every Board meeting. We also discussed significant business and organizational initiatives, our R&D pipeline, capital allocation, business development opportunities and enterprise risk management, including areas posing reputational risk.

Independent Board Leadership; CEO Evaluation Process

As Lead Independent Director, I worked closely with our Chairman and CEO, Ian Read, to ensure that we maintained an active dialogue between our independent Directors and management. I served as the representative for our independent Directors and, in this capacity, contributed to the development and approval of Board meeting agendas, materials and schedules. At each Board meeting, I presided over executive sessions of the independent Directors. I also met with investors, when appropriate, to discuss issues of importance, and to ensure that their views were well represented in the boardroom.

In addition, I was responsible for leading the independent Directors’ evaluation of the effectiveness of Mr. Read. This assessment included our annual evaluation of his performance in leading Pfizer’s business as our CEO, as well as his ability to provide effective leadership and direction to the full Board. During our review, the independent Directors carefully considered whether to change the current Board leadership structure to separate the Chairman and CEO positions, and concluded that having Mr. Read continue to serve as Chairman and CEO is the right leadership structure for Pfizer at this time. Mr. Read’s extensive industry knowledge and exemplary leadership and vision, coupled with the active and engaged role that defines the Pfizer Lead Independent Director position, supported the Board’s recommendation. The Board continues to value having the flexibility of selecting the leadership structure best suited to meet the needs of our business and shareholders at any given time.

A MESSAGE TO OUR SHAREHOLDERS FROM PFIZER’S LEAD INDEPENDENT DIRECTOR

Board Refreshment & Committee Composition

In early 2018, the Board was pleased to announce the elections of Dr. Albert Bourla, Pfizer’s Chief Operating Officer, and Dr. Dan R. Littman to the Board of Directors. Dr. Bourla is a proven and trusted leader with over two decades of leadership experience at Pfizer, and a demonstrated track record for delivering strong business results. Dr. Littman is a renowned immunologist and molecular biologist with achievements and recognition in both medicine and science. The Board believes both candidates are excellent additions. The elections of Drs. Bourla and Littman were informed by the Board’s continued focus on its composition and its annual self-evaluation process, which ensures the appropriate balance of skills, diversity, experience and tenure in light of our business needs.

Since 2012, we have added six new Directors to the Board.

We also focused on Committee composition and refreshed leadership, and elected new Chairs to lead the Corporate Governance and Regulatory and Compliance Committees.

After nine years of service, Dr. Frances D. Fergusson and Mr. Stephen W. Sanger will retire from the Board in 2018. We would like to thank them for their service on the Board, valuable insight and strong commitment to Pfizer and its shareholders.

Long-Standing Commitment to Engaging and Responding to Our Shareholders

The Board continues to place a high priority on listening and responding to shareholder feedback. One area of focus for the Board was the vote received at the 2017 Annual Meeting on a shareholder resolution requesting the Board lower Pfizer’s ownership threshold to call a special meeting of shareholders from 20% to 10% of shares outstanding. Although the proposal did not pass, in response to shareholder feedback and an assessment of our corporate governance practices, the Board amended Pfizer’s By-laws to reduce the ownership threshold required for shareholders to call a special meeting to 10%. We believe this action illustrates our steadfast commitment to governance excellence and responsiveness to shareholders’ concerns.

We are committed to serving your interests in 2018 and beyond. Thank you for your continued support.

Sincerely,

Dennis A. Ausiello, M.D.

Lead Independent Director

Notice of 2018 Annual Meeting and Proxy Statement

Time and Date

9:00 a.m., Eastern Daylight Time (EDT),
on Thursday, April 26, 2018

Place

Hilton Short Hills Hotel, 41 John F. Kennedy Parkway,
Short Hills, New Jersey 07078, +1-973-379-0100

Record Date

You can vote your shares if you were a shareholder of record at the close of business on February 27, 2018.

Audio Webcast

Available at www.pfizer.com, starting at 9:00 a.m., EDT, on Thursday, April 26, 2018. A replay will be available through the first week of May 2018.

ITEMS OF BUSINESS

•   To elect 12 members of the Board of Directors, each until our next Annual Meeting and/or until his or her successor has been duly elected and qualified.

•   To ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year.

•   To conduct an advisory vote to approve our executive compensation.

•   To approve the Pfizer Inc. French Sub-Plan under the 2014 Stock Plan.

•   To consider three shareholder proposals, if properly presented at the Meeting.

•   To transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting.

VOTING YOUR SHARES IS QUICK AND EASY—YOU CAN EVEN VOTE USING YOUR SMARTPHONE OR TABLET.

HOW TO VOTE	For registered holders and Pfizer Savings Plan participants: (Shares are registered in your name with Pfizer's transfer agent, Computershare, or held in the Pfizer Savings Plan)	For beneficial owners: (Shares are held in a stock brokerage account or by a bank or other holder of record)
Internet*	www.investorvote.com/pfe	www.proxyvote.com
Telephone*	Within the U.S., U.S. territories & Canada +1-800-652-VOTE (8683) – toll-free Outside of the U.S., U.S. territories & Canada +1-781-575-2300 – standard rates apply	+1-800-454-VOTE (8683) – toll-free
Mail	Complete, sign and return the proxy card	Complete, sign and return the voting instruction card
* You will need to provide your control number that appears on the right-hand side of the enclosed proxy card or voting instruction card.

MATERIALS TO REVIEW

This booklet contains our Notice of 2018 Annual Meeting and Proxy Statement. Our 2017 Financial Report is included as Appendix A and is followed by certain Corporate and Shareholder Information. None of Appendix A, the Corporate and Shareholder Information, or the accompanying Letter to Shareholders from our Chairman and CEO, are a part of our proxy solicitation materials.

If you received a Notice of Internet Availability and would like a printed copy of the materials, please follow the instructions provided in your notice. Alternatively, follow the instructions included on how to vote online.

This Notice of 2018 Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 15, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2018

This Notice of 2018 Annual Meeting and Proxy Statement and the 2017 Financial Report and Corporate and Shareholder
Information are available on our website at https://investors.pfizer.com/financials/annual-reports/default.aspx. Except as stated
otherwise, information on our website is not considered part of this Proxy Statement.

Margaret M. Madden

Senior Vice President and Corporate Secretary, Chief Governance Counsel

March 15, 2018

Proxy Statement Summary

Here are highlights of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

SUMMARY OF SHAREHOLDER VOTING MATTERS

Voting Matters	Board Vote Recommendation	See Page
Item 1 — Election of Directors	FOR EACH NOMINEE	7
Item 2 — Ratification of Selection of Independent Registered Public Accounting Firm	FOR	41
Item 3 — 2018 Advisory Approval of Executive Compensation	FOR	44
Item 4 — Approval of the Pfizer Inc. French Sub-Plan under the 2014 Stock Plan	FOR	46
Shareholder Proposals
Item 5 — Right to Act by Written Consent	AGAINST	102
Item 6 — Independent Chair Policy	AGAINST	104
Item 7 — Report on Lobbying Activities	AGAINST	107

Our Director Nominees

You are being asked to vote on the election of the following 12 Directors. All Directors are elected annually by the affirmative vote of a majority of votes cast. For detailed information about each Director’s background, skill sets and areas of expertise, please see “Director Nominees” later in this Proxy Statement.

					Committee Memberships

Name	Age*	Director Since	Occupation and Experience	Independent	Audit	Compensation	Corporate Governance	Regulatory & Compliance	Science & Technology	Other Public Boards
Dennis A. Ausiello, M.D.(1) Lead Independent Director	72	2006	Director, Center for Assessment Technology & Continuous Health, Physician-in-Chief, Emeritus, Massachusetts General Hospital & Jackson Distinguished Professor, Harvard Medical School	Yes					●	2
Ronald E. Blaylock	58	2017	Founder, Managing Partner of GenNx360 Capital Partners	Yes			●		●	3
Albert Bourla, DVM, Ph.D.	56	2018	Chief Operating Officer, Pfizer Inc.	No						–
W. Don Cornwell(2)	70	1997	Retired Chairman & Chief Executive Officer, Granite Broadcasting Corporation	Yes	●	●		●	●	2
Joseph J. Echevarria(3)	61	2015	Retired Chief Executive Officer, Deloitte LLP	Yes	●		●		●	3
Helen H. Hobbs, M.D.	65	2011	Investigator, Howard Hughes Medical Institute & Professor, University of Texas Southwestern Medical Center	Yes			●	●	CHAIR	–
James M. Kilts	70	2007	Founding Partner, Centerview Capital	Yes		●			●	3
Dan R. Littman, M.D., Ph.D.	65	2018	Helen L. and Martin S. Kimmel Professor of Molecular Immunology at the Skirball Institute of Biomolecular Medicine of NYU Langone Medical Center & Investigator of the Howard Hughes Medical Institute	Yes			●		●	–
Shantanu Narayen(1)	54	2013	Chairman, President & Chief Executive Officer, Adobe Systems Incorporated	Yes		●		●	●	1
Suzanne Nora Johnson	60	2007	Retired Vice Chairman, Goldman Sachs Group, Inc.	Yes	CHAIR			●	●	3
Ian C. Read Chairman	64	2010	Chairman & Chief Executive Officer, Pfizer Inc.	No						1
James C. Smith	58	2014	President & Chief Executive Officer, Thomson Reuters Corporation	Yes	●	CHAIR			●	1

*	Age as of the date of the 2018 Annual Meeting
(1)	The independent Directors have selected Mr. Narayen, contingent upon his election as a Director at the 2018 Annual Meeting, to serve as Lead Independent Director following the 2018 Annual Meeting. Contingent upon his election as a Director at the 2018 Annual Meeting, Dr. Ausiello will serve as a member of the Audit Committee, the Regulatory and Compliance Committee and the Science and Technology Committee following the 2018 Annual Meeting.
(2)	The Directors have selected Mr. Cornwell, contingent upon his election as a Director at the 2018 Annual Meeting, to serve as Chair of the Regulatory and Compliance Committee following the 2018 Annual Meeting.
(3)	The Directors have selected Mr. Echevarria, contingent upon his election as a Director at the 2018 Annual Meeting, to serve as Chair of the Corporate Governance Committee following the 2018 Annual Meeting.

Pfizer  2018 Proxy Statement   /   1

PROXY STATEMENT SUMMARY

Board Composition

Our goal is to maintain a diverse Board representing a wide range of experience and perspectives. Below we highlight the composition of our Director nominees.

2   /   Pfizer  2018 Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Pfizer is committed to exercising and maintaining strong corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders, strengthens Board and management accountability and improves our standing as a trusted member of the communities we serve.

Shareholder Rights and Accountability
•	Annual election of all Directors
•	Majority voting for Directors
•	Shareholder ability to call Special Meetings (10% ownership threshold)
•	Proxy access rights to holders owning at least 3% of outstanding shares for 3 years
•	Robust shareholder engagement program

Board and Committee Oversight
•	Corporate strategy
•	Risk assessment and risk management
•	Corporate political expenditures and lobbying activities
•	Sustainability

Independence
•	10 of our 12 Director nominees are independent
•	Our Chairman & Chief Executive Officer (CEO) and our Chief Operating Officer (COO) are the only non-independent Directors
•	All Board Committee members are independent

Lead Independent Director
•	Presides at regular executive sessions of independent Directors
•	Leads annual independent Director evaluation of Chairman & CEO

Board Practices
•	Annual Board and Committee self-evaluations
•	New Director orientation and continuing Director education on key topics and issues
•	Mandatory Retirement Policy at age 73, absent special circumstances
•	Code of Business Conduct and Ethics for Members of the Board of Directors

Pay for Performance
•	Executive compensation program strongly links pay and performance
•	Compensation Committee reviews the goal-setting processes so that targets are rigorous, yet attainable, thereby incentivizing performance
•	Significant percentage of total target compensation is “at-risk” through short-and long-term incentive awards
•	Compensation Committee structures our compensation program to align targets and goals with our overall business strategy and objectives

Robust Stock Ownership Requirements
•	CEO, Named Executive Officers (NEOs) and Directors are subject to robust Pfizer common stock ownership requirements:
	o	CEO/Employee Directors: 6x base salary
	o	Other NEOs: 4x base salary
	o	Non-employee Directors: 5x annual cash retainer

Pfizer  2018 Proxy Statement   /   3

PROXY STATEMENT SUMMARY

2017 Shareholder Outreach

We believe that a robust shareholder outreach program is an essential component of maintaining our strong corporate governance practices. In our discussions with investors, we seek their input on a variety of corporate governance topics and other issues that may impact our business or reputation. We strive for a collaborative approach with investors to solicit and understand a variety of perspectives. During 2017, we solicited feedback from investors representing approximately 40% of our outstanding shares and engaged with over 30 global institutional investors representing nearly 30% of our outstanding shares. Such engagement included the participation of our Lead Independent Director when requested. Overall, investors’ sentiment was positive with respect to our Board of Directors, our corporate governance practices (including our robust shareholder engagement program) and our executive compensation program. This information was summarized and shared with the Board of Directors.

One area of particular focus during our engagements with investors was the right of our shareholders to call a special meeting. In part due to shareholder feedback we received, the Board took action in December 2017 to amend the company’s By-laws to reduce the percentage of outstanding stock required for shareholders to call a special meeting of shareholders from 20% to 10%.

For more information about our 2017 shareholder engagement program and the actions we took in response to shareholder feedback, see “Governance — Board Information — Corporate Governance Committee Report” and “Governance —Shareholder Outreach” later in this Proxy Statement.

Executive Compensation Highlights

Pfizer’s pay-for-performance compensation philosophy is set by the Compensation Committee of the Board. Our goal is to align each executive’s compensation with Pfizer’s short-term and long-term performance and provide the compensation and incentives needed to attract, motivate and retain key executives crucial to Pfizer’s long-term success.

To achieve these objectives:
•	We position total direct compensation and each compensation element at approximately the median of our Pharmaceutical Peer and General Industry Comparator companies.
•	We align annual short-term incentive awards with annual operating, financial and strategic objectives.
•	We align long-term incentive awards with the interests of our shareholders by delivering value based on operating results and absolute and relative shareholder return, encouraging stock ownership and promoting retention of key talent.
•	A significant portion of the total compensation opportunity for our executives is “at-risk” through both our short- and long-term incentive awards, the payout of which is directly related to the achievement of pre-established performance metrics directly tied to our business goals and strategies and, for long-term incentive awards, Pfizer’s total shareholder return (TSR).

4   /   Pfizer  2018 Proxy Statement

PROXY STATEMENT SUMMARY

2017 KEY ELEMENTS OF EXECUTIVE COMPENSATION

Direct compensation for our executives in 2017 consisted of the following key elements:

Element	Type/Description	Objective

Salary (Cash)	The fixed amount of compensation for performing day-to-day responsibilities is set based on market data, job scope and responsibilities, and experience	Provides competitive level of fixed compensation that helps to attract and retain high-performing executive talent

Annual Short- Term Incentive/ Global Performance Plan (GPP) (Cash)

Our annual incentive plan pool is funded based on performance against Pfizer’s short-term financial goals (revenue, adjusted diluted earnings per share (EPS) and cash flow from operations). Individual awards are based on business/operating unit and individual performance measured over the current year

2017 Performance Metrics

Provides incentives for achieving short-term results that create sustained future growth

Annual Long- Term Incentive Compensation (100% Performance- Based Equity)	• 5-Year Total Shareholder Return Units (TSRUs) • 7-Year Total Shareholder Return Units (TSRUs) • Performance Share Awards (PSAs)

TSRUs provide direct alignment with shareholders as awards are tied to absolute total shareholder return over a five- and seven-year period

PSAs align executive compensation to operational goals through performance against a combination of operating income* over three one-year periods and TSR relative to the NYSE ARCA Pharmaceutical Index (DRG Index) over a three-year performance period

*	Operating income, as the PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income (as calculated using the “Reconciliation of GAAP Reported to Non-GAAP Adjusted Information – Certain Line Items” table in our 2017 Financial Report), adjusted to reflect budgeted foreign exchange rates for the year and further refined to exclude other unbudgeted or non-recurring items.

2017 NAMED EXECUTIVE OFFICER (NEO) PAY MIX

The illustration below uses year-end salary and target annual short-term and long-term incentive awards for the NEOs to show the percentage each pay element comprises of our NEOs’ target direct compensation for 2017.

CEO — 2017 Target Direct Compensation	Other NEOs — 2017 Target Direct Compensation (Average)

Pfizer  2018 Proxy Statement   /   5

PROXY STATEMENT SUMMARY

KEY PLANNING CYCLE

The below graphic illustrates key elements of the annual compensation planning cycle:

APPROVE	REVIEW	ENGAGE

JANUARY–MARCH	APRIL–JUNE

•   Complete Executive Leadership Team (ELT) year-end performance assessments for prior year

•   Review and approve prior year’s incentive plan performance results and funding level

•   Review and approve annual ELT compensation (salary, bonus and long-term incentive awards)

•   Conduct annual risk assessment on our global compensation programs and policies

•   Review and approve proxy materials

•   Review ELT goals for current performance period

•   Approve various incentive plan metrics for current performance period

•   Review proxy advisory firms’ analyses of current proxy statement

•   Review year-to-date performance relating to the annual incentive plan and the performance share plan

•   Conduct an annual proxy analysis of NEO pay of comparator companies

•   Consider shareholder feedback from outreach discussions

OCTOBER–DECEMBER	JULY–SEPTEMBER

•   Commence ELT year-end performance assessments

•   Conduct annual executive stock ownership review

•   Review year-to-date performance relating to the annual incentive plan and the performance share plan

•   Review potential NEOs for the upcoming proxy statement

•   Consider shareholder feedback from outreach discussions

•   Review and approve Committee Charter

•   Review year-to-date performance relating to the annual incentive plan and the performance share plan

•   Conduct CEO mid-year performance assessment

•   Review and approve composition of the Pharmaceutical and General Industry Peer groups

OUR COMPENSATION PRACTICES

Pfizer continues to implement and maintain leading practices in its compensation program, including these practices:

WHAT WE DO	WHAT WE DO NOT DO
✓ Risk Mitigation	✗ Hedging or Pledging
✓ Compensation Recovery (“Clawback”)	✗ Employment Agreements
✓ Stock Ownership Requirements	✗ Change in Control Agreements
✓ Minimum Stock Vesting Required	✗ Repricing
✓ Robust Investor Outreach	✗ “Gross-ups” for Perquisites
✓ Independent Compensation Consultation

For additional information about Pfizer, please view our 2017 Financial Report (see “Appendix A”) and our 2017 Annual Review at www.pfizer.com/annual. Please note that neither our 2017 Financial Report, nor our 2017 Annual Review is a part of our proxy solicitation materials.

6   /   Pfizer  2018 Proxy Statement

Item 1 – Election of Directors

Twelve members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. A majority of the votes cast is required for the election of Directors in an uncontested election (which is the case for the election of Directors at the 2018 Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Principles contain detailed procedures to be followed in the event that one or more Directors do not receive a majority of the votes cast “for” his or her election at the Annual Meeting.

Each nominee elected as a Director will continue in office until our next Annual Meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, the persons appointed by the Board of Directors and named as proxies in the proxy materials or, if applicable, their substitutes (the Proxy Committee) may vote their proxies for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The Board has determined that all Director nominees (other than Mr. Ian C. Read and Dr. Albert Bourla) are independent of the company and management and meet Pfizer’s criteria for independence (see “Director Independence” below).

Criteria for Board Membership

The Corporate Governance Committee focuses on Board succession planning on a continuous basis. In performing this function, the Committee recruits and recommends the nominees for election as Directors to the full Board of Directors. The goal is to achieve a Board that provides effective oversight of the company through the appropriate balance of diversity of perspectives, experience, expertise, skills, specialized knowledge, and other qualifications and attributes of the individual Directors.

Important general criteria and considerations for Board membership include:

General Criteria

•   Proven integrity and independence, with a record of substantial achievement in an area of relevance to Pfizer.

•   Prior or current leadership experience with major complex organizations, including within the scientific, government service, educational, finance, marketing, technology or not-for-profit sectors, with some members of the Board being widely recognized as leaders in the fields of medicine or biological sciences.

•   Commitment to enhancing Pfizer’s long-term growth.

•   Broad experience, diverse perspectives, and the ability to exercise sound judgment, and a judicious and critical temperament that will enable objective appraisal of management’s plans and programs.

•   Diversity with respect to gender, ethnicity, background, professional experience and perspectives.

The Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent Directors that are important to Pfizer’s current and future business needs, including, among others, experience and skills in the following areas:

Director Skills Criteria

Business Leadership & Operations	Finance & Accounting	Government & Public Policy
Medicine & Science	International Business	Academia
Healthcare & Pharma	Risk Management	Technology
Talent Management

Pfizer  2018 Proxy Statement   /   7

ITEM 1 – ELECTION OF DIRECTORS

The Board and each Committee conduct rigorous annual self-evaluations to help ensure satisfaction of the criteria for Board membership (see “Evaluating Board Effectiveness” below). Based on these activities and their review of the current composition of the Board, the Corporate Governance Committee and the Board believe that the criteria for Board membership have been satisfied.

Selection of Candidates

Director Skill Set Considerations; Use of Matrix

In recruiting and selecting Board candidates, the Corporate Governance Committee takes into account the size of the Board and considers a “skills matrix.” This skills matrix helps the Committee determine whether a particular Board member or candidate possesses one or more of the “skill sets,” as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Committee also considers a wide range of additional factors, including each Director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the Director or candidate holds, including other boards of directors on which he or she serves; and the independence of each Director and candidate, to ensure that a substantial majority of the Board is independent. While the company does not have a formal policy on Board diversity, we believe the composition of the Board should be diverse in terms of gender, ethnicity, background, professional experience and perspectives.

Potential Director Candidates

On an ongoing basis, the Corporate Governance Committee considers potential Director candidates identified on its own initiative, as well as candidates referred or recommended to it by other Directors, members of management, search firms, shareholders and other sources (including individuals seeking to join the Board).

Shareholders who wish to recommend candidates may contact the Corporate Governance Committee as described in “How to Communicate with Our Directors” below. All candidates are required to meet the criteria outlined above, as well as those discussed under “Director Independence” below and in our Corporate Governance Principles and other governing documents, as applicable, as determined by the Corporate Governance Committee. Shareholder nominations must be made according to the procedures required under our By-laws (including via our proxy access by-law) and described in this Proxy Statement under the heading “Submitting Proxy Proposals and Director Nominations for the 2019 Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s nominees.

Retirement Policy

Under Pfizer’s Corporate Governance Principles, a Director is required to retire when he or she reaches age 73. A Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems a waiver to be in the best interests of the company.

Our 2018 Director Nominees

The Corporate Governance Committee and the Board believe that each nominee for Director brings a strong and unique set of perspectives, experiences and skills to Pfizer. The combination of these nominees creates an effective and well-functioning Board that has an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to Pfizer and serves the company and our shareholders well.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTOR.

8   /    Pfizer  2018 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

Director Nominees

Lead Independent Director

DIRECTOR SINCE: 2006

AGE: 72

BOARD COMMITTEES:
Science and Technology

KEY SKILLS:

Medicine & Science
Healthcare & Pharma
Academia
Business Leadership
&  Operations

OTHER CURRENT PUBLIC BOARDS:

Alnylam Pharmaceuticals, Inc.
and Seres Therapeutics, Inc.

Dennis A. Ausiello, M.D.

Director, Center for Assessment Technology and Continuous Health (CATCH). Physician-in-Chief, Emeritus, at Massachusetts General Hospital and Chief of Medicine at Massachusetts General Hospital from 1996 until 2013. Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School.

President of the Association of American Physicians in 2006. Member of the National Academy of Medicine and a Fellow of the American Academy of Arts and Sciences. Director of Alnylam Pharmaceuticals, Inc., Seres Therapeutics, Inc. and TARIS BioMedical LLC.

KEY SKILLS & EXPERIENCE:

Medicine & Science/Healthcare & Pharma/Academia:

Dr. Ausiello’s experience and training as a practicing physician (Board-certified in nephrology), a scientist and a nationally recognized leader in academic medicine enable him to bring valuable insights to the Board, including through his understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for drug development.

Business Leadership & Operations:

Dr. Ausiello oversaw a large research portfolio and an extensive research and education budget at Massachusetts General Hospital, giving him a critical perspective on drug discovery and development and providing a fundamental understanding of the potential pathways contributing to disease. Through his past experience as the Chief of Medicine at Massachusetts General Hospital, Dr. Ausiello also brings leadership, oversight and finance experience to the Board.

DIRECTOR SINCE: 2017

AGE: 58

BOARD COMMITTEES:
Corporate Governance and Science and Technology

KEY SKILLS:

Business Leadership &
Operations
Risk Management
Finance & Accounting

OTHER CURRENT PUBLIC BOARDS:

CarMax, Inc., Urban One, Inc.
and W.R. Berkley, Inc.

Ronald E. Blaylock

Founder, Managing Partner of GenNx360 Capital Partners, a private equity firm focused on investing in industrial and business services companies in the U.S. middle market, since 2006. Prior to launching GenNx360 Capital Partners, Mr. Blaylock founded and managed Blaylock & Company, an investment banking firm. Also held senior management positions at UBS, PaineWebber Group and Citicorp.

Director of CarMax, Inc., Urban One, Inc. (formerly Radio One, Inc.) and W.R. Berkley, Inc., an insurance holding company. Director of Syncreon U.S., a for-profit private company. Member of the Board of Trustees of Carnegie Hall. Member of the Board of Overseers of New York University Stern School of Business. Member of the Board of Trustees of Prep for Prep, a not-for-profit organization.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Risk Management:

Mr. Blaylock’s extensive experience in private equity and investment banking brings business leadership, financial expertise and risk management skills to the Board. In addition, Mr. Blaylock’s service on the nominating and corporate governance committee of another public company enables him to bring valuable insights to Pfizer’s Board and Corporate Governance Committee.

Finance & Accounting:

Mr. Blaylock’s significant financial background, including as the founder and managing partner of GenNx360 Capital Partners and the founder of Blaylock & Company, brings substantial financial expertise and a unique perspective on issues of importance relating to finance to the Board.

Pfizer  2018 Proxy Statement   /   9

ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2018 AGE: 56 KEY SKILLS: Business Leadership & Operations Talent Management International Business Healthcare & Pharma Medicine & Science OTHER CURRENT PUBLIC BOARDS: None	Albert Bourla, DVM, Ph.D.

Chief Operating Officer of Pfizer since January 2018; Group President, Pfizer Innovative Health from June 2016 until December 2017; Group President, Global Innovative Pharma Business of Pfizer (responsible for Vaccines, Oncology and Consumer Healthcare since 2014) from February 2016 until June 2016. President and General Manager of Established Products Business Unit of Pfizer from 2010 until 2013. Area President Europe, Africa, Asia and Pacific of Pfizer Animal Health from 2009 until 2010. Area President Europe, Africa and Middle East of Pfizer Animal Health from 2005 until 2009.

Board member of the Pfizer Foundation, which promotes access to quality healthcare. Board member and serves on the Executive Committee of the Biotechnology Innovation Organization, the world’s largest biotechnology trade association.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Talent Management/International Business/Healthcare & Pharma:

Dr. Bourla has over 25 years of leadership experience and a demonstrated track record for delivering strong business results. Dr. Bourla has deep knowledge of the healthcare industry as he has held a number of senior global positions across a range of businesses and geographies over the course of his career, which enables him to provide important insights and perspectives to our Board on the company’s commercial, strategic, manufacturing and global product development functions. In addition, his experiences on the Executive Committee of the Biotechnology Innovation Organization provides him with a broader perspective on issues facing our industry.

Medicine & Science:

Dr. Bourla brings expertise in medicine and science to the Board through his prior experiences working within Pfizer’s Animal Health business and as a veterinarian.

DIRECTOR SINCE: 1997

AGE: 70

BOARD COMMITTEES:
Audit, Compensation, Regulatory and Compliance and Science and Technology

KEY SKILLS:

Business Leadership & Operations
Talent Management
Risk Management

Finance & Accounting

OTHER CURRENT PUBLIC BOARDS:

American International Group, Inc. and Avon Products, Inc.

W. Don Cornwell

Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation (Granite) from 1988 until his retirement in August 2009, and served as Vice Chairman of the Board until December 2009.

Director of American International Group, Inc. and Avon Products, Inc. Director of the Edna McConnell Clark Foundation and Trustee of Big Brothers Big Sisters of New York City. Former Director of CVS Caremark (including two years as Chair of its Compensation Committee) for over 10 years.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Talent Management/Risk Management:

Through Mr. Cornwell’s 38-year career as an entrepreneur driving the growth of a consumer-focused media company, an executive in the investment banking industry and a director of several significant consumer product and healthcare companies, he has valuable business, leadership and management experience and brings important perspectives on the issues facing Pfizer. Mr. Cornwell founded and built Granite, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on strategic direction and growth.

Finance & Accounting:

Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service and leadership on the audit, finance and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

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ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2015

AGE: 61

BOARD COMMITTEES:
Audit, Corporate Governance and Science and Technology

KEY SKILLS:

Business Leadership & Operations

International Business
Risk Management

Finance & Accounting
Government & Public Policy

OTHER CURRENT PUBLIC BOARDS:

The Bank of New York Mellon Corporation, Unum Group and Xerox Corporation

Joseph J. Echevarria

Chief Executive Officer of Deloitte LLP (Deloitte), a global provider of professional services, from 2011 until his retirement in 2014. During his 36-year tenure with Deloitte, served in various leadership roles, including Deputy Managing Partner, Southeast Region Audit Managing Partner and U.S. Managing Partner and Chief Operating Officer.

Director of The Bank of New York Mellon Corporation, Unum Group, a provider of financial protection benefits, and Xerox Corporation. Member of the President’s Export Council and former member of the Presidential Commission on Election Administration. Former Chair of My Brother’s Keeper Alliance. Member of the Board of Trustees of the University of Miami.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/International Business/Risk Management:

Mr. Echevarria’s 36-year career at Deloitte brings financial expertise and international business, leadership and risk management skills to the Board.

Finance & Accounting:

Mr. Echevarria’s financial acumen, including his significant previous audit experience, expertise in accounting issues and service on the audit committee of another public company, is an asset to Pfizer’s Board and Audit Committee.

Government & Public Policy:

Pfizer also benefits from Mr. Echevarria’s breadth and diversity of experience, which includes his public service on the President’s Export Council.

DIRECTOR SINCE: 2011

AGE: 65

BOARD COMMITTEES:
Corporate Governance, Regulatory and Compliance and Science and Technology (Chair)

KEY SKILLS:

Academia

Medicine & Science
Healthcare & Pharma

OTHER CURRENT PUBLIC BOARDS:

None

Helen H. Hobbs, M.D.

Investigator, the Howard Hughes Medical Institute since 2002, Professor of Internal Medicine and Molecular Genetics and Director of the McDermott Center for Human Growth and Development at the University of Texas Southwestern Medical Center.

Member of the American Society for Clinical Investigation and the Association of American Physicians. Elected to the National Academy of Medicine in 2004, the American Academy of Arts and Sciences in 2006, and the National Academy of Sciences in 2007. Received both the Clinical Research Prize (2005) and Distinguished Scientist Award (2007) from the American Heart Association. In 2012, received the inaugural International Society of Atherosclerosis Prize. Received the Pearl Meister Greengard Award and the Breakthrough Prize in Life Sciences (2015), the Passano Award (2016), the Gill Award (2016) and the Schottenstein Prize (2017).

KEY SKILLS & EXPERIENCE:

Academia/Medicine & Science/Healthcare & Pharma:

Dr. Hobbs’ background reflects significant achievements in academia and medicine. She has served as a faculty member at the University of Texas Southwestern Medical Center for more than 20 years and is a leading geneticist in metabolism and heart disease, areas in which Pfizer has significant investments and experience. Pfizer benefits from her experience, expertise, achievements and recognition in both medicine and science.

Pfizer  2018 Proxy Statement   /   11

ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2007

AGE: 70

BOARD COMMITTEES:
Compensation and Science and Technology

KEY SKILLS:

Business Leadership & Operations

International Business

Healthcare & Pharma

OTHER CURRENT PUBLIC BOARDS:

MetLife, Inc., The Simply Good Foods Company and Unifi, Inc.

James M. Kilts

Founding Partner, Centerview Capital, a private equity firm, since 2006. Vice Chairman, The Procter & Gamble Company (Procter & Gamble), from 2005 to 2006. Chairman and Chief Executive Officer, The Gillette Company (Gillette), from 2001 to 2005 and President, Gillette, from 2003 to 2005. President and Chief Executive Officer, Nabisco Group Holdings Corporation (Nabisco), from 1998 until its acquisition in 2000.

Director of MetLife, Inc., The Simply Good Foods Company and Unifi, Inc. Executive Chairman of the Board of Conyers Park Acquisition Corporation from 2016 until its merger with The Simply Good Foods Company in 2017. Non-Executive Director of the Board of Nielsen Holdings PLC from 2006 until 2017, Chairman of the Board of Nielsen Holdings from 2011 until 2013 and Chairman of the Nielsen Company B.V. from 2009 until 2014. Chairman of Big Heart Pet Brands until 2015 and Director of Meadwestvaco Corporation until 2014. Life Trustee of Knox College and Trustee of the University of Chicago. Member of the Board of Overseers of Weill Cornell Medicine and Founder and Co-Chair, Steering Committee, of the Kilts Center for Marketing at the University of Chicago Booth School of Business.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/International Business:

Mr. Kilts’ tenure as CEO of Gillette and Nabisco and as Vice Chairman of Procter & Gamble provides valuable business, leadership and management experience, including expertise in cost management, value creation and resource allocation. In addition, his knowledge of consumer businesses has given him insights into reaching consumers and the importance of innovation—both important aspects of Pfizer’s business. Through his service on various compensation committees, including ours, Mr. Kilts has a strong understanding of executive compensation and related areas.

Healthcare & Pharma:

Through his service on the board of MetLife, Inc., an insurance company, Mr. Kilts offers a view of healthcare from another perspective.

DIRECTOR SINCE: 2018 AGE: 65 BOARD COMMITTEES: Corporate Governance and Science and Technology KEY SKILLS: Medicine & Science Healthcare & Pharma Academia OTHER CURRENT PUBLIC BOARDS: None	Dan R. Littman, M.D., Ph.D.

Helen L. and Martin S. Kimmel Professor of Molecular Immunology at the Skirball Institute of Biomolecular Medicine of NYU Langone Medical Center since 1995 and an Investigator of the Howard Hughes Medical Institute since 1987. Professor of Microbiology and Immunology at the University of California, San Francisco from 1985 to 1995.

Member of the National Academy of the Sciences and the Institute of Medicine. Fellow of the American Academy of Arts and Sciences and the American Academy of Microbiology. Founding Scientific Advisory Board Member of Vedanta Biosciences. Member of Scientific Advisory Boards at ChemoCentryx, Inc., the Cancer Research Institute and the Ragon Institute of MGH, MIT and Harvard. Founder and a scientific advisor to Orca Pharmaceuticals. Awarded the New York City Mayor’s Award for Excellence in Science and Technology (2004), the Ross Prize in Molecular Medicine (2013) and the Vilcek Prize in Biomedical Science (2016).

KEY SKILLS & EXPERIENCE:

Medicine & Science/Healthcare & Pharma/Academia:

Dr. Littman’s background reflects significant achievements in medicine, healthcare and academia. He has served as a faculty member at the NYU Langone Medical Center for more than 20 years and is a renowned immunologist and molecular biologist. Pfizer benefits from his experience, expertise, achievements and recognition in both medicine and science. In addition, his experiences as a member of the National Academy of the Sciences and the Institute of Medicine enables him to bring a broad perspective of the scientific and medical community to the Board.

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ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2013

AGE: 54

BOARD COMMITTEES:
Compensation, Regulatory and Compliance and Science and Technology

KEY SKILLS:

Business Leadership & Operations
International Business
Finance & Accounting
Talent Management
Technology
Risk Management

OTHER CURRENT PUBLIC BOARDS:

Adobe Systems Incorporated

Shantanu Narayen

Chairman, President and Chief Executive Officer of Adobe Systems Incorporated (Adobe), a producer of creative and digital marketing software. Prior to his appointment as CEO in 2007, held various leadership roles at Adobe, including President and Chief Operating Officer, Executive Vice President of Worldwide Products, and Senior Vice President of Worldwide Product Development.

Director of Dell Inc. from 2009 until 2013. President of the Board of Adobe Foundation, which funds philanthropic initiatives around the world. Vice Chairman of US-India Strategic Partnership Forum.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/International Business/Finance & Accounting/Talent Management:

Mr. Narayen’s experience as Chairman, President and CEO of Adobe brings strong leadership and management skills to the Board, and his past roles in worldwide product development provide valuable global operations experience. He also serves as a member and Vice Chairman of US-India Strategic Partnership Forum. His experiences as a director on other public boards provides a broad perspective on issues facing public companies and governance matters.

Technology/Risk Management:

Pfizer benefits from Mr. Narayen’s extensive knowledge in technology, product innovation and leadership in the digital marketing category through his experience in the technology industry. In addition, his deep knowledge and understanding of business risks through his leadership at a global technology company provide further insight and perspective to the Board.

DIRECTOR SINCE: 2007

AGE: 60

BOARD COMMITTEES:
Audit (Chair), Regulatory and Compliance and Science and Technology

KEY SKILLS:

Business Leadership & Operations

Risk Management

International Business
Finance & Accounting

Healthcare & Pharma

OTHER CURRENT PUBLIC BOARDS:

American International
Group, Inc., Intuit Inc. and
Visa Inc.

Suzanne Nora Johnson

Retired Vice Chairman, Goldman Sachs Group, Inc. (Goldman Sachs), since 2007. During her 21-year tenure with Goldman Sachs, served in various leadership roles, including Chair of the Global Markets Institute, Head of Global Research, and Head of Global Health Care.

Director of American International Group, Inc., Intuit Inc. and Visa Inc. Vice Chair, Board of Trustees of The Brookings Institution; Co-Chair of the Board of Trustees of the Carnegie Institution of Washington; Co-Chair of the Investment Committee of the Board of Trustees of the University of Southern California; and member of the Global Agenda Council on the Future of Financial and Monetary Systems for the World Economic Forum.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Risk Management/International Business:

Ms. Nora Johnson’s careers in law and investment banking, including serving in various leadership roles at Goldman Sachs, provide valuable business experience and critical insights into the roles of the law and finance when evaluating strategic transactions.

Finance & Accounting: Ms. Nora Johnson also brings financial expertise to the Board, providing an understanding of financial statements, corporate finance, accounting and capital markets.

Healthcare & Pharma: Ms. Nora Johnson’s extensive knowledge of healthcare through her role in healthcare investment banking and her involvement with not-for-profit organizations, such as in scientific research (The Carnegie Institution) and healthcare policy (The Brookings Institution) provide touchstones of public opinion and exposure to diverse, global points of view.

Pfizer  2018 Proxy Statement   /   13

ITEM 1 – ELECTION OF DIRECTORS

Chairman and
Chief Executive Officer

DIRECTOR SINCE: 2010

AGE: 64

KEY SKILLS:

Business Leadership & Operations
International Business
Healthcare & Pharma
Finance & Accounting
Government & Public Policy
Talent Management
Risk Management

OTHER CURRENT PUBLIC BOARDS:

Kimberly-Clark Corporation

Ian C. Read

Chairman of the Board since December 2011 and Chief Executive Officer of Pfizer since December 2010. President and Chief Executive Officer from December 2010 until December 2011. Previously, he served as Senior Vice President and Group President of the Worldwide Biopharmaceutical Businesses, which he led from 2006 through December 2010. In that role, he oversaw five global business units—Primary Care, Specialty Care, Oncology, Established Products and Emerging Markets. Mr. Read began his career with Pfizer in 1978 as an operational auditor. He worked in Latin America through 1995, holding positions including Chief Financial Officer, Pfizer Mexico, and Country Manager, Pfizer Brazil. In 1996, he was appointed President of Pfizer’s International Pharmaceuticals Group, with responsibility for Latin America and Canada. He became Executive Vice President, Europe, in 2000, was named a Corporate Vice President in 2001, and assumed responsibility for Canada, in addition to Europe, in 2002. Mr. Read later became accountable for operations in both the Africa/Middle East region and Latin America as well.

Director of Kimberly-Clark Corporation. Mr. Read also serves on the Boards of Pharmaceutical Research and Manufacturers of America (PhRMA), International Federation of Pharmaceutical Manufacturers & Associations (IFPMA) and the Partnership for New York City.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/International Business/Healthcare & Pharma/Finance & Accounting/Government & Public Policy/Talent Management/Risk Management: Mr. Read brings over 35 years of business, operating and leadership experience to the Board. His extensive knowledge of the biopharmaceutical industry in general, including his service on PhRMA and IFPMA, and Pfizer’s worldwide biopharmaceutical business in particular, provides crucial insight to our Board on the company’s strategic planning and operations. Mr. Read provides an essential link between management and the Board on management’s business perspectives, and the combination of his knowledge of the business and his leadership skills makes his role as Chairman and CEO optimal at this time. In addition, his experience as a member of another public company board provides him with an enhanced perspective on issues applicable to public companies.

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ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2014

AGE: 58

BOARD COMMITTEES:
Audit, Compensation (Chair)
and Science and Technology

KEY SKILLS:

Business Leadership & Operations
Finance & Accounting
Talent Management
International Business

OTHER CURRENT PUBLIC BOARDS:

Thomson Reuters Corporation

James C. Smith

President, Chief Executive Officer and Director of Thomson Reuters Corporation, a provider of intelligent information for businesses and professionals, since 2012, and its Chief Operating Officer from September 2011 to December 2011 and Chief Executive Officer, Thomson Reuters Professional Division, from 2008 to 2011. Prior to the acquisition of Reuters Group PLC by The Thomson Corporation (Thomson) in 2008, served as Chief Operating Officer of Thomson and as President and Chief Executive Officer of Thomson Learning’s Academic and Reference Group.

Member of the International Business Council of the World Economic Forum, the International Advisory Boards of British American Business and the Atlantic Council.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Finance & Accounting/Talent Management/International Business: Mr. Smith’s experience as President and CEO of Thomson Reuters brings valuable leadership, finance, international business, talent and management skills to our Board. Pfizer benefits from Mr. Smith’s organizational expertise and leadership experience, honed in numerous senior management roles and on notable merger and acquisition activity, including the acquisition and subsequent integration of two of the information industry’s preeminent firms, as well as his strong operational and international expertise. Mr. Smith’s previous experience running global Human Resources for the Thomson Corporation informs his strong advocacy for culture and talent development.

Pfizer  2018 Proxy Statement   /   15

Governance

Overview

Pfizer is committed to exercising strong corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders, strengthens Board and management accountability and improves our standing as a trusted member of the communities we serve. We maintain and enhance our long record of excellence in corporate governance by regularly refining our corporate governance policies and procedures to reflect evolving practices and issues raised by our shareholders and other stakeholders.

Our governance structure and processes are guided by key governance documents, including our Corporate Governance Principles and Committee Charters, which govern the operation of the Board of Directors and its Committees in the execution of their responsibilities. The Principles are reviewed at least annually by the Corporate Governance Committee and the full Board and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our shareholders and other stakeholders, and otherwise as circumstances warrant. Our Corporate Governance Principles are included as “Annex 1” to this Proxy Statement.

Board Information

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure independent oversight of senior management, as well as a highly engaged and high-functioning Board. Based on its experience, considerable engagement with shareholders, and an assessment of research on this issue, the Board understands that numerous viewpoints concerning a board’s optimal leadership structure exist.

Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant. Under our By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is appropriate and in the best interest of Pfizer and its shareholders at any given time. Consistent with this understanding, the independent Directors do not view any particular board leadership structure as preferred and consider the Board’s leadership structure on at least an annual basis. This consideration includes the evaluation of alternative leadership structures in light of the company’s current operating and governance environment, a review of peer company leadership structures, and investor feedback, with the goal of achieving the optimal model for Board leadership and effective oversight of senior leaders by the Board.

The Board recognizes that in circumstances where the positions of Chairman and CEO are combined, investors believe it is imperative that the Board elect a strong Lead Independent Director with a clearly defined role and set of responsibilities. Our Corporate Governance Principles align with the Board’s goal of achieving the optimal model for Board leadership and investor preferences. See “Our Lead Independent Director” below.

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GOVERNANCE BOARD INFORMATION

2017 Annual Review of Leadership Structure
Following a thorough review by the Corporate Governance Committee, the independent Directors most recently reconsidered the Board’s leadership structure in December 2017 and determined that it would maintain the current leadership structure, with Mr. Read as Chairman. The independent Directors believe that this structure provides Pfizer with strong and consistent leadership.
These determinations were based on the independent Directors’ continued strong belief that Mr. Read:
•	has extensive experience in and knowledge of the research-based biopharmaceutical industry and regulatory environment;
•	continues to demonstrate the leadership and vision necessary to lead the Board and the company in our challenging industry and macroeconomic environments;
•	possesses a fundamentally investor-driven viewpoint; and
•	exercises leadership that has generated strong operational performance and strengthened colleague engagement in our ownership culture.

Given the regulatory and market environment in which we operate, having one person in both the CEO and Chairman roles, with deep industry expertise and company knowledge, provides decisive and effective leadership internally and externally.

OUR BOARD LEADERSHIP STRUCTURE IS FURTHER STRENGTHENED BY:

•	the strong, independent oversight function exercised by our Board—which consists entirely of independent Directors other than Mr. Read and Dr. Bourla (see “Director Independence” below);
•	the independent leadership provided by Pfizer’s Lead Independent Director;
•	the independence of all members of our Board Committees—Audit, Compensation, Corporate Governance, Regulatory and Compliance and Science and Technology;
•	the company’s corporate governance principles, policies and practices; and
•	Board and committee processes and procedures that provide substantial independent oversight of our CEO’s performance, including regular executive sessions of the independent Directors, an annual evaluation of our CEO’s performance against predetermined goals, and a separate evaluation that, among other things, assesses the CEO’s interactions with the Board in his role as Chairman.

	EXECUTIVE SESSIONS	DIRECTOR NOMINEE INDEPENDENCE

Executive sessions of the independent Directors generally take place at every regular Board meeting. Led by our Lead Independent Director, the independent Directors review and discuss, among other things, management succession planning, the criteria to evaluate the performance of the CEO and other senior management, the performance of the CEO against those criteria, and the compensation of the CEO and other senior management.

Pfizer  2018 Proxy Statement   /   17

GOVERNANCE BOARD INFORMATION

OUR LEAD INDEPENDENT DIRECTOR

At Pfizer, the Lead Independent Director position has a clearly defined role and set of responsibilities and entails significant responsibility for independent Board leadership. In February 2018, the independent Directors selected Mr. Shantanu Narayen, contingent upon his election as a Director at the 2018 Annual Meeting, to serve as Lead Independent Director following the 2018 Annual Meeting. During Mr. Narayen’s nearly five years of service on Pfizer’s Board, he has consistently demonstrated strong leadership skills and risk oversight abilities in addition to deep expertise in technology and innovative product development. The independent Directors are confident in Mr. Narayen’s ability to serve as Lead Independent Director. Upon becoming Lead Independent Director, Mr. Narayen will also serve as an ex-officio member of each of the Board’s Committees.

Pfizer’s current Lead Independent Director, Dr. Dennis A. Ausiello, held the position since the 2015 Annual Meeting. Contingent upon his election as a Director at the 2018 Annual Meeting, Dr. Ausiello will continue to serve as a Director and as a member of the Audit Committee, the Regulatory and Compliance Committee and the Science and Technology Committee.

The Role of the Lead Independent Director

The position of Lead Independent Director at Pfizer has a clear mandate, significant authority and well-defined responsibilities under a Board-approved Charter. These responsibilities and authority include the following:

•	presiding at executive sessions of the independent Directors and at other Board meetings at which the Chairman and CEO is not present;
•	serving as an ex-officio member of each Committee and attending meetings of the various Committees regularly;
•	calling meetings of the independent Directors;
•	leading the evaluation by the independent Directors of the CEO’s effectiveness as the Chairman and CEO, including an annual evaluation of his interactions with the Directors and ability to provide leadership and direction to the full Board;
•	serving as liaison between the independent Directors and the Chairman and CEO;
•	approving information sent to the Board, including the quality, quantity and timeliness of such information;
•	contributing to the development of and approving meeting agendas;
•	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•	authorizing the retention of outside advisors and consultants who report directly to the Board;
•	being regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries when appropriate; and
•	if requested by shareholders or other stakeholders, ensuring that he is available, when appropriate, for consultation and direct communication.

The Charter of the Lead Independent Director can be found on our website at
https://investors.pfizer.com/corporate-governance/the-pfizer-board-policies/default.aspx.

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GOVERNANCE BOARD INFORMATION

The Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, including through the Enterprise Risk Management (ERM) program, subject to oversight by the Board. The ERM program provides a framework for risk identification and management. Each risk is assigned to a member or members, as appropriate, of our Executive Leadership Team (ELT) — the heads of our principal businesses and corporate functions. The Board believes that its leadership structure and the ERM program support the risk oversight function of the Board.

The Board executes its oversight responsibility for risk assessment and risk management directly and through its Committees:

THE BOARD

The Board considers specific risk topics, including, among others, risks associated with our strategic plan, our capital structure, and our R&D activities. In addition, the Board receives regular reports from members of our ELT that include discussions of the risks involved in their respective areas of responsibility. The Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

The Board is kept informed of its Committees’ risk oversight and other activities through reports of the Committee Chairs to the full Board. These reports are presented at every regular Board meeting.

AUDIT COMMITTEE

The Audit Committee has primary responsibility for overseeing Pfizer’s ERM program. Pfizer’s Chief Internal Auditor, who reports to the Committee, facilitates the ERM program in coordination with the Legal Division and Compliance Division and helps ensure that ERM is integrated into our strategic and operating planning process. The Committee’s meeting agendas throughout the year include discussions of individual risk areas, including areas posing potential reputational risk to Pfizer, as well as an annual summary of the ERM process.

The Audit Committee also reviews and receives regular briefings concerning Pfizer’s information security and technology risks (including cybersecurity), including discussions of the company’s information security and risk management programs. Pfizer’s Chief Information Officer leads our cybersecurity risk management program, which is fully integrated into the overall ERM program and overseen by the Committee.

REGULATORY AND COMPLIANCE COMMITTEE

The Regulatory and Compliance Committee is responsible for reviewing and overseeing Pfizer’s compliance program, including but not limited to evaluating its effectiveness. The Committee receives information about current and emerging risks and regulatory and enforcement trends that may affect our business operations, performance, or strategy. The Committee has primary responsibility for overseeing and reviewing significant risks associated with Pfizer’s healthcare law compliance programs and the status of compliance with applicable laws, regulations and internal procedures.

From time to time, the Regulatory and Compliance Committee and the Audit Committee hold joint sessions to discuss risks relevant to both Committees’ areas of risk oversight.

OTHER BOARD COMMITTEES

Compensation

Corporate Governance

Science and Technology

The Board’s other Committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices for both executive compensation and compensation generally.

Pfizer   2018 Proxy Statement   /   19

GOVERNANCE BOARD INFORMATION

The Board’s Oversight of Company Strategy

The Board and its Committees are involved in overseeing our corporate strategy, including major business and organizational initiatives, capital allocation priorities and potential business development opportunities. The Board engages in discussions regarding our corporate strategy at nearly every Board meeting and, at least annually, receives a formal update on the company’s short- and long-term objectives, including the company’s operating plan and long-term corporate strategic plan. The Board’s Committees oversee elements of our strategy associated with their respective areas of responsibility.

The Board’s Role in Succession Planning

MANAGEMENT SUCCESSION PLANNING

Succession planning for Pfizer’s senior management positions, which ensures continuity of leadership over the long-term, is critical to the company’s success. The Board is responsible for planning for succession to the position of CEO, as well as certain other senior management positions. The topic is discussed regularly in executive sessions. To assist the Board, the CEO annually provides the Board with an assessment of other senior managers and their potential to succeed him. The CEO also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

In addition, the Corporate Governance Committee will review periodically with the CEO the succession plans relating to positions held by elected corporate officers and will make recommendations to the Board with respect to the selection of individuals to hold these positions.

In late 2017, Pfizer announced the appointment of Albert Bourla to the newly created position of Chief Operating Officer (COO), effective January 1, 2018. The Board determined that the addition of a COO would enable Mr. Read to spend more time focusing on the company’s long-term strategic goals while we continue to expand and develop strong executive leaders essential to Pfizer’s long-term success. In addition, we announced that effective January 1, 2018, John Young, then Group President, Pfizer Essential Health, would become Group President, Pfizer Innovative Health, and Angela Hwang, then Global President and General Manager for Pfizer Inflammation & Immunology, would succeed John Young as Group President, Pfizer Essential Health.

BOARD SUCCESSION PLANNING

The Corporate Governance Committee focuses on Board succession planning on a continuous basis. In performing this function, the Committee is responsible for recruiting and recommending nominees for election as Directors to the full Board of Directors. The goal is to achieve a Board that provides effective oversight of the company through the appropriate balance of diversity of perspectives, experience, expertise and skills.

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GOVERNANCE BOARD INFORMATION

Evaluating Board Effectiveness

The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each Committee conduct a rigorous annual self-evaluation of their performance and effectiveness.

PROCESS BEGINS The Corporate Governance Committee initiates and oversees the process, which is conducted in the early part of the calendar year.	EVALUATION

During the evaluation, the Committee assesses several factors, including:

•  Director independence and qualifications to serve on various Committees; and

•  Committee Chair assignments and membership rotations.

The Committee also reviews the effectiveness of the overall evaluation process and considers whether to:

•  incorporate individual Director evaluations into the process; or

•  conduct the evaluation through an external third-party provider.

The Committee determined that no modifications to the existing process were warranted and to maintain the evaluation process in its current form.

PRESENTATION OF
EVALUATION RESULTS

•  The results of the Board evaluation are presented, in executive session, at a subsequent Board meeting.

•  The results of each Committee evaluation are presented at subsequent Committee meetings for the relevant Committee.

FOLLOW-UP Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.

Pfizer  2018 Proxy Statement   /   21

GOVERNANCE BOARD INFORMATION

Board and Committee Information

During 2017, the Board of Directors met seven times. Each of our incumbent Directors attended at least 75% of the total meetings of the Board and the Board Committees on which he or she served that were held during the time he or she was a Director in 2017. In accordance with our Corporate Governance Principles, all Directors then in office attended our 2017 Annual Meeting.

The table below provides membership and meeting information for each of the standing Board Committees for 2017.(1)

			Corporate	Regulatory &	Science &
Name	Audit	Compensation	Governance	Compliance	Technology
Dennis A. Ausiello, M.D.					●
Ronald E. Blaylock			●		●
W. Don Cornwell	●	●		●	●
Joseph J. Echevarria	●		●		●
Frances D. Fergusson, Ph.D.(2)			●	CHAIR	●
Helen H. Hobbs, M.D.			●	●	CHAIR
James M. Kilts		●			●
Shantanu Narayen		●		●	●
Suzanne Nora Johnson	CHAIR			●	●
Ian C. Read
Stephen W. Sanger(3)	●		CHAIR		●
James C. Smith	●	CHAIR			●
Meetings in 2017	11	6	5	4	3

(1)	In February 2018, Dr. Bourla was elected to the Board and in March 2018, Dr. Littman was elected to the Board and as a member of the Corporate Governance Committee and the Science and Technology Committee.
(2)	Effective as of the 2018 Annual Meeting, Dr. Fergusson will retire from the Board and as a member and Chair of the Regulatory and Compliance Committee and a member of the Corporate Governance Committee and the Science and Technology Committee.
(3)	Effective as of the 2018 Annual Meeting, Mr. Sanger will retire from the Board and as a member and Chair of the Corporate Governance Committee and a member of the Audit Committee and the Science and Technology Committee.

COMMITTEE REFRESHMENT

The Board, upon recommendation from the Corporate Governance Committee, reviews and determines the composition of the Committees and Committee Chairs. Through periodic committee refreshment, we aim to balance the benefits derived from continuity and depth of experience with the benefits gained from fresh perspectives and enhancing our Directors’ understanding of different aspects of our business.

In February 2018, the Board approved changes to the composition of certain Board Committees and Committee Chairs, effective as of the 2018 Annual Meeting and contingent upon such Director’s election as a Director at the 2018 Annual Meeting, including the following elections:

•	Mr. Echevarria as the new Chair of the Corporate Governance Committee;
•	Mr. Cornwell as the new Chair of the Regulatory and Compliance Committee; and
•	Dr. Ausiello as a member of the Audit Committee and the Regulatory and Compliance Committee.

22   /   Pfizer  2018 Proxy Statement

GOVERNANCE BOARD INFORMATION

BOARD COMMITTEES

THE AUDIT COMMITTEE

Chair:

Suzanne Nora Johnson

Additional Committee Members:

W. Don Cornwell

Joseph J. Echevarria

Stephen W. Sanger

James C. Smith

Meetings Held in 2017: 11

• All Members Are Independent, Financially Literate and Qualify as “Audit Committee Financial Experts”

• Governed by a Board-Approved Charter

The Audit Committee is primarily responsible for:

•

reviewing and discussing, with the independent registered public accounting firm, Internal Audit and management, the adequacy and effectiveness of internal control over financial reporting;

•

reviewing and consulting with management, Internal Audit and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases, and the accounting principles applied;

•

reviewing reports from management relating to the status of compliance with laws, regulations and internal procedures and policies;

•

reviewing and approving, based on discussion with the Chief Financial Officer, the appointment, replacement or dismissal of the Chief Internal Auditor and reviewing, with the Chief Financial Officer, the performance of the Chief Internal Auditor;

•

reviewing and discussing the scope and results of the internal audit program; and

•

reviewing and discussing with management the company’s policies with respect to risk assessment and risk management.

The Audit Committee also is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by Pfizer regarding its accounting, internal controls and auditing matters. Further details of the role of the Audit Committee, as well as the Audit Committee Report, may be found in “Item 2—Ratification of Selection of Independent Registered Public Accounting Firm” on page 41.

The Audit Committee Charter is available on our website at https://investors.pfizer.com/corporate-governance/board-committees-and-charters/default.aspx.

THE COMPENSATION COMMITTEE

Chair: James C. Smith Additional Committee Members: W. Don Cornwell James M. Kilts Shantanu Narayen Meetings Held in 2017: 6 • All Members Are Independent • Governed by a Board- Approved Charter

The Compensation Committee reviews and approves the company’s overall compensation philosophy and oversees the administration of Pfizer’s executive compensation and benefit programs, policies and practices. Its responsibilities also include:

•

establishing annual and long-term performance goals and objectives for the CEO and reviewing the goals approved by the CEO for our executive officers, including the NEOs identified in the 2017 Summary Compensation Table;

•

evaluating the performance and setting compensation for the CEO;

•

annually reviewing and approving Pfizer’s peer companies and data sources for purposes of evaluating our compensation competitiveness and mix of compensation elements;

•

reviewing and assessing annually, potential risks to the company from its compensation program and policies;

•

reviewing and approving annually, all compensation decisions for the company’s executive officers, including the NEOs; and

•

overseeing the administration of the company’s cash-based and equity-based compensation plans that are shareholder-approved and/or where participants include executive officers or other members of senior management (including reviewing and approving equity grants), including pay equality and non-discrimination by gender or against protected groups.

Each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

The Compensation Committee has the authority to delegate any of its responsibilities to another committee, officer and/or subcommittee, as the Committee may deem appropriate in its sole discretion, subject to applicable law, rules, regulations and New York Stock Exchange (NYSE) listing standards.

The Compensation Committee Charter is available on our website at
https://investors.pfizer.com/corporate-governance/board-committees-and-charters/default.aspx.

Compensation Committee Interlocks and Insider Participation. During 2017 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of Pfizer, and no executive officer of the company served or serves on the compensation committee or board of any company that employed or employs any member of Pfizer’s Compensation Committee or Board of Directors.

Pfizer  2018 Proxy Statement   /   23

GOVERNANCE BOARD INFORMATION

THE CORPORATE GOVERNANCE COMMITTEE

Chair:

Stephen W. Sanger

Additional Committee Members:

Ronald E. Blaylock

Joseph J. Echevarria

Frances D. Fergusson

Helen H. Hobbs

Dan R. Littman*

Meetings Held in 2017: 5

•

All Members Are Independent

•

Governed by a Board- Approved Charter

The Corporate Governance Committee oversees the practices, policies and procedures of the Board and its committees. Responsibilities include:

•

developing criteria for Board membership and Board succession planning;

•

recommending and recruiting Director candidates and ensuring the appropriate balance of diversity of experience, skills, specialized knowledge and attributes of the Directors;

•

assessing Director and candidate independence;

•

considering possible conflicts of interest of Board members and senior executives;

•

reviewing related person transactions; and

•

monitoring the functions of the various Committees of the Board.

The Committee advises on the structure of Board meetings, recommends matters for consideration by the Board and also reviews, advises on and recommends Director compensation, which is approved by the full Board.

The Committee is directly responsible for:

•

overseeing the self-evaluations of the Board and its Committees;

•

reviewing our Corporate Governance Principles and Director Qualification Standards;

•

establishing and overseeing compliance with Director retirement policies; and

•

assisting management by reviewing the functions and outside activities of senior executives.

The Committee is also directly responsible for maintaining an informed status on: (i) the company’s lobbying priorities and activities; (ii) company issues related to public policy, including political spending policies and practices; and (iii) company issues related to corporate social responsibility, sustainability and philanthropy.

The Corporate Governance Committee Charter is available on our website at https://investors.pfizer.com/corporate-governance/board-committees-and-charters/default.aspx.

THE REGULATORY AND COMPLIANCE COMMITTEE

Chair:

Frances D.

Fergusson, Ph.D.

Additional Committee Members:

W. Don Cornwell

Helen H. Hobbs

Shantanu Narayen

Suzanne Nora Johnson

Meetings Held in 2017: 4

•

All Members Are Independent

•

Governed by a Board- Approved Charter

The Regulatory and Compliance Committee’s primary responsibilities include:

•

assisting the Board with overseeing and reviewing Pfizer’s significant healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with applicable laws, regulations and internal procedures;

•

consulting with management and evaluating information and reports on compliance-related activities and matters;

•

overseeing the integration and implementation of the company’s compliance programs in acquired entities; and

•

receiving information about current and emerging risks and regulatory and enforcement trends in healthcare- related areas that may affect the company’s business operations, performance or strategy.

The Committee, in consultation with the Compensation Committee, also makes recommendations regarding the extent to which, if any, incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in any significant misconduct resulting in certain government or regulatory action, or other person with direct supervision over such employee, should be reduced, cancelled or recovered.

The Regulatory and Compliance Committee Charter is available on our website at https://investors.pfizer.com/corporate-governance/board-committees-and-charters/default.aspx.

*	In March 2018, Dr. Dan R. Littman was elected to the Corporate Governance Committee.

24   /   Pfizer  2018 Proxy Statement

GOVERNANCE BOARD INFORMATION

THE SCIENCE AND TECHNOLOGY COMMITTEE

Chair:

Helen H. Hobbs, M.D.

Additional Committee Members:

Dennis A. Ausiello

Ronald E. Blaylock

W. Don Cornwell

Joseph J. Echevarria

Frances D. Fergusson

James M. Kilts

Dan R. Littman*

Shantanu Narayen

Suzanne Nora Johnson

Stephen W. Sanger

James C. Smith

Meetings Held in 2017: 3

•

All Members Are Independent

•

Governed by a Board-Approved Charter

The Science and Technology Committee is responsible for periodically examining management’s strategic direction of and investment in the company’s biopharmaceutical R&D and technology initiatives. Responsibilities include:

•

monitoring progress of Pfizer’s R&D pipeline;

•

evaluating the quality, direction and competitiveness of the company’s R&D programs; and

•

reviewing Pfizer’s approach to acquiring and maintaining key scientific technologies and capabilities.

The Committee also identifies emerging issues, assesses the performance of R&D leaders, and evaluates the sufficiency of review by external scientific experts.

The Science and Technology Committee Charter is available on our website at https://investors.pfizer.com/corporate-governance/board-committees-and-charters/default.aspx.

*	In March 2018, Dr. Dan R. Littman was elected to the Science and Technology Committee.

Pfizer  2018 Proxy Statement   /   25

GOVERNANCE BOARD INFORMATION

Corporate Governance Committee Report

The Corporate Governance Committee seeks to maintain and enhance Pfizer’s record of excellence in corporate governance by regularly reviewing and refining, when appropriate, Pfizer’s corporate governance policies and practices. The following are examples of how we worked to achieve these objectives in 2017.

Board and Committee Matters; Director Evaluations: During 2017, we assessed Director qualifications for serving on various committees; assessed Director independence; conducted a comprehensive self-evaluation process for the Board and its Committees and recommended changes to the composition of certain committees and committee chairs; and evaluated whether to use a third-party provider to conduct all or a portion of the evaluation process. In addition, the Committee reviewed and, where appropriate, recommended changes to our governing documents, including certain Committee Charters, and continued to review the functioning of the Board and Committees to help ensure their effectiveness.

Amendment to Special Meetings By-law Provision: In 2017, we recommended and the Board approved an amendment to the company’s By-laws to reduce the percentage of outstanding stock required for shareholders to call a special meeting of shareholders from 20% to 10%. The Committee recommended this action to demonstrate the Board’s commitment to corporate governance excellence and in response to investor feedback, including a shareholder resolution at the 2017 Annual Meeting requesting a 10% ownership threshold, which did not pass but received significant support.

Board Leadership Structure: We conducted a thorough annual review of the Board’s leadership structure and recommended to the independent Directors that they retain the current leadership structure consisting of a combined Chairman and CEO and a Lead Independent Director.

Recruitment and Assessment of Potential New Directors: In 2017, we continued an ongoing Board succession planning process to assess Director candidates, based upon a “skills matrix” and other criteria. We considered potential Director candidates based on recommendations provided by our Chairman and CEO, the independent Directors, management, external advisors and other resources. Resulting from this process, in February 2017, the Committee recommended and the Board elected Mr. Ronald E. Blaylock as a Director and a member of the Corporate Governance and Science and Technology Committees. In addition, in February 2018 and March 2018, respectively, the Committee recommended and the Board elected Dr. Albert Bourla as a Director and Dr. Dan R. Littman as a Director and a member of the Corporate Governance and Science and Technology Committees. The Committee considered the election of Mr. Blaylock as a Director upon recommendation by our Chairman and CEO and evaluation by a third-party search firm and Dr. Littman as a Director upon recommendation by certain Board members and evaluation by a third-party search firm. We also considered unsolicited requests to join the Board.

Corporate Social Responsibility: At year-end, the Committee received an update concerning the company’s social investment strategy, progress on sustainability initiatives and external non-financial reporting trends. Further, we received an update on Pfizer’s environmental sustainability initiatives and position on climate change.

Public Policy and Corporate Political Spending: Under our Charter, the Committee is also responsible for maintaining an informed status on company issues related to public policy, including political spending practices, and we were informed of Pfizer’s public policy and corporate political spending practices through periodic discussions and reviews of the company’s annual Political Action Committee and Corporate Political Contributions Report.

Lobbying Activities: The Committee also maintained an informed status on the company’s lobbying priorities and activities, including an overview of the company’s association with certain trade and other organizations, through periodic reports from management, in accordance with our Charter.

Legislative and Regulatory Developments: We continued to monitor and evaluate corporate governance and executive compensation developments, including U.S. Securities and Exchange Commission (SEC) rules and NYSE listing standards.

Shareholder Engagement: We engaged in reviews of shareholder and stakeholder communications at each of our meetings and were kept informed of shareholder feedback received during Pfizer’s year-round investor outreach.

The Corporate Governance Committee*

Stephen W. Sanger, Chair

Ronald E. Blaylock

Joseph J. Echevarria

Frances D. Fergusson

Helen H. Hobbs

*	In March 2018, Dr. Dan R. Littman was elected to the Corporate Governance Committee.

26   /   Pfizer  2018 Proxy Statement

GOVERNANCE BOARD INFORMATION

Regulatory and Compliance Committee Report

The Committee assists the Board of Directors with the oversight of significant healthcare-related regulatory and compliance issues. Under the terms of its Charter, the Committee receives reports regarding Pfizer’s compliance program, for which management has primary responsibility.

In 2017, we received reports and discussed with management, including the Chief Compliance and Risk Officer, significant healthcare-related regulatory and compliance risks and related compliance program initiatives and functions.

Among the matters considered were:

•	potential healthcare-related regulatory or compliance risks in connection with the development, manufacture and marketing of Pfizer products, and efforts to mitigate those risks;
•	certain compliance-related government investigations and other legal proceedings involving Pfizer;
•	certain internal investigations of potential healthcare-related compliance or regulatory matters;
•	results of internal audits conducted in areas within the Committee’s oversight;
•	updates regarding FDA Warning Letters and other significant regulatory communications;
•	the integration of acquired companies into Pfizer’s compliance program;
•	Pfizer’s anti-retaliation policies and procedures and the retaliation claims received by Pfizer;
•	Pfizer’s incentive compensation practices for sales and marketing personnel; and
•	results of external review of the effectiveness of Pfizer’s compliance program.

In our activities, we considered potential risks and steps Pfizer has taken to mitigate risk in areas within our oversight.

The Regulatory and Compliance Committee

Frances D. Fergusson, Chair
W. Don Cornwell
Helen H. Hobbs
Shantanu Narayen
Suzanne Nora Johnson

Pfizer  2018 Proxy Statement   /   27

GOVERNANCE SHAREHOLDER OUTREACH

Shareholder Outreach

CONNECT We view investor engagement as fundamental to maintaining our strong corporate governance practices.	COLLABORATE We aim for a collaborative approach with our shareholders and value the variety of investor perspectives we receive.	COMMUNICATE We share investor feedback directly with our full Board. Investors can communicate their concerns to the Lead Independent Director or Audit Committee Chair by e-mail or letter.

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining our strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

During 2017, we engaged with over 30 global institutional investors representing nearly 30% of shares outstanding to discuss various key corporate governance related matters, including executive compensation, as well as our long-term business strategy and other industry-specific issues. We conduct these meetings in person, via teleconference or one-on-one at conferences throughout the year. Although shareholder outreach is primarily a function of management, members of our Board also participate when appropriate. In addition to speaking with our institutional investors, we respond to inquiries from our individual investors and other stakeholders.

Collaborate

We strive for a collaborative approach to shareholder outreach and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations. Items on the meeting agendas cover a range of topics, including, but not limited to, those listed below.

Summary of Certain 2017 Shareholder Discussions

Board-related: Board composition and refreshment remained a key topic during our investor engagements. Certain investors asked about Board succession planning, including the particular skills the Board is seeking and the process for identifying Director candidates while maintaining a diverse Board. We also received inquiries about the Director evaluation process, the Board’s views on individual Director evaluations and the use of an external advisor to conduct all or a portion of the annual evaluation. In general, most investors viewed the Board’s composition favorably, including the mix of tenure and overall diversity. Feedback was also positive with respect to the level of disclosure regarding the Directors’ skill sets and qualifications.

With respect to risk oversight, investors inquired about our overall ERM program. Several investors sought further clarity about the specific roles of the Board and the Audit and Regulatory and Compliance Committees, as well as management, in the risk oversight process.

Action taken: This feedback was shared with the Board. See disclosures regarding Board composition, Board Committee refreshment, Director skills and risk oversight throughout this Proxy Statement.

Executive Compensation: In 2017, we continued to solicit valuable feedback from our investors on our overall executive compensation program, our decision-making processes, our disclosure and recent trends/events related to executive compensation. Overall, investors continued to show support for our program and generally commented that they viewed it as aligned with performance and shareholder interests. Investors were interested in discussing the long-term components of our program and our approach to the new CEO Pay Ratio disclosure rules.

Action taken: See “Compensation Discussion and Analysis” section later in this Proxy Statement.

28   /   Pfizer   2018 Proxy Statement

GOVERNANCE SHAREHOLDER OUTREACH

Sustainability/Reporting of Non-Financial Metrics: Investor interest in sustainability and reporting of non-financial metrics continues to gain momentum as investors strive to gain a deeper understanding of a company’s focus on and commitment to Environmental, Social and Governance (ESG) matters. Investors asked about Pfizer’s views on various reporting methodologies and any ESG factors that may materially impact our business and/or create reputational risks. Some investors expressed an interest in Pfizer’s position on climate change and the Board’s risk oversight of the issue. Overall, investor sentiment was positive about our current level of disclosure, which illustrates our progress on the following non-financial performance metrics: Access to Medicines, Colleague Safety, Environmental Sustainability Goals and our Supply Chain Environmental Sustainability Goal.

Action taken: We will continue to actively engage with investors and thought leaders regarding this evolving area of interest to inform and advance the dialogue and to assess appropriate next steps relating to disclosure of ESG metrics. For additional information about the company’s corporate responsibility and sustainability efforts, please see Pfizer’s 2017 Annual Review at www.pfizer.com/annual. Please note that our 2017 Annual Review is not a part of our proxy solicitation materials.

Special Shareholder Meetings: A shareholder resolution at the 2017 Annual Meeting requesting a 10% ownership threshold for shareholders to call a special meeting did not pass, but received significant support. Following the 2017 Annual Meeting, the Board determined to review the company’s special meetings By-law provision and, in connection therewith, to consider investor views and corporate governance practices. During discussions with investors, some viewed a 10% ownership threshold favorably, while others held mixed views on appropriate ownership thresholds. The Board took these factors into account and determined to amend the company’s By-laws to reduce the percentage of outstanding stock required for shareholders to call a special meeting of shareholders.

Action taken: In December 2017, the Board of Directors amended the company’s By-laws to reduce the percentage of outstanding stock required for shareholders to call a special meeting of shareholders from 20% to 10%.

Communicate

Our goal is to communicate with our shareholders through various platforms, including via our website, in print and in person at shareholder meetings or investor presentations. In 2017, in addition to meeting with institutional investors, we communicated with our individual investors by responding to more than 700 of their inquiries sent to our Board of Directors or Corporate Secretary about governance or other company matters. We share investor and other stakeholder feedback directly with our Corporate Governance Committee and full Board at least quarterly. We view communication between our shareholders and the Board as a dialogue and, when appropriate, members of our Board engage directly with our shareholders.

HOW TO COMMUNICATE WITH OUR DIRECTORS

Shareholders and other interested parties may communicate with any of our Directors, including the Lead Independent Director and the Audit Committee Chair, as follows:

By mail: Write to the Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5703; or

By e-mail: Go to Pfizer’s website at https://investors.pfizer.com/corporate-governance/contact-our-directors/default.aspx.

Shareholder communications are distributed to the Board, or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. The Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be redirected or excluded, as appropriate.

Pfizer   2018 Proxy Statement   /   29

GOVERNANCE CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Corporate Responsibility and Sustainability

Corporate responsibility and sustainability are integral to Pfizer’s business strategy and align with our strategic imperative to be a responsible corporate citizen. We have always focused on delivering strong financial results, but we are committed to doing so in a way that respects the communities and environments in which we operate.

We are actively engaged in a dialogue with investors around their interest in ESG performance and the impact on financial results. Today, we strive to have these principles permeate Pfizer at every level – including our Board of Directors – which maintains oversight for these issues through the Corporate Governance Committee. The Committee maintains an informed status on our corporate social responsibility, sustainability and philanthropic efforts.

We continue to evolve our approach to issues relevant to our business strategy, reputation and key stakeholders. For example, we are committed to helping achieve the 17 Sustainable Development Goals (SDGs) established by the United Nations (UN) in 2016. The UN has called for broad-based support of the SDGs, including active involvement by the private sector. Pfizer supports the SDGs and works to align its scientific focus and corporate objectives to improve global public health impact and sustainable development. Achieving good health and well-being is integral to all 17 of the goals and is specifically addressed in Goal 3, which states that every person deserves access to quality health care.

ACCESS TO MEDICINES

As a global biopharmaceutical company, we are committed to discovering, developing and bringing to market life-saving medicines and vaccines that help improve people’s lives while helping to ensure that individuals have and maintain uninterrupted access to our products. We believe all individuals deserve access to quality healthcare, and we have an important role to play in positively impacting global health by making our therapies more accessible. We combine creative commercial strategies with philanthropic approaches and strive to create a sustainable and meaningful impact on global health. Pfizer is also focused on addressing most of the top 21 global burdens of disease, as identified by the World Health Organization, through our products and pipeline.

ENVIRONMENT, HEALTH AND SAFETY

We believe that a sustainable future is essential to ensuring the health and well-being of our colleagues, the people who use our products and the communities we touch. By striving for environmental sustainability across all aspects of our organization, we aim to provide additional value to society and our business by reducing our carbon emissions in line with our public science-based goal, minimizing the environmental impact of our products and managing water resources.

Our environmental sustainability goals focus on three areas: reducing carbon emissions, reducing the water used in our operations and looking for innovative ways to minimize waste. While these goals were established for our internal operations, we also recognize the need to drive sustainability performance across our extended environmental footprint. Therefore, we implemented an environmental sustainability goal for a subset of our suppliers meeting certain criteria.

We recognize the growing interest from governmental and hospital procurement organizations, retailers and pharmacies, investors, advocacy groups, our colleagues and other stakeholders for Pfizer to provide information on our sustainability programs and the environmental impacts of products. Establishing clear commitments in these areas supports Pfizer’s ability to respond to these interests.

In addition, we leverage our OWNIT! culture to help protect employees’ health and safety, the environment and the communities in which we operate.

REPORTING ON OUR PROGRESS

We understand that our investors and other stakeholders may be interested in evaluating Pfizer’s performance on a broader level to include financial, social and environmental perspectives. We provide information on Pfizer’s progress in the following areas:

•	Access to Medicines
•	Colleague Safety
•	Environmental Sustainability Goals
•	Supply Chain Environmental Sustainability Goal
•	Culture and Employee Engagement/Retention
•	United Nations Sustainable Development Goals
•	Quality, Manufacturing and Supply Chain
•	Governance and Ethics

30   /   Pfizer   2018 Proxy Statement

GOVERNANCE PUBLIC POLICY ENGAGEMENT AND POLITICAL PARTICIPATION

Additionally, we continue to evaluate our overall approach to non-financial reporting, including reference to several existing, globally recognized external frameworks. These include the Global Reporting Initiative (GRI), the Sustainability Accounting Standards Board (SASB) and the International Integrated Reporting Council (IIRC).

Please view Pfizer’s 2017 Annual Review at www.pfizer.com/annual for further information about the company’s corporate responsibility and sustainability efforts. Please note that our 2017 Annual Review is not a part of our proxy solicitation materials.

Public Policy Engagement and Political Participation

ENGAGING IN PUBLIC POLICY

We operate in a highly regulated and competitive industry. It is fundamental to our business, our patients and our shareholders that we engage on public policy issues that may affect our ability to meet patients’ needs and enhance shareholder value. These issues include advancing biomedical research; healthcare innovation; advocating for protecting intellectual property rights; and patient access to care. We regularly work with policy makers to help create and maintain an innovative environment where we can cultivate new medicines, bring them to market and ensure that patient health and safety remain a priority.

Pfizer is also a member of several industry and trade groups, including the Pharmaceutical Research and Manufacturers of America, the National Association of Manufacturers, the Biotechnology Innovation Organization, the U.S. Chamber of Commerce and the Business Roundtable. These organizations, along with the others to which we belong, represent both the pharmaceutical industry and the business community at large in an effort to bring about consensus on broad policy issues that can impact our business. Our support of these organizations is evaluated annually by the company’s Government Affairs leaders based on these organizations’ expertise in healthcare policy and advocacy and support of key issues of importance to Pfizer. In addition to their positions on healthcare policy issues, these organizations may engage in a broad range of other issues that extend beyond the scope of issues of primary importance to Pfizer. If concerns arise about a particular issue, we are able to voice our concerns, as appropriate, through our colleagues who serve on the boards and committees of these groups. Pfizer’s participation as a member of these groups comes with the understanding that we may not always agree with the positions of the organization and/or its members.

CORPORATE POLITICAL CONTRIBUTIONS

Pfizer complies fully with all federal, state and local laws and reporting requirements governing corporate political contributions. We also request that trade associations receiving total payments of $100,000 or more from Pfizer annually report the portion of Pfizer dues or payments used for expenditures or contributions that, if made directly by Pfizer, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. All corporate political contributions are published annually in the Political Action Committee (PAC) and Corporate Political Contributions report in compliance with Pfizer corporate policy. Bond Beebe, a certified public accounting and advisory firm, audits the report every two years, at the end of each federal election cycle.

We regularly discuss our political contributions reporting practices with investors and other stakeholders to ensure that our disclosures continue to meet their needs. Shareholder engagement has helped us expand our level of disclosure and create or modify corporate policies related to political expenditures.

INDEPENDENT EXPENDITURES

Our company does not make direct independent expenditures. An independent expenditure is the use of corporate treasury funds to pay for a television, print or social media communication that expressly advocates the election or defeat of a clearly identified candidate. We have adopted a strict policy precluding Pfizer from making direct independent expenditures in connection with any federal or state election.

POLICIES AND PROCEDURES FOR APPROVAL AND OVERSIGHT OF CORPORATE AND PAC POLITICAL EXPENDITURES

The PAC is a non-partisan employee-run organization that provides opportunities for employees to participate in the American political process. All corporate and PAC political spending decisions undergo a rigorous review process conducted by the PAC Steering Committee. The PAC Steering Committee is composed of colleagues from various divisions throughout the company to ensure that each contribution we make advances our business objectives and is not based on the political preferences or views of any individual colleague within Pfizer.

Pfizer   2018 Proxy Statement   /   31

GOVERNANCE PFIZER POLICIES ON BUSINESS CONDUCT

The PAC Steering Committee evaluates candidates to whom we contribute on the basis of their views on issues that impact not only Pfizer, but our patients as well. The Committee also takes note of whether Pfizer facilities or colleagues reside in a candidate’s district or state. All PAC and corporate contribution requests are shared with the Pfizer Political Contributions Policy Committee (PCPC), which is chaired by the Executive Vice President, Corporate Affairs, and composed of senior leaders from different divisions in the organization.

FEDERAL AND STATE LOBBYING ACTIVITY

The company’s U.S. Government Relations leaders are responsible for the company’s lobbying activities, and the Corporate Governance Committee maintains an informed status on the company’s lobbying priorities and activities through periodic reports from management. All colleague communications with government and regulatory officials are governed by Pfizer’s internal policies and procedures, which include guidelines published in “Pfizer Policies on Business Conduct.”

We file quarterly reports on our federal lobbying activity in compliance with the Honest Leadership and Open Government Act of 2007. In addition to Pfizer’s federal lobbying activity, the amount we report also includes the amount spent on federal lobbying activity by trade associations of which Pfizer is a member. These reports are available to the public at https://soprweb.senate.gov/index.cfm?event=selectfields.

With regard to Pfizer’s state lobbying activity, Pfizer complies with state registration and reporting requirements in all states where Pfizer is currently active.

BOARD OVERSIGHT

The Corporate Governance Committee is responsible for maintaining an informed status on public policy and corporate political spending practices through periodic discussions and reviews of the company’s annual PAC and Corporate Political Contributions report. It is also informed of the company’s lobbying priorities and activities through semi-annual reports from management, including a year-end report on lobbying priorities for the coming year.

Pfizer Policies on Business Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Pfizer’s policies on business conduct to help ensure that our business is conducted in a consistently legal and ethical manner. Pfizer’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues to foster ethical business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business. Code of Conduct training is assigned to all new colleagues upon hire and to existing colleagues regularly. In addition, the Pfizer Integrity Pledge is issued annually to all colleagues with computer access to confirm that colleagues are familiar with the Code of Conduct and agree to uphold Pfizer’s core values and follow Pfizer’s policies.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s policies on business conduct. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.

The full text of our Code of Conduct, including information regarding how to report allegations of misconduct, is posted on our website at https://www.pfizer.com/purpose/transparency/code-of-conduct. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards affecting our Chief Executive Officer, Chief Financial Officer, Controller and executive officers on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Code of Conduct for Directors

Our Directors are required to comply with a Code of Business Conduct and Ethics for Members of the Board of Directors (the Director Code). The Director Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Director Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the company.

The full text of the Code of Business Conduct and Ethics for Members of the Board of Directors is posted on our website at https://investors.pfizer.com/corporate-governance/the-pfizer-board-policies/default.aspx.

32   /   Pfizer   2018 Proxy Statement

GOVERNANCE OTHER GOVERNANCE PRACTICES AND POLICIES

Other Governance Practices and Policies

Director Independence

Our Board of Directors has adopted Director Qualification Standards (Standards) to evaluate and determine Director independence. Our Standards meet, and in some respects exceed, the independence requirements of the NYSE.

Director Qualification Standards. To qualify as independent under our Standards, a non-employee Director must have no material relationship with Pfizer other than as a Director. The Standards include strict guidelines for Directors and their immediate families regarding employment or affiliation with Pfizer or its independent registered public accounting firm; prohibitions against Audit Committee members having any direct or indirect financial relationship with Pfizer; considerations for evaluation of Compensation Committee member independence; and restrictions on both commercial and not-for-profit relationships between non-employee Directors and Pfizer. Directors may not receive personal loans or extensions of credit from Pfizer, must deal at arm’s length with Pfizer and its subsidiaries, and must disclose any circumstance that might be perceived as a conflict of interest. Our Director Qualification Standards can be found on our website at https://investors.pfizer.com/corporate-governance/the-pfizer-board-policies/default.aspx.

Under our Standards, certain relationships and transactions are not considered to be material transactions that would impair a Director’s independence, including the following:

•	the Director is an employee, or an immediate family member of the Director is an executive officer, of another company that does business with Pfizer, and our annual sales to or purchases from the other company in each of the last three fiscal years amounted to less than 1% of the annual revenues of the other company; and
•	the Director or an immediate family member of the Director is an executive officer of another company, and our indebtedness to the other company or its indebtedness to Pfizer amounts to less than 1% of the total consolidated assets of the other company.

In 2017, no indebtedness between Pfizer and any entity of which a Director or an immediate family member of a Director was an executive officer existed.

Drs. Ausiello, Hobbs and Littman are employed at medical or academic institutions with which Pfizer engages in ordinary-course business transactions. Mr. Narayen is the chief executive officer of Adobe Systems Incorporated and Mr. Smith is the chief executive officer of Thomson Reuters Corporation, companies with which Pfizer engages in ordinary-course business transactions. We reviewed our transactions with each of these entities and found that these transactions were made in the ordinary course of business and were below the levels set forth in our Standards (1% of the annual revenues of these entities in each of the last three years).

Under our Standards, contributions to not-for-profit entities in which a Director of the company, or a Director’s spouse, serves as an executive officer, amounting to less than 2% of that organization’s latest publicly available total revenues (or $1 million, whichever is greater), will not serve as a bar to the Director’s independence. None of our Directors or their spouses is an executive officer of a not-for-profit organization to which Pfizer contributed in 2017. Nonetheless, a summary of charitable contributions to not-for-profit organizations with which our Directors or their spouses are affiliated was made available to the Corporate Governance Committee. None of the contributions approached the levels set forth in our Standards.

Independence Assessment. Together with Pfizer’s legal counsel, the Corporate Governance Committee has reviewed the applicable legal and NYSE standards for Board and Committee member independence, as well as our Standards. A summary of the answers to annual questionnaires completed by each of the Directors and a report of transactions with Director-affiliated entities are also made available to the Committee. On the basis of this review, the Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the Committee’s report and the supporting information.

The Board has determined that all of our current Directors (other than Mr. Ian C. Read and Dr. Albert Bourla) are independent of the company and its management and meet Pfizer’s criteria for independence. The independent Directors are Drs. Dennis A. Ausiello, Frances D. Fergusson, Helen H. Hobbs and Dan R. Littman; Ms. Suzanne Nora Johnson; and Messrs. Ronald E. Blaylock, W. Don Cornwell, Joseph J. Echevarria, James M. Kilts, Shantanu Narayen, Stephen W. Sanger and James C. Smith. The Board has determined that Mr. Ian C. Read is not independent because of his employment as Pfizer’s CEO and that Dr. Albert Bourla is not independent because of his employment as Pfizer’s COO.

Pfizer   2018 Proxy Statement   /   33

GOVERNANCE OTHER GOVERNANCE PRACTICES AND POLICIES

In making these determinations, the Board considered that, in the ordinary course of business, relationships and transactions may occur between Pfizer and its subsidiaries on the one hand and entities with which some of our Directors are or have been affiliated on the other.

Governance Materials Available on Our Website

Our Corporate Governance Principles and the following Board policies and other corporate governance materials are published on our website at https://www.pfizer.com/people/leadership/board-of-directors, https://investors.pfizer.com/corporate-governance/default.aspx and https://www.pfizer.com/purpose/transparency/code-of-conduct:

•	Meet the Pfizer Board of Directors
•	Board Committees and Charters
•	By-laws
•	Restated Certificate of Incorporation
•	Charter of the Lead Independent Director
•	Director Qualification Standards
•	Pfizer Policies on Business Conduct
•	Code of Business Conduct and Ethics for Members of the Board of Directors
•	Board Policy on Pension Benefits for Executives
•	Related Person Transaction Approval Policy
•	Policy on Prohibition of Pledging of Pfizer Stock
•	Policy — Criteria for the Selection of a Compensation Committee Consultant
•	Contact Our Directors
•	Corporate Governance FAQs

We will provide copies of any of these items without charge upon written request to our Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5703. The information on our website is not a part of this Proxy Statement.

34   /   Pfizer   2018 Proxy Statement

Non-Employee Director Compensation

Our non-employee Directors receive cash compensation, as well as equity compensation in the form of Pfizer stock units, for their Board service. Mr. Read does not receive any compensation for his service as a Director or as Chairman, and Dr. Bourla does not receive any compensation for his service as a Director.

NON-EMPLOYEE DIRECTOR COMPENSATION

In 2017, compensation for our non-employee Directors consisted of the following:

Position	Cash Retainers	Pfizer Stock Units
Board Member	$137,500	$187,500
Chair of Each Board Committee	$30,000	—
Lead Independent Director	$50,000	—

Our Corporate Governance Committee is responsible for reviewing and advising on the compensation of our non-employee Directors. To assist with this duty, they have engaged an independent compensation consultant, FW Cook & Co., and specifically George Paulin, its Chairman, to perform periodic reviews of our non-employee Director compensation program, which includes an analysis of market trends and best practices and a comparison versus our Pharmaceutical Peer group and General Industry Comparator companies.

The compensation program for our non-employee directors remained unchanged from the prior fiscal year and was last revised in April 2016 upon recommendation of the Corporate Governance Committee in consultation with FW Cook & Co. Under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (Unit Award Plan), during 2017, each Director received Pfizer stock units with a value of $187,500, as of the date of grant, upon election at the 2017 Annual Meeting of Shareholders, provided the Director continued to serve as a Director following the meeting. A new Director also receives Pfizer stock units in a like amount when first elected to the Board. Accordingly, Mr. Blaylock also received Pfizer stock units with a value of $187,500, as of the date of grant, upon his election to the Board in 2017; and Dr. Littman received Pfizer stock units with a value of $187,500, as of the date of grant, upon his election to the Board in 2018. In 2018, each non-employee Director will receive Pfizer stock units with a value of $187,500, as of the date of grant, upon election at the 2018 Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the meeting. Non-employee Directors may not receive grants that have a value of more than $500,000, as of the date of grant, in any 12-month period.

DIRECTOR STOCK OWNERSHIP

Non-employee Directors are required to own shares of Pfizer common stock having a value of at least five times their annual cash retainer, currently $687,500 worth of Pfizer stock. For purposes of satisfying this requirement, a Director’s holdings include, in addition to shares held outright, units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan. A Director has five years from (a) the date of his or her first election as a Director, or (b) if later, the date of an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement. We maintain policies that prohibit Directors from pledging Pfizer stock or engaging in activities considered to be hedging of our common stock, and none of our Directors has pledged Pfizer stock as collateral for personal loans or other obligations.

Pfizer   2018 Proxy Statement   /   35

NON-EMPLOYEE DIRECTOR COMPENSATION

2017 Non-Employee Director Stock Ownership

Shares held as a multiple of Annual Cash Retainer (dollar value of shares determined using Pfizer’s closing stock price as of December 29, 2017).

(1)	Mr. Blaylock became a member of our Board in February 2017 and Dr. Littman became a member of our Board in March 2018. Directors have five years from (a) the date of their first election as a Director or (b), if later, the date of an increase in the amount of Pfizer stock required to be held, to satisfy the stock ownership requirement.

DEFERRED COMPENSATION

Cash Compensation. Non-employee Directors may defer all or a part of their annual cash retainers under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the cash retainer fees held in the Director’s account can be credited with Pfizer stock units or deemed invested in the same investments available to Pfizer employees under certain deferred compensation plans. The number of Pfizer stock units is calculated by dividing the amount of the deferred fee by the closing price of Pfizer’s common stock on the last business day of the fiscal quarter in which the fee is earned. If fees are deferred as Pfizer stock units, the number of stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. When a Director ceases to be a member of the Board, the amount attributable to stock units held in his or her account is paid in cash or in shares of Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

Equity Compensation. Directors who have met the stock ownership requirements as of December 31 of the prior year are permitted each year to elect to defer units granted the following year or to receive the units in shares. All but one of the eligible non-employee Directors will defer units granted in 2018. The number of deferred stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. Units deferred are not payable until the Director ceases to be a member of the Board, at or after which time they are paid in cash or in shares of Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

MATCHING GIFT PROGRAM

Our non-employee Directors may participate in the Pfizer Foundation Matching Gifts program, which is also available to all Pfizer employees. Under this program, the Pfizer Foundation(1) will match contributions to eligible 501(c)(3) tax-exempt organizations, up to a maximum of $15,000 per year, per Director. Contributions to religious organizations, private foundations and organizations that do not accept donations from the Pfizer Foundation, as well as to individuals, are not eligible for a match. In addition, the Pfizer Foundation will match contributions made through the Annual Giving Campaign, up to a maximum of $15,000 per year, per Director. The matching contributions made by the Pfizer Foundation with respect to our non-employee Directors are included in the 2017 Director Compensation Table below.

(1)	The Pfizer Foundation is a charitable organization established by Pfizer Inc. It is a separate legal entity from Pfizer Inc. with distinct legal restrictions.

36   /   Pfizer   2018 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION 2017 DIRECTOR COMPENSATION TABLE

2017 Director Compensation Table

The following table shows 2017 compensation for our non-employee Directors who served in 2017.

Name	Fees Earned or Paid in Cash ($)	Equity/Stock Awards(1) ($)	All Other Compensation(2) ($)		Total ($)
Dennis A. Ausiello, M.D.	187,500	187,500	12,300	(2)	387,300
Ronald E. Blaylock	117,257	375,000	—		492,257
W. Don Cornwell	137,500	187,500	15,000		340,000
Joseph J. Echevarria	137,500	187,500	—		325,000
Frances D. Fergusson, Ph.D.	167,500	187,500	2,600		357,600
Helen H. Hobbs, M.D.	167,500	187,500	11,198	(2)	366,198
James M. Kilts	137,500	187,500	15,000		340,000
Shantanu Narayen	137,500	187,500	15,000	(2)	340,000
Suzanne Nora Johnson	167,500	187,500	15,000	(2)	370,000
Stephen W. Sanger	167,500	187,500	15,000	(2)	370,000
James C. Smith	167,500	187,500	—		355,000

(1)	The number of units granted upon re-election of each Director was determined by dividing the grant date value of the award, $187,500, by $33.86, the closing price of Pfizer common stock on April 27, 2017. In the case of Mr. Blaylock, also includes 5,505 units granted on February 23, 2017, upon his election as a Director, determined by dividing the grant date value of the award, $187,500, by $34.06, the closing stock price of Pfizer common stock on February 23, 2017. At the end of 2017, the aggregate number of stock units (including dividend equivalents) held by each non-employee Director was as follows: Dr. Ausiello, 42,122; Mr. Blaylock, 11,355; Mr. Cornwell, 122,470; Mr. Echevarria, 27,786; Dr. Fergusson, 57,354; Dr. Hobbs, 51,945; Mr. Kilts, 144,205; Mr. Narayen, 47,704; Ms. Nora Johnson, 58,629; Mr. Sanger, 125,246; and Mr. Smith, 39,641.
(2)	The amounts in this column represent charitable contributions made in 2017 under our matching gift program. Drs. Ausiello’s and Hobbs’, Mr. Narayen’s, Ms. Nora Johnson’s and Mr. Sanger’s amounts reflect matching contributions made in 2017 in respect of their 2016 contributions. Certain charitable contributions by our Directors are not eligible for matching contributions under the program and, therefore, the amounts in the above table may not reflect all such contributions made by our Directors.

Pfizer   2018 Proxy Statement   /   37

Securities Ownership

The table below shows the number of shares of our common stock beneficially owned (as of the close of business on January 31, 2018) by each of our Directors and each NEO listed in the 2017 Summary Compensation Table, as well as the number of shares beneficially owned by all of our current Directors and executive officers as a group. Together, these individuals beneficially own less than one percent (1%) of our common stock outstanding.

The table and footnotes also include information about TSRUs, performance total shareholder return units (PTSRUs), stock units, restricted stock units (RSUs) and deferred performance-related share awards credited to the accounts of our Directors and executive officers under various compensation and benefit plans.

					Options
	Number of Shares or Units				Exercisable
Beneficial Owners	Common Stock		Stock Units		Within 60 Days
Dennis A. Ausiello, M.D.	2,362	(1)	42,122	(2)	—
Ronald E. Blaylock	—		11,355	(2)	—
Albert Bourla, DVM, Ph.D.	135,582	(3)	33,206	(4)	—
W. Don Cornwell	1,758	(1)	122,470	(2)	—
Frank A. D’Amelio	342,356	(3)	40,916	(4)	—
Mikael Dolsten, M.D., Ph.D.	52,742	(3)	148,269	(4)	—
Joseph J. Echevarria	—		27,786	(2)	—
Frances D. Fergusson, Ph.D.	—		57,354	(2)	—
Helen H. Hobbs, M.D.	—		51,945	(2)	—
James M. Kilts	2,259	(1)	144,205	(2)	—
Dan R. Littman, M.D., Ph.D.	—		—		—
Shantanu Narayen	—		47,704	(2)	—
Suzanne Nora Johnson	10,000		58,629	(2)	—
Ian C. Read	667,418	(3)	214,634	(4)	—
Stephen W. Sanger	85	(1)	125,246	(2)	—
James C. Smith	3,542	(1)	39,641	(2)	—
John D. Young	127,518	(3)	106,303	(4)	—
All Directors and Executive Officers as a Group (26)	2,098,209		1,462,752		—

(1)	Includes the following shares held in the names of family members or trust: Dr. Ausiello, 2,362 shares; Mr. Cornwell, 300 shares; Mr. Kilts, 2,259 shares; Mr. Sanger, 85 shares; and Mr. Smith, 1,542 shares. Dr. Ausiello and Messrs. Cornwell, Kilts and Smith disclaim beneficial ownership of such shares.
(2)	Represents units (each equivalent to a share of Pfizer common stock) under our Director compensation program (see “Non-Employee Director Compensation” above).
(3)	Includes shares credited under the Pfizer Savings Plan and/or deferred shares relating to previously vested awards under Pfizer’s share award programs. These plans are described later in this Proxy Statement. Also includes 1,423 shares in the Pfizer Share Ownership Plan for Mr. Young.
(4)	Includes units (each equivalent to a share of Pfizer common stock) to be settled in cash following the officer’s separation from service, held under the Pfizer Supplemental Savings Plan (PSSP) and/or the Pfizer Inc. Deferred Compensation Plan (DCP). The PSSP and the DCP are described later in this Proxy Statement. Also includes the following RSUs (each equivalent to a share of Pfizer common stock) as of January 31, 2018, which are unvested: Mr. Young, 55,218. This column does not include the following stock appreciation rights in the form of TSRUs as of January 31, 2018: Dr. Bourla, 973,643, of which 65,310 settled in February 2018; Mr. D’Amelio, 1,896,567, of which 383,332 settled in February 2018; Dr. Dolsten, 1,834,044, of which 372,319 settled in February 2018; Mr. Read, 8,032,118 (including PTSRUs granted in December 2017), of which 1,553,339 settled in February 2018; and Mr. Young, 1,756,293 (including PTSRUs granted in December 2017), of which 164,665 settled in February 2018. The settlement amounts described in the previous sentence include dividend equivalents in the settlement calculations. See “Compensation Tables—2017 Outstanding Equity Awards at Fiscal Year-End Table” and “—Estimated Benefits upon Termination Table” for a discussion of the vesting of RSUs, PSAs and TSRUs and the settlement prices for the TSRUs that settled in February 2018. See “CEO — Special Performance-Based Incentive Award — Performance Total Shareholder Return Units (PTSRUs)” and “John D. Young — Special Performance-Based Incentive and Restricted Stock Unit Awards” for a discussion of the vesting of the PTSRUs. Information regarding PSAs is not included in the above table.

38   /   Pfizer  2018 Proxy Statement

SECURITIES OWNERSHIP

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of December 31, 2017, the only persons or entities known by us to be a beneficial owner of more than 5% of our common stock were as follows:

	Shares of Pfizer
Name and Address of Beneficial Owner	Common Stock		Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	452,787,465	(1)	7.6%
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	433,008,208	(2)	7.26%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	312,944,425	(3)	5.25%

(1)	The information regarding BlackRock, Inc. is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2018 (the BlackRock 13G/A). According to the BlackRock 13G/A, includes sole voting power with respect to 400,319,287 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 452,787,465 shares, and shared dispositive power with respect to 0 shares.
(2)	The information regarding The Vanguard Group is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2018 (the Vanguard 13G/A). According to the Vanguard 13G/A, includes sole voting power with respect to 8,339,463 shares, shared voting power with respect to 1,314,262 shares, sole dispositive power with respect to 423,731,366 shares, and shared dispositive power with respect to 9,276,842 shares.
(3)	The information regarding State Street Corporation is based solely on a Schedule 13G filed by State Street Corporation with the SEC on February 14, 2018 (the State Street 13G). According to the State Street 13G, includes shared voting power with respect to 258,284,053 shares and shared dispositive power with respect to 312,944,425 shares. According to the State Street 13G, 258,284,053 shares are held in various capacities and 54,660,372 shares are held as investment manager for the Pfizer Savings Plans, Wyeth Union Savings Plan and the Pfizer Savings Plan for Employees Resident in Puerto Rico.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer equity with the SEC and the NYSE. Based on our records and other information, we believe that in 2017 our Directors and our officers who were subject to Section 16(a) met all applicable filing requirements, except as follows: In October 2017, Mr. James C. Smith, one of our Directors, learned that his spouse’s financial advisor had engaged in two transactions in Pfizer shares on her behalf without her knowledge or approval. Specifically, on her behalf, the financial advisor executed a purchase of 1,566 shares at $32.84 per share in December 2016 and a sale of 24 shares at $32.38 per share in December 2016. Since Mr. Smith was not aware of the transactions at the time of their execution, he failed to report them on a Form 4 on a timely basis. Upon being informed of the transactions, Mr. Smith reported them on a Form 4. In October 2017, Dr. Alexander R. Mackenzie, Executive Vice President, sold 7,350 shares under a Rule 10b5-1 trading plan which, due to an inadvertent administrative error by the company, was reported late.

Pfizer  2018 Proxy Statement   /   39

Related Person Transactions and Indemnification

RELATED PERSON TRANSACTION APPROVAL POLICY

Pfizer has adopted a Related Person Transaction Approval Policy (the Policy) that is administered by the Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which Pfizer or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person under the Policy has a direct or indirect material interest. Under the Policy, management determines whether a transaction requires review by the Corporate Governance Committee.

Transactions requiring review are referred to the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the company. If the company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Corporate Governance Committee. The Corporate Governance Committee evaluates all options available, including ratification, revision or termination of such transaction. The Corporate Governance Committee then provides a summary of such transactions, including their terms, structure and business purpose, as well as the Corporate Governance Committee’s approval decision, to the Audit Committee for their information.

TRANSACTIONS WITH RELATED PERSONS

We have no related person transactions to report.

INDEMNIFICATION

We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Pfizer. Our By-laws require indemnification, and we have also entered into agreements with those individuals that contractually obligate us to provide this indemnification to them.

40   /   Pfizer  2018 Proxy Statement

Item 2 – Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Pfizer’s independent registered public accounting firm. The Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. The Committee considers whether the independent registered public accounting firm should be rotated and considers the advisability and potential impact of selecting a different independent registered public accounting firm. In evaluating and selecting the company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the current independent audit firm, an analysis of known significant legal or regulatory proceedings related to the firm, external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the audit firm.

The Audit Committee selected, and the Board of Directors ratified the selection of, KPMG LLP (KPMG) to serve as our independent registered public accounting firm for 2018. Pfizer’s auditors have been KPMG and its predecessor firm, Peat, Marwick, Mitchell & Co., since 1987. Prior to that, Pfizer’s auditors were Main Hurdman (until its acquisition by Peat, Marwick, Mitchell & Co. in 1987) and its predecessors. We have not been able to determine the specific year that Main Hurdman and its predecessor firms began serving as our auditor, however, we are aware that Main Hurdman and its predecessor firms have served as our auditor since at least 1942.

In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of Pfizer and our shareholders, and we are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm for 2018. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on Pfizer’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Pfizer and our shareholders.

See “Governance—Board Information—Board Committees—The Audit Committee” for additional information on the selection of the independent registered public accounting firm.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2018.

Pfizer  2018 Proxy Statement   /   41

ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by KPMG for the audit of the company’s annual financial statements for the years ended December 31, 2017 and December 31, 2016, and fees billed for other services rendered by KPMG during those periods.

	2017	2016
Audit fees(1)	$34,359,000	$44,452,000
Audit-related fees(2)	1,130,000	1,176,000
Tax fees(3)	1,946,000	4,297,000
All other fees(4)	0	0
Total	$37,435,000	$49,925,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits. The decrease in audit fees in 2017 versus 2016 is primarily due to non-recurring projects, including audit procedures in connection with the possible separation of our businesses (which the company decided not to pursue in 2016), the sale of Hospira Infusion Systems net assets and acquisition-related audit work.
(2)	Audit-related fees were principally for the audits of employee benefit plans.
(3)	Tax fees were principally for services related to tax compliance and reporting and analysis services. The decrease in tax fees in 2017 versus 2016 is primarily due to a reduction in non-recurring projects.
(4)	KPMG did not provide any “other services” during the period.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the PCAOB regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.
2.	Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.
4.	All other services are those services not captured in the audit, audit-related or tax categories. Pfizer generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The delegated member must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

42   /   Pfizer  2018 Proxy Statement

Audit Committee Report

The Audit Committee reviews Pfizer’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Committee met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of Pfizer’s results and the assessment of Pfizer’s internal control over financial reporting. We discussed significant accounting policies applied in Pfizer’s financial statements, as well as, when applicable, alternative accounting treatments. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed under applicable Public Company Accounting Oversight Board (PCAOB) standards.

In addition, the Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from Pfizer and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Committee discussed the independent registered public accounting firm’s independence from Pfizer.

We also considered whether the independent registered public accounting firm’s provision of non-audit services to Pfizer is compatible with the auditor’s independence. The Committee concluded that the independent registered public accounting firm is independent from Pfizer and its management.

As part of our responsibilities for oversight of Pfizer’s Enterprise Risk Management process, we reviewed and discussed company policies with respect to risk assessment and risk management, including discussions of individual risk areas, as well as an annual summary of the overall process.

The Committee discussed with Pfizer’s Internal Audit Department and independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee meets with the Chief Internal Auditor, Chief Compliance and Risk Officer and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of Pfizer’s internal controls, and the overall quality of Pfizer’s financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the U.S. Securities and Exchange Commission. The Committee has selected, and the Board of Directors has ratified, the selection of Pfizer’s independent registered public accounting firm for 2018.

The Audit Committee

Suzanne Nora Johnson, Chair
W. Don Cornwell
Joseph J. Echevarria
Stephen W. Sanger
James C. Smith

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Pfizer  2018 Proxy Statement   /   43

Item 3 – 2018 Advisory Approval of Executive Compensation

The Compensation Committee believes that Pfizer’s executive compensation program is consistent with the goals of our executive compensation philosophy and that it drives performance, encourages an appropriate sensitivity to risk and increases shareholder value. This pay-for-performance philosophy is set by the Compensation Committee and is intended to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain high-caliber executives who are crucial to Pfizer’s long-term success.

A significant portion of the total compensation opportunity for each of our executives directly relates to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our pay levels compared with those of our Pharmaceutical Peer group and General Industry Comparator companies. In making such comparisons, we consider company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors because we use such factors in setting target levels of compensation and determining the value and levels of award opportunities.

We implement our pay-for-performance philosophy and achieve our program goals by following three key principles:

•	positioning total direct compensation and each compensation element at approximately the median of our Pharmaceutical peer and General Industry Comparator companies, with consideration of relative company market capitalization and complexity;
•	aligning annual incentive awards with annual operating, financial and strategic objectives; and
•	rewarding absolute and relative performance in total shareholder return through long-term equity incentive awards.

Results of 2017 Advisory Vote on Executive Compensation

Pfizer’s executive compensation program received substantial shareholder support and was approved, on an advisory basis, by 93.6% of the votes cast at the 2017 Annual Meeting. Our Compensation Committee and the other members of our Board believe that this level of approval of our executive compensation program is indicative of our shareholders’ strong support of our compensation philosophy and goals, and the decisions made by the Compensation Committee in 2016 and early 2017. We also believe that the consistent high level of support from our shareholders for our executive compensation program over the past several years is a result of our Compensation Committee’s commitment to compensating our executives in a manner that provides a strong link between pay and performance. We believe it is also reflective of our philosophy and goals, market best practices and strong shareholder engagement.

2017 Pay for Performance

The company delivered solid financial performance in 2017, advancing several significant pipeline programs, achieving growth in several of our key products and enhancing shareholder value with prudent capital allocation decisions. The Compensation Committee believes that the compensation of our Named Executive Officers for 2017 is reasonable and appropriate, is aligned with the performance of our company and is working to ensure that our management’s interests align with increasing shareholder value.

In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of Pfizer’s executive compensation program in connection with our 2017 performance, which is more fully discussed in the Compensation Discussion and Analysis section. The Compensation Discussion and Analysis section also contains more details about how we implement our philosophy and goals, and how we apply these principles to our compensation program. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to ensure that performance is appropriately rewarded.

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ITEM 3—2018 ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

2018 Advisory Vote on Executive Compensation

The Board is presenting this proposal, which gives shareholders the opportunity to endorse or not endorse our executive pay program, on an advisory basis, by voting “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders of Pfizer Inc. (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Board values shareholders’ opinions. The Compensation Committee will review the results of the vote. Consistent with Pfizer’s record of shareholder responsiveness, the Committee will consider shareholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Pfizer  2018 Proxy Statement   /   45

Item 4 – Approval of the Pfizer Inc. French Sub-Plan under the 2014 Stock Plan

Recent changes to the income tax and social tax treatment of French tax-qualified restricted stock units (French-Qualified RSUs) were implemented into French law. Pursuant to the French law, U.S. companies are permitted, but not required, to grant French-Qualified RSUs, which provide for more favorable tax treatment for both French employers and their employees than the current non-qualified restricted stock unit (RSU) awards granted by the company.

The Pfizer Inc. 2014 Stock Plan* (https://www.sec.gov/Archives/edgar/data/78003/000093041314001277/c76328_def14a.htm) (2014 Plan, 2014 Stock Plan or the Plan), approved by the Board and by shareholders at the 2014 Annual Meeting, currently provides that the Compensation Committee has the authority, in its sole discretion, to adopt any local country plans as sub-plans to the Plan as may be deemed necessary or advisable to comply with local laws or regulations, and to design any award to satisfy specific requirements of obtaining a tax benefit. Accordingly, the Compensation Committee has approved the French-Qualified Restricted Stock Unit Sub-Plan (French Sub-Plan), a sub-plan under the 2014 Plan, subject to shareholder approval, to permit the grant of French-Qualified RSUs. In addition to the approval of the Board or Compensation Committee, French law requires that shareholders approve the French Sub-Plan.

Therefore, we are seeking shareholder approval of the French Sub-Plan, which is intended to realize potential tax benefits to employers and employees in France by permitting the grant of French-Qualified RSUs that qualify for more favorable tax treatment. We are neither seeking approval for an increase in the number of shares available for issuance under the 2014 Plan, nor are we proposing any revisions to the 2014 Plan. Instead, we are asking shareholders to approve the French Sub-Plan solely to comply with the shareholder authorization requirement under French tax law to permit the granting of tax-favored French-Qualified RSUs.

We believe that it is in the best interests of the company and its shareholders to give the company the discretion to grant awards under the French Sub-Plan that would qualify for the income and social tax treatment authorized under French law. If the French Sub-Plan is approved by our shareholders, the French Sub-Plan will become effective on April 26, 2018 (the Effective Date). Any shares issued with respect to the French-Qualified RSUs will be satisfied under the existing share reserve of the 2014 Plan and will have terms consistent with the existing 2014 Plan.

This Proposal does not modify the 2014 Stock Plan and will not increase the number of shares reserved for grant under the 2014 Stock Plan.

EQUITY — A KEY COMPONENT OF COMPENSATION

Equity compensation is a key component of our total compensation package. As a worldwide biopharmaceutical company, attracting, retaining and motivating specialized talent is critical to achieving our strategic and operating goals, including our goal to increase shareholder value.

FRENCH-QUALIFIED SUB-PLAN KEY TERMS

In addition to shareholder approval of the French Sub-Plan, other key requirements for French-Qualified RSUs granted under the French law include that: (i) the French-Qualified RSUs must provide for a minimum vesting period of one year from the grant date, (ii) the sale of shares, acquired upon vesting of French-Qualified RSUs must be restricted for a minimum of two years from the grant date, (iii) the French-Qualified RSUs cannot be granted to any employee or managing director who (1) owns more than 10% of the Company’s share capital or (2) will, due to the grant, own more than 10% of the company’s share capital and (iv) shares acquired upon vesting may not be sold during “closed periods” which include ten quotation days preceding and three quotation days following the financial statement disclosures/filings or blackout periods. The full text of the French Sub-Plan is attached as Annex 2 to this Proxy Statement.

*	Please note that our 2014 Stock Plan is not part of our proxy solicitation materials.

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ITEM 4 – APPROVAL OF THE PFIZER INC. FRENCH SUB-PLAN UNDER THE 2014 STOCK PLAN

FRENCH TAX CONSEQUENCES OF FRENCH-QUALIFIED RSUs

Upon shareholder approval of the French Sub-Plan, stock awards that are granted to French-resident employees and that qualify as French-Qualified RSUs under French law will not be subject to tax until shares acquired under the Plan are sold, at which time the taxable amount is divided into the gain at vesting and any additional gain at sale. The vesting gain (i.e., the value of the shares issued upon vesting) not exceeding €300,000 is subject to tax as salary at the employee’s marginal income tax rate after a 50% rebate, which under the law, applies regardless of how long the shares are held before sale. Employee social security also applies at a rate of 17.2% (of which 6.8% is deductible), plus surtax for income over €250,000 or €500,000 for single or married taxpayers, respectively. The portion of the vesting gain exceeding €300,000 is subject to tax as salary at the employee’s marginal income tax rate without any rebate, and to employee social security at a rate of 9.7% (of which 6.8% is deductible), plus employee specific social security of 10% and surtax (as described above). Any additional gain at sale (i.e., sale price less fair market value of shares at vesting) is subject to income and social taxes at a combined flat 30% rate (or at the election of the employee, the employee’s marginal income tax rate) plus surtax (as described above). In addition, the employing company may receive certain tax benefits, including being subject to a 20% social insurance contribution upon vesting of French-Qualified RSUs instead of the 30% social insurance contribution imposed prior to the new French law depending on the applicable French-qualified regime. The tax consequences of participating in the French Sub-Plan may vary by individual situations and circumstances. Income tax laws, regulations and interpretations with respect to the French Sub-Plan may also change frequently. Participants in the French Sub-Plan should rely upon their own tax advisors for advice concerning the specific tax consequences and treatment applicable to them.

GENERAL PURPOSE OF THE 2014 PLAN

The general purpose of the 2014 Plan is to allow Pfizer to continue to utilize equity awards to attract, retain and motivate employees and to further align the interests of our employees with those of Pfizer’s shareholders. Non-qualified stock options, incentive stock options, total shareholder return units, stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock unit awards may be granted under the 2014 Plan.

2014 PLAN INCLUDES GOOD COMPENSATION GOVERNANCE PRACTICES

We believe the 2014 Plan and our other related governance practices and policies contain provisions that are consistent with the interests of our shareholders and with our corporate governance practices.

Feature/Practice	Description
No “Evergreen” Provision	The 2014 Plan does not contain an “evergreen” or similar provision. The 2014 Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.
No Repricing / Exchange of Stock Options / Total Shareholder Return Units (TSRUs) / Stock Appreciation Rights (SARs)	The 2014 Plan does not permit the repricing of options/TSRUs/SARs or the exchange of underwater options/TSRUs/SARs for cash, and options/TSRUs/SARs may not be granted at a discount to the fair market value of our common stock on the grant date without shareholder approval. The limited circumstance of the assumption or substitution of awards in a transaction which involves the adjustment of awards in order to preserve aggregate value would not be a repricing for this purpose.
Minimum Restriction Period	Equity awards other than options/TSRUs/SARs and awards that are not subject to performance goals have a minimum restriction period of three years, except on certain terminations of employment.
Minimum Performance Period	Equity awards that are subject to performance goals have a minimum performance period of one year, except on certain terminations of employment.
Limit on Awards without Restriction	Equity awards that are not subject to restriction are limited to 5% of the total number of shares that may be issued or delivered under the 2014 Plan.

Pfizer  2018 Proxy Statement   /   47

ITEM 4 – APPROVAL OF THE PFIZER INC. FRENCH SUB-PLAN UNDER THE 2014 STOCK PLAN

Feature/Practice	Description
Limit on Awards to Any One Individual	The number of stock options, TSRUs, SARs or RSUs that may be granted to any one individual during any consecutive 36-month period, as well as the number of performance-based awards intended to qualify under former Section 162(m), is limited to 20 million shares. A performance cash award is limited to $20 million during any calendar year.
Limit on Awards to Non-Employee Director	The dollar value of equity awards that may be granted to any one non-employee Director is limited to an aggregate value of $500,000 in any consecutive 12-month period.
Limitation on Reuse of Shares	Shares that are delivered to, or withheld by, the company under an award may not be reissued under the 2014 Plan. Shares may be delivered or withheld in connection with the exercise of stock options, the settlement of TSRUs/SARs or the payment of required withholding taxes.
Clawback Feature	The 2014 Plan contains a clawback feature that authorizes cancellation of outstanding awards, or the return of shares or cash paid or gain realized from an award if a participant engages in misconduct that is detrimental to the company.
Dividend or Dividend Equivalents	Dividend or dividend equivalents on awards are subject to the same vesting restrictions as the underlying awards.
No Hedging or Pledging of Equity	We maintain a policy which prohibits executive officers (including our NEOs) and members of the Board from pledging Pfizer common stock or engaging in activities considered hedging of our common stock.

Additional Information about the 2014 Plan

As previously noted, the Proposal does not change the 2014 Stock Plan and is limited to approving the French Sub-Plan as required by French law for the grant of French-Qualified RSUs to eligible employees in France. The following is a summary of the principal features of the 2014 Plan. This summary is not a complete description of all of the provisions of the 2014 Plan and is qualified in its entirety by reference to the 2014 Plan which can be found in Annex 2 to the 2014 Proxy Statement. Please note that our 2014 Stock Plan is not a part of our proxy solicitation materials.

Administration and Duration

The selection of employee participants in the 2014 Plan and the level of participation of each employee participant will be determined by the Compensation Committee. The Corporate Governance Committee will make such determinations as to any grants to non-employee Directors. The Compensation Committee may delegate any or all of its authority to administer the 2014 Plan as it deems appropriate, except that no delegation may be made to an employee of Pfizer in the case of awards (i) intended to be qualified under Section 162(m) of the Code, as in effect prior to its amendment by the Tax Cuts and Jobs Act (former Section 162(m)), or (ii) made to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

The 2014 Plan will terminate on April 24, 2024, unless terminated earlier by the Board or the Compensation Committee.

Plan Benefits

Future grants will be made at the discretion of the Compensation Committee, or in the case of awards to non-employee Directors, will depend on the market value of our common stock on the date the awards are granted, and accordingly, future benefits under the 2014 Plan, including future grants under the French Sub-Plan, are not currently determinable. As discussed herein under “Non-Employee Director Compensation,” each person who is serving as a non-employee Director of the company following the 2018 Annual Meeting of Shareholders will be granted an award of Pfizer stock units with a grant date dollar value equal to $187,500, which would result in the grant of stock units with an aggregate grant date dollar value of $1,875,000 if all non-employee Director nominees receive an award following the 2018 Annual Meeting.

Shares Subject to the Plan

The maximum number of shares as to which stock options and stock awards may be granted under the 2014 Plan is 520,000,000 shares, plus the number of shares that remained available for issuance as of April 24, 2014 under the 2004 Stock Plan, and the number of shares that were subject to awards as of April 24, 2014 that have been or are forfeited, cancelled, exchanged, surrendered or terminated under the 2004 Stock Plan without a distribution of shares to the recipient and consistent with the terms of the 2004 Stock Plan. We are not seeking approval for an increase in the number of shares available for issuance under the 2014 Plan nor, are we proposing any revisions to the 2014 Plan.

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ITEM 4 – APPROVAL OF THE PFIZER INC. FRENCH SUB-PLAN UNDER THE 2014 STOCK PLAN

Eligibility

All employees of the company and its affiliates, as well as the company’s non-employee Directors, are eligible to participate in the 2014 Plan. From time to time, the Compensation Committee, will determine who will be granted awards, and the number of shares subject to such grants. As of January 31, 2018, approximately 31,286 persons, including 31,260 employees, 15 executive officers and 11 non-employee directors were eligible to receive awards under the 2014 Plan. Approximately 450 of such employees are eligible to participate in the French Sub-Plan.

No Dividends or Dividend Equivalents on Unvested Awards

Notwithstanding any provision of the 2014 Plan to the contrary, dividends and dividend equivalents will only be paid if and to the extent the underlying award vests, regardless of whether vesting is contingent upon the achievement of performance goals or time.

Prohibition on Repricing

The 2014 Plan does not permit the repricing of options or SARs, or the exchange of underwater options or SARs for cash, and options and SARs may not be granted at a discount to the fair market value of our common stock on the grant date without shareholder approval. The limited circumstance of the assumption or substitution of awards in a transaction that involves the adjustment of awards in order to preserve aggregate value would not be a repricing for this purpose.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2014 Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or awards may be exercised only by the participant. The 2014 Plan explicitly prohibits the transfer of awards to third parties for consideration.

Certain Adjustments

In the event of any change in the number or kind of outstanding shares of common stock of the company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, extraordinary cash dividend, combination of shares or any other change in the corporate structure or shares of stock of the company, an appropriate adjustment will be made consistent with applicable provisions of the Code and Treasury Department rulings and regulations, and as the Compensation Committee in its sole discretion deems equitable or appropriate, including:

•	In the number and kind of shares for which any options or awards may thereafter be granted, both in the aggregate and as to each optionee or award holder;
•	In the number and kind of shares or other property, including cash, subject to outstanding options and awards;
•	In the option or exercise price, if applicable; and
•	Other adjustments as the Compensation Committee deems appropriate.

Change in Control

Unless the Compensation Committee or Board determines otherwise at the time of grant, in the event a participant’s employment is involuntarily terminated without cause during the 24-month period following a change in control:

•	Any unvested options, TSRUs and SARs will vest and remain exercisable for their full term or will be settled in accordance with the terms of the grant, as applicable;
•	The restrictions on any Restricted Stock and Other Stock Unit Awards will lapse, RSUs will continue to vest and become payable in accordance with the terms of the grant, as applicable; and
•	In general, performance awards will continue to vest and become payable in accordance with the terms of the grant, as applicable.

Additionally, the Compensation Committee or Board may provide for awards to be cancelled in exchange for a cash payment in connection with a change in control.

TYPES OF AWARDS

Non-Qualified Stock Options

Options granted under the 2014 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The option price may not be less than the fair market value of the stock on the date the option is granted. On February 28, 2018, the closing price of our shares traded on the New York Stock Exchange, as published in the Wall Street Journal, was $36.31 per share.

The option price is payable in cash or, if the grant provides, in common stock. Generally, no option may be exercised during the first year of its term or such longer period as may be specified in the option grant.

Pfizer  2018 Proxy Statement   /   49

ITEM 4 – APPROVAL OF THE PFIZER INC. FRENCH SUB-PLAN UNDER THE 2014 STOCK PLAN

Generally, all options terminate after a 10-year period from the date of the grant. The 2014 Plan also provides for the automatic exercise of options that are due to expire in the event that the option price is less than the fair market value of the underlying shares.

The Compensation Committee determines the terms of each stock option grant at the time of the grant. Shares from the 2014 Plan underlying options that have terminated or lapsed, including options that have been surrendered unexercised, may be made subject to further options or awards at an exercise price of no less than the fair market value of the underlying stock at the time of the further grant, a term of no longer than 10 years, and a vesting period of one or more years from the grant date (except as described above).

Total Shareholder Return Units / Stock Appreciation Rights

A TSRU or SAR represents a right to receive the excess of (i) the fair market value of one share on the date of the settlement pursuant to the terms of the grant plus dividends, if applicable, over (ii) the grant price of the right on the grant date, as specified by the Compensation Committee. TSRUs and SARs may, but need not, relate to options. The Compensation Committee determines the terms of each TSRU/SAR at the time of the grant. Any freestanding TSRU/SAR may not be granted at less than the fair market value of the stock on the date the TSRU/SAR is granted and cannot have a term longer than 10 years. Distributions to the recipient may be made in common stock, in cash or in a combination of both as determined by the Compensation Committee.

Restricted Stock Awards

A restricted share is a share issued with such contingencies or restrictions as the Compensation Committee may impose. Until the conditions or contingencies are satisfied or lapse, the stock is subject to forfeiture. Restricted share awards that are restricted only on the passage of time will have a minimum three-year restriction period; provided, that a restriction period of less than this period may be approved for awards with respect to up to 5% of the shares authorized under the 2014 Plan. Unless the Compensation Committee determines otherwise, a recipient of a restricted share award has the same voting, dividend and other rights as holders of common stock, except that the 2014 Plan prohibits the granting of dividends on unearned performance awards. If the participant ceases to be an employee before the end of the contingency or restricted period, the award is forfeited, subject to such exceptions as authorized by the Compensation Committee.

Restricted Stock Units

A restricted stock unit is an award of a right to receive, in cash or shares, as the Compensation Committee may determine, the fair market value of one share of Pfizer common stock, on such terms and conditions as the Compensation Committee may determine. Restricted stock units that are vested only on the passage of time have a minimum three-year restriction period, provided that a restriction period of less than three years may be approved for restricted stock units up to 5% of the shares authorized under the 2014 Plan.

Performance-Based Awards

The 2014 Plan has been designed to permit the Compensation Committee to grant incentive awards that are intended to qualify as “performance-based” compensation under former Section 162(m), and other performance-based awards that are intended to so qualify, including PSAs, PPSs, performance cash awards and other awards/units. Such performance conditions may be established and administered in accordance with the requirements under former Section 162(m) of the Code for awards intended to qualify as “performance-based compensation” thereunder. A performance award may be in any form of award permitted under the 2014 Plan. The Compensation Committee may select periods of at least one year during which performance criteria chosen by the Committee are measured for the purpose of determining the extent to which a performance award has been earned. The Compensation Committee decides whether the performance levels have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination. For any award intended to qualify under former Section 162(m), the Compensation Committee’s determinations are required to be made within the time period prescribed by, and otherwise in the manner required by former Section 162(m).

The 2014 Plan has also been designed to permit the grant of performance-based awards that are denominated in cash, provided that the maximum amount of compensation that may be paid to any one participant in any calendar year in respect of performance-based awards payable only in cash (exclusive of cash-settled restricted stock unit awards and cash-settled stock appreciation rights, which are subject to the applicable individual share limits on these awards set forth above) is $20,000,000.

Performance goals may be based on the achievement of specified levels of company performance (or performance of an applicable unit or division of the company) under one or more of the measures described in Section 12(b) of the 2014 Stock Plan* (https://www.sec.gov/Archives/edgar/data/78003/000093041314001277/c76328_def14a.htm), relative to the

*	Please note that our 2014 Stock Plan is not part of our proxy solicitation materials.

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ITEM 4 – APPROVAL OF THE PFIZER INC. FRENCH SUB-PLAN UNDER THE 2014 STOCK PLAN

performance of other corporations or comparable businesses, and may provide for the inclusion or exclusion of specified extraordinary, nonrecurring charges. As noted above, for any award intended to qualify under former Section 162(m), the performance goals are required to be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of former Section 162(m).

As described in our Compensation Discussion and Analysis under “Tax Policies,” the exception from the Section 162(m) $1.0 million deduction limit for qualified “performance-based” compensation paid to certain covered executive officers has been repealed by the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017. Therefore, as from such effective time, any individual award limits or other terms of the 2014 Plan that relate solely to awards intended to qualify as performance-based compensation under former Section 162(m) are relevant only with respect to outstanding awards and/or to the extent that transition relief may apply. Further, as from such effective time of the changes to Section 162(m), the company is no longer able to grant qualified performance-based compensation under the 2014 Plan, other than where transition relief may apply.

U.S. TAX TREATMENT OF OPTIONS AND AWARDS

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2014 Plan and the company. This summary does not discuss the income tax laws of any other jurisdiction (including the U.S. state or local jurisdiction) in which the recipient of the award may reside.

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to the company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation, subject to Section 162(m) of the Code. The optionee’s tax basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the company at the time it is granted. An optionee exercising a non-qualified stock option will, at that time, realize taxable compensation in the amount of the excess of the then market value of the shares over the option price. Subject to the applicable provisions of the Internal Revenue Code of 1986 (Code), including Section 162(m), a deduction for federal income tax purposes will be allowable to the company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified stock option is exercised by tendering previously owned shares of the company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Total Shareholder Return Units / Stock Appreciation Rights

Generally, the recipient of a stand-alone TSRU/SAR will not recognize taxable income at the time the stand-alone TSRU/SAR is granted.

Pfizer  2018 Proxy Statement   /   51

ITEM 4 – APPROVAL OF THE PFIZER INC. FRENCH SUB-PLAN UNDER THE 2014 STOCK PLAN

If an employee receives the appreciation inherent in the TSRU/SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the TSRU/SAR in stock plus dividends, if applicable, the value is converted into stock which is taxable as ordinary income at the fair market value of the stock.

In general, there will be no federal income tax deduction allowed to the company upon the grant or termination of TSRU/SARs. However, upon the settlement of a TSRU/SAR, the company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement, subject to Section 162(m) of the Code.

Stock Awards / Performance Awards

No income will be recognized at the time of grant by the recipient of a stock award or performance award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of Section 162(m), a deduction for federal income tax purposes will be allowable to the company in an amount equal to the compensation realized by the employee.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the U.S.

The grant and exercise of options and awards under the 2014 Plan to non-employee Directors and to employees outside the U.S. may be taxed on a different basis.

PRIOR GRANTS UNDER THE 2014 EQUITY PLAN

The following table provides information concerning the number of options/TSRUs and stock awards granted to the following persons and groups since the inception of the 2014 Plan on April 24, 2014 through January 31, 2018.

Name and Position	Options/TSRUs	Other Awards	(1)
Ian C. Read	4,284,707	584,112
Chairman and Chief Executive Officer
Frank A. D’Amelio	826,978	165,781
EVP, Business Operations and
Chief Financial Officer
Albert Bourla	723,638	145,426
Chief Operating Officer*
Mikael Dolsten	826,978	165,781
President, Worldwide Research and Development
John D. Young	1,170,031	220,999
Group President, Pfizer Innovative Health*
Other Current Executive Officers as a Group(2)	10,566,877	1,857,095
Non-Executive Directors as a Group	0	174,124
Nominees for election as a Director	0	0
Non-Executive Officer Employees as a Group(3)	152,463,374	43,790,795

*	Effective January 1, 2018.
(1)	Other Awards includes RSUs and performance-based awards. The total number of shares includes shares granted as performance awards and reflects the target number of shares issuable pursuant to such awards. Depending on the company’s annual achievement of its performance goals, the shares granted as performance awards may or may not be issued in full.
(2)	Including equity awards granted to the Corporate Controller.
(3)	Includes 1,626,221 options/TSRUs and 401,215 of other awards for approximately 450 employees who are eligible to participate in the French Sub-Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE PFIZER INC. FRENCH-QUALIFIED SUB-PLAN
UNDER THE 2014 STOCK PLAN.

52   /   Pfizer  2018 Proxy Statement

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of Pfizer’s 2018 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s 2018 Proxy Statement.

The Compensation Committee

James C. Smith, Chair
W. Don Cornwell
James M. Kilts
Shantanu Narayen

Pfizer  2018 Proxy Statement   /   53

Executive Compensation

Key Terms

The following acronyms are used for certain terms that appear in the Compensation Discussion and Analysis section:

Adjusted Diluted EPS:	Non-GAAP Adjusted Diluted Earnings Per Share
CD&A:	Compensation Discussion and Analysis included in this Proxy Statement
Committee:	Compensation Committee of the Board of Directors
DCP:	Pfizer Inc. Deferred Compensation Plan
DRG Pharmaceutical Index or DRG Index:	NYSE ARCA Pharmaceutical Index – An index of publicly traded pharmaceutical companies
EH:	Essential Health – Includes legacy brands that have lost or will soon lose market exclusivity in both developed and emerging markets, branded generics, generic sterile injectable products, biosimilars, select branded products including anti-infectives and, through February 2, 2017, infusion systems
ELT:	Executive Leadership Team – The CEO and the other Executive Officers
GAAP:	Generally Accepted Accounting Principles in effect in the U.S.
GPP:	Global Performance Plan – Annual Incentive Award Program (bonus), reported in the SCT as “Non-Equity Incentive Plan Compensation”
IBT:	Income Before Taxes
IH:	Innovative Health – Focuses on developing and commercializing novel, value-creating medicines and vaccines that significantly improve patients’ lives, as well as products for consumer healthcare
IRC/Internal Revenue Code:	The Internal Revenue Code of 1986, as amended
LOE:	Loss of Exclusivity – Loss of patent rights
Named Executive Officers or NEOs:	CEO and CFO, and the three most highly compensated Executive Officers during fiscal 2017
OI:	Non-GAAP Adjusted Operating Income
PCPP:	Pfizer Consolidated Pension Plan – A qualified defined benefit pension plan; closed to new entrants January 1, 2011 and frozen as of December 31, 2017
PRAP:	Pfizer Retirement Annuity Plan – A sub-plan of the PCPP
PSA:	Performance Share Award – A long-term incentive award tied to performance based on operating metrics and relative performance
PSP:	Pfizer Savings Plan – A qualified defined contribution plan that includes an IRC 401(k) feature
PSSP:	Pfizer Supplemental Savings Plan – A non-qualified savings plan that provides the same benefits as the PSP for amounts over the qualified plan limits
PTSRU:	Performance Total Shareholder Return Unit – a TSRU with an additional performance feature
RSC:	Retirement Savings Contribution – Annual employer retirement contribution based on age and service to the PSP and PSSP, if applicable, for colleagues not participating in the PRAP prior to 2018, and all PSP and PSSP participants beginning in 2018
RSU:	Restricted Stock Unit – A long-term incentive award
SEC:	U.S. Securities and Exchange Commission
Section 16:	Section 16 of the Securities Exchange Act of 1934, as amended
SCT:	Summary Compensation Table – An SEC-required table showing compensation, as defined by the SEC regulations, of the NEOs for the most recently completed and prior two years
TDC:	Total Direct Compensation
TSR:	Total Shareholder Return
TSRU:	Total Shareholder Return Unit – A long-term incentive award tied to absolute TSR
U.K.:	United Kingdom
U.S.:	United States

54   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes Pfizer’s executive compensation program for 2017 and certain elements of our 2018 program. We use this program to attract, motivate and retain the executives who lead our business. In particular, this CD&A explains how the Compensation Committee (the Committee) of the Board of Directors (the Board) made 2017 compensation decisions for our executives, including the Named Executive Officers (NEOs) identified in this CD&A.

NAMED EXECUTIVE OFFICERS

Ian C. Read Chairman and Chief Executive Officer (CEO)

Frank A. D’Amelio Executive Vice President (EVP), Business Operations and Chief Financial Officer (CFO)

Albert Bourla, DVM, Ph.D. Chief Operating Officer (COO) (effective January 1, 2018) Group President, Pfizer Innovative Health (PIH) during 2017

Mikael Dolsten, M.D., Ph.D. President, Worldwide Research and Development

John D. Young Group President, Pfizer Innovative Health (effective January 1, 2018) Group President, Pfizer Essential Health (PEH) during 2017

56	Executive Summary
64	Section 1: Elements of Our Executive Compensation Program
64	2017 Salaries
65	Annual Incentive Award Program/Global Performance Plan (GPP)
67	Annual Long-Term Incentive Award Program (Equity)
72	Section 2: How We Determine Executive Compensation
72	Roles of the Compensation Committee and the Independent Compensation Consultant
72	How We Establish Targets
73	Our 2017 Peer Groups – Competitive Pay Positioning
75	Section 3: How We Evaluate Performance: 2017 Compensation Decisions
76	2017 NEO Performance Summaries
79	Section 4: 2018 Compensation Actions
80	Section 5: Post-Employment Compensation and Benefits
81	Section 6: Other Compensation Programs and Policies
85	Compensation Tables
85	Summary Compensation Table
87	Grants of Plan-Based Awards Table
88	Outstanding Equity Awards at Fiscal Year-End Table
91	Option/TSRU Exercises and Stock Vested Table
92	Pension Benefits Table
94	Pension Plan Assumptions
95	Non-Qualified Deferred Compensation Table
97	Estimated Benefits upon Termination Table
99	CEO Pay Ratio
100	Equity Compensation Plan Information
101	Financial Measures

Pfizer  2018 Proxy Statement   /   55

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Executive Summary

OUR NAMED EXECUTIVE OFFICERS — ADVANCING OUR STRATEGIC IMPERATIVES

Our NEOs provide strong management leadership for Pfizer’s global businesses. Together with other members of Pfizer’s Executive Leadership Team (ELT), these top leaders focus on our major financial, strategic and operational activities to build shareholder value and advance the goals of our strategic imperatives. The descriptions below provide a summary of each of the NEOs’ 2017 responsibilities.

Ian C. Read	PFIZER TENURE: 39 years

Chairman and Chief Executive Officer

RESPONSIBLE FOR: leading our global biopharmaceutical company with more than 90,000 colleagues worldwide and revenues of approximately $52.5 billion in 2017. Mr. Read provides leadership and strategic vision in order to drive toward achieving Pfizer’s Purpose: Innovate to bring therapies to patients that significantly improve their lives and Pfizer’s Mission: To be the premier innovative biopharmaceutical company.

Frank D’Amelio	PFIZER TENURE: 10 years

EVP, Business Operations and Chief Financial Officer

RESPONSIBLE FOR: finance, business development and business operations, including information technology, procurement and real estate. Mr. D’Amelio helps ensure that Pfizer makes capital allocation decisions that maximize patient benefit and enhance shareholder value.

Albert Bourla, DVM, Ph.D.	PFIZER TENURE: 24 years

Chief Operating Officer, effective January 1, 2018

(Formerly: Group President, Pfizer Innovative Health)

RESPONSIBLE FOR: Pfizer Innovative Health: consists of six therapeutic areas: Consumer Healthcare, Inflammation & Immunology, Internal Medicine (neuroscience and pain, and cardiovascular and metabolic), Oncology, Rare Disease and Vaccines. Pfizer Innovative Health is committed to transforming health with our innovative products from prevention to treatment to wellness – at every stage of life, in communities across the globe. Pfizer Innovative Health also includes Pfizer’s Patient & Health Impact organization, which is focused on demonstrating the value of innovation to support access to all Pfizer medicines and vaccines and exploring bold, new approaches for Pfizer to lead the way.

Mikael Dolsten, M.D., Ph.D.	PFIZER TENURE: 9 years

President, Worldwide Research and Development

RESPONSIBLE FOR: advancing Pfizer’s leadership in small-molecule science and medicines, as well as its leadership, expertise, and innovation in the areas of biologics and vaccines. Worldwide R&D combines Research Units with deep disease-area expertise, and broad multidisciplinary scientific expertise to discover innovative therapeutic programs in biotherapeutics, vaccines and small molecules. Dr. Dolsten has responsibility for innovative research at Pfizer, including development of all innovative compounds through proof of concept (POC), and provides safety and regulatory support to the R&D pipeline.

John D. Young	PFIZER TENURE: 30 years

Group President, Pfizer Innovative Health, effective January 1, 2018

(Formerly: Group President, Pfizer Essential Health)

RESPONSIBLE FOR: Pfizer Essential Health: guided by a steadfast commitment to the patients and customers it serves, this business consists of a broad portfolio of more than 600 products with global reach in 125-plus countries. Pfizer Essential Health is focused on growing its core Sterile Injectables, Biosimilars and Global Brands portfolios, including its industry leading anti-infective portfolio, through a dedicated R&D organization, that includes a reliance on “open science” to acquire new molecules developed outside of Pfizer, and an innovative go-to-market model.

More detailed biographical information about Mr. Read and Dr. Bourla is included in “Item 1: Election of Directors — Director Nominees”.

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EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Our Performance Overview

During 2017, we strengthened our R&D pipeline, as we advanced several significant pipeline programs and received 10 approvals from the FDA, enhanced shareholder value through prudent capital allocation decisions and delivered solid financial results. We achieved growth in several key products and continued to generate growth in emerging markets and our biosimilars business. These successes helped us absorb the negative revenue impact due to product losses of exclusivity and the divestment of Hospira Infusion Systems.

KEY HIGHLIGHTS

•	Pfizer Innovative Health recorded 8% year-over-year revenue growth in 2017 driven by the performance of key brands including Ibrance and Eliquis globally, as well as Xeljanz and Lyrica, both primarily in the U.S., and an increase in Xtandi alliance revenues in the U.S. as a result of the September 2016 acquisition of Medivation, Inc.*;
•	Pfizer Essential Health delivered $21.1 billion in revenue and $11.3 billion in IBT including year-over-year operational revenue growth in Emerging Markets of 7% and operational revenue growth of 16% in China*;
•	Overall, Emerging Market revenues increased 9% year-over-year (11% operationally);
•	Launched SpringWorks Therapeutics to enable continued development in areas of unmet patient need;
•	Completed the sale of Hospira Infusion Systems to ICU Medical, Inc. in February 2017;
•	Announced the review of strategic alternatives for our Consumer Healthcare business in October 2017.

EXPANDING PRODUCT ACCESS

•	Launched the Access Accelerated Initiative with the goal of advancing access to non-communicable disease treatment and care in low- and middle-income countries;
•	Collaborated with the American Cancer Society and the Clinton Health Access Initiative to expand access to essential cancer treatment medications in six Sub-Saharan African countries;
•	Responded to 4,600+ requests for Compassionate Access to investigational medicines for patients across 57 countries via Pfizer CARES.

ADVANCING OUR PIPELINE

As of January 31, 2018, we had a total of 87 programs in clinical development including 39 in late-stage development or registration.

87 programs in development pipeline (as of January 31, 2018)

PHASE 1 30	PHASE 2 18	PHASE 3 29	IN REGISTRATION 10
Experimental medicine tested for first time in human clinical trials	Trials focus on medicine's effectiveness; determine ideal dosage and delivery method	Test results of earlier trials on larger populations in randomized trials; analyze risks/benefits	When trial results warrant, file application with the appropriate regulatory authorities

OUR SHAREHOLDER RETURN

Quarterly Dividends (8th consecutive year of increased dividends)	One-year TSR	Three-year TSR	Five-year TSR	Capital Returned (dividends and share repurchases) to Shareholders
7%	15.9%	29.7%	72.3%	$12.7B
Compared to 2016	Year-End 2017	Year-End 2017	Year-End 2017	in 2017

* For additional information on the company’s operating segment revenues, see the “Analysis of Operating Segment Information” in our 2017 Financial Report.

Pfizer  2018 Proxy Statement   /   57

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Pfizer’s Executive Compensation Program

Pfizer’s executive compensation program is designed to strengthen the link between pay and performance. We deliver the majority of our NEOs’ compensation in the form of performance-based awards. A significant percentage of total target compensation is ‘at-risk’ through both our short- and long-term incentive awards. These awards are linked to actual performance and include a substantial percentage in performance-based equity awards.

Our executive compensation program:

•   aligns interests of key executives with the long-term interests of our shareholders;

•   attracts, retains and motivates key executives to drive our business and financial performance; and

•   links a significant amount of executive compensation to the achievement of pre-established performance metrics directly tied to our business goals and strategies.

Pfizer’s Pay-for-Performance Philosophy

The Committee believes that Pfizer’s pay-for-performance executive compensation program is consistent with the goals of its executive compensation philosophy to drive performance and increase shareholder value. This philosophy, set by the Committee, is to align each executive’s compensation with Pfizer’s short- and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s total shareholder return (TSR) and to other performance factors that measure our progress against the goals of our strategic and operating plans. We also benchmark our performance against that of our Pharmaceutical Peer group and General Industry Comparators with consideration of company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors. We use these factors in setting target levels of compensation and determining the value and level of award opportunities.

Our executive compensation pay-for-performance principles include:

•   positioning total direct compensation and each compensation element at approximately the median of our Pharmaceutical Peer and General Industry Comparator companies, with consideration of relative company market capitalization and complexity;

•   aligning annual incentive awards with annual operating, financial and strategic objectives; and

•   rewarding absolute and relative performance in TSR through long-term equity incentive awards.

2017 NEO Pay Mix

Our program consists of three key components: salary, annual short-term and long-term incentive awards.

CEO – 2017 Target Direct Compensation	Other NEOs – 2017 Target Direct Compensation (Average)

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EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

2017 NEO Total Direct Compensation (TDC)

TDC is the sum of base salary, annual bonus earned for the performance year, and annual long-term incentive grants attributable to the performance year. This “performance-year” approach is used by our Committee to determine TDC competitiveness versus peers, and to evaluate the alignment of annual pay and performance. However, performance-year TDC differs from the amount reported in the Summary Compensation Table (SCT), as the amount for equity grants in the SCT reflects the grant made during the year for which applicable performance goals have been set under GAAP rules and the performance-year TDC calculation includes the value of the annual long-term incentive grant, without regard to when a performance goal is established.

CEO 2017 COMPENSATION

The graph below illustrates and compares the three main components of Mr. Read’s 2016 and 2017 Performance-Year TDC and the amounts reflected in the SCT. The graph is not intended as a substitute for the SCT.

2017 Performance Year. The TDC ($17.6 million) represents an approximate 6.9% decrease year-over-year from the 2016 performance-year TDC ($18.9 million), reflecting a decrease in the annual incentive award.

2017 SCT. The $25.7 million includes the total value of the long-term incentive (LTI) awards granted (or deemed granted for accounting purposes) during the year, rather than on a performance-year basis, which consists of Total Shareholder Return Units (TSRUs), Performance Total Shareholder Return Units (PTSRUs) and one-third of each of the 2015, 2016 and 2017 PSA grants. Accounting rules provide that one-third of the PSA is included in each of the three performance years as a result of the use of three, separately established annual goals. Therefore, the SCT equity award of $21.1 million on an accounting basis differs from the 2017 Performance-Year equity award of $13.0 million as the equity award amount only includes the February 2017 annual LTI award and excludes the December 2017 special equity award of $8 million.  If the special equity award was included, the performance-year equity award would be $21.0 million (see below).

(1)	The SCT TDC noted in this chart excludes the change in pension value and All Other Compensation in order to compare like elements taken into account under the performance-year TDC approach.
(2)	The performance-year TDC excludes the special incentive award value granted to Mr. Read on December 29, 2017, of $8 million.
(3)	Including the special equity award value results in a total of $25.6 million, which is a year-over-year increase of 35% to the performance-year TDC (see “Special Equity Awards” section).
(4)	Consistent with the accounting rules, PSAs are accounted for one-third per year due to the use of three one-year goals (set annually); therefore, the 2017 SCT amounts include the TSRUs, PTSRUs and the value of one-third of each of the 2015, 2016 and 2017 PSAs, when the annual goal is set, calculated in accordance with FASB ASC Topic 718.

Note: Amounts subject to rounding.

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EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

2017 NEO PERFORMANCE-YEAR TDC AND SUMMARY COMPENSATION TABLE

The compensation decisions for the NEOs reflect their contributions to the company’s overall performance and that of their respective businesses or functions. The table below provides the 2017 performance-year TDC versus the 2017 SCT TDC for the NEOs and is not intended as a substitute for the SCT.

			Performance-Year Compensation			Summary Compensation Table(1)
Name	Year	Year-End Salary (A) ($)	Annual Incentive Award (paid in 2018) (B) ($)	Annual LTI Award(2) (granted in February 2018) (C) ($)	Total Direct Compensation (D=A+B+C) ($)(3)	Total Direct Compensation (Salary + Non-Equity Incentive (bonus) + equity awards valued on accounting basis) (E) ($)	Total (Total Direct Compensation (E) + Change in Pension Value + All Other Compensation) (F) ($)
I. Read	2017	1,970,000	2,600,000	13,000,000	17,570,000	25,692,779	27,913,775
F. D’Amelio	2017	1,365,000	1,120,000	4,000,000	6,485,000	6,160,155	8,298,034
A. Bourla	2017	1,180,000	1,260,000	7,500,000	9,940,000	5,882,308	8,836,301
M. Dolsten	2017	1,280,000	1,150,000	4,000,000	6,430,000	6,104,655	7,670,815
J. Young	2017	1,180,000	1,015,000	4,000,000	6,195,000	9,868,400	11,506,110

(1)	SCT TDC column E includes salary, non-equity incentive compensation and equity awards made during 2017 valued based on accounting rules (which reflects the RSUs, TSRUs, PTSRUs, and the value of one-third of each of the 2015, 2016 and 2017 PSAs). The SCT “Total” (column F) is composed of Total Direct Compensation (column E), plus the change in pension value and the All Other Compensation included in the SCT and, as such, differs from the 2017 performance-year TDC amounts shown in column D.
(2)	Annual LTI Award column C amounts represent the 2018 annual long-term incentive grant value, which includes the TSRUs and the full PSA grant value. This does not include the special equity awards granted to Messrs. Read and Young on December 29, 2017, which is included in the SCT (columns E and F).
(3)	The performance-year TDC excludes the special equity awards granted to Messrs. Read and Young on December 29, 2017, of $8 million and $4 million, respectively, as the table is intended to consider regular annual compensation and exclude special equity awards. If the table included the special equity awards, the performance-year TDC would be $25.6 million and $10.2 million, respectively.

SPECIAL EQUITY AWARDS

Over the last several years, the Board has been working to ensure the successful execution of its succession plan for the CEO in anticipation of his potential retirement. Mr. Read has a strong track record of creating value for shareholders during his tenure as CEO. Accordingly, the Committee and Board believe that it is in the best interests of the company and our shareholders to ensure his continued leadership through a critical period in Pfizer’s business transformation, and to effect a smooth and seamless transition as we face both anticipated and unanticipated challenges.

Under Mr. Read’s leadership (since December 2010), the company has successfully built a robust product pipeline, returned approximately $110 billion to shareholders (including all distributions made in FY 2010) through share repurchases and dividends, and achieved approximately 178% TSR, outperforming the DRG Index and the S&P 500 by approximately 53% and 25%, respectively. This was achieved while surmounting close to $27 billion in losses of exclusivity.

After lengthy evaluations and a series of discussions over numerous meetings during 2016 and 2017, and in light of the fact that Mr. Read is currently eligible to retire and receive a full unreduced pension upon his departure, the Committee, in consultation with its independent compensation consultant, approved, and the independent members of the Board ratified, a special one-time equity award to Mr. Read. The Committee and the independent members of the Board believe this award provides a compelling incentive for Mr. Read to continue his leadership of Pfizer and will reward his continued focus on Pfizer’s long-term strategy to excel to the next growth phase of our transformation, while protecting Pfizer’s interests after his retirement. Both the special performance-based equity incentive award and ongoing compensation enable the delivery of a market-competitive, performance-based total compensation opportunity and are designed to secure Mr. Read’s continued leadership as CEO during this transformation period.

A special equity award was also granted to Mr. Young to ensure leadership continuity within the Pfizer commercial business. The Committee similarly believes that Mr. Young’s continued leadership of our commercial business is essential to Pfizer’s success during this transformation period.

The Committee believes it is important for the future of the company and to shareholders to look beyond the annual executive compensation program in order to ensure continued leadership through the next several years.

CEO – Special Performance-Based Incentive Award – Performance Total Shareholder Return Units (PTSRUs)

Mr. Read received a special performance-based incentive award on December 29, 2017 in the form of PTSRUs with a grant value of $8 million. The special incentive award was granted on the last trading day of the month of approval, consistent with Pfizer practice. The award will vest only if both of the following conditions are met:

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EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

(1)	Pfizer’s TSR is at least 25% on average for 30 consecutive trading days anytime within the five-year performance period (which ends on the fifth anniversary of the grant date, December 29, 2022); and
(2)	Mr. Read is continuously employed by Pfizer through March 31, 2019 (or such earlier time as determined by the Board) and is either employed by Pfizer or is subject to and complies with a non-compete and non-solicitation agreement until March 31, 2021.

If both vesting conditions are met, the award will be settled on the fifth anniversary of grant. As the award was designed to ensure Mr. Read’s continued service as CEO until at least March 31, 2019, the service (but not the non-compete and non-solicitation for termination without cause, disability and involuntary retirement) condition will only be waived in the event of termination without cause, death, disability or involuntary retirement at the request of the Board in connection with the company’s CEO succession-planning process. The performance condition will not be waived for any reason including: death, termination without cause, disability or involuntary retirement. Only upon death will the award be settled immediately following the performance condition being achieved. Upon termination without cause, disability or involuntary retirement, the award will be settled on the fifth anniversary of grant provided the performance condition is met. The PTSRUs will be forfeited if the TSR goal (at least 25% or higher on average for 30 consecutive trading days) is not attained during the performance period, or if Mr. Read violates the non-compete and non-solicitation agreement at any time prior to March 31, 2021.

The Committee believes these two vesting conditions effectively address two priorities related to ensuring Mr. Read’s continued employment with the company: retaining Mr. Read as CEO throughout this transformation period and continuing to incentivize him to create superior shareholder value over this period.

John D. Young – Special Performance-Based Incentive and Restricted Stock Unit Awards

Mr. Young’s grant of PTSRUs (grant value of $2 million) is substantially similar to that of Mr. Read, except that his award requires him to remain continuously employed through December 29, 2020 and does not contain a provision with respect to an involuntary retirement or with respect to a non-compete and non-solicitation provision. Mr. Young also received a grant of RSUs (grant value of $2 million) that vests one third on each of the second, third and fourth anniversaries of grant.

KEY PLANNING CYCLE

The below graphic illustrates key elements of the annual compensation planning cycle:

APPROVE	REVIEW	ENGAGE

JANUARY–MARCH	APRIL–JUNE

•  Complete Executive Leadership Team (ELT) year-end performance assessments for prior year

•   Review and approve prior year’s incentive plan performance results and funding level

•   Review and approve annual ELT compensation (salary, bonus and long-term incentive awards)

•   Conduct annual risk assessment on our global compensation programs and policies

•   Review and approve proxy materials

•   Review ELT goals for current performance period

•   Approve various incentive plan metrics for current performance period

•   Review proxy advisory firms’ analyses of current proxy statement

•   Review year-to-date performance relating to the annual incentive plan and the performance share plan

•   Conduct an annual proxy analysis of NEO pay of comparator companies

•   Consider shareholder feedback from outreach discussions

OCTOBER–DECEMBER	JULY–SEPTEMBER

•   Commence ELT year-end performance assessments

•   Conduct annual executive stock ownership review

•   Review year-to-date performance relating to the annual incentive plan and the performance share plan

•   Review potential NEOs for the upcoming proxy statement

•   Consider shareholder feedback from outreach discussions

•   Review and approve Committee Charter

•   Review year-to-date performance relating to the annual incentive plan and the performance share plan

•   Conduct CEO mid-year performance assessment

•   Review and approve composition of the Pharmaceutical and General Industry Peer groups

Pfizer  2018 Proxy Statement   /   61

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Compensation Practices

COMPENSATION RISK ASSESSMENT

Pfizer continues to implement and maintain leading practices in its compensation program, shareholder outreach and related areas. We conduct an annual comprehensive assessment of potential risks related to our compensation program, policies and practices.

Executive Compensation Program. An assessment is conducted annually by FW Cook & Co., the Committee’s independent advisor. The assessment focuses on (1) having an appropriate balance in our program structure to mitigate compensation-related risk with cash versus stock, short-term versus long-term measurement and financial versus non-financial goals; and (2) best-practice policies to mitigate compensation-related risk including clawbacks, stock ownership guidelines, equity administration rules, and insider-trading and hedging prohibitions.

Global Compensation Programs. An assessment of our compensation programs globally is designed with outside counsel and conducted annually by management and reviewed by the Committee’s independent advisor. The assessment includes the evaluation of our global incentive plans and commission plans, and takes into consideration the plan metrics, plan participation rates, clawback/recovery provisions and other risk-mitigation factors, as well as the maximum potential payouts.

LEADING COMPENSATION PRACTICES

WHAT WE DO	WHAT WE DO NOT DO
✓ Risk Mitigation	✗ Hedging or Pledging
✓ Compensation Recovery (“Clawback”)	✗ Employment Agreements
✓ Stock Ownership Requirements	✗ Change in Control Agreements
✓ Minimum Stock Vesting Required	✗ Repricing
✓ Robust Investor Outreach	✗ “Gross-Ups” for Perquisites
✓ Independent Compensation Consultation

2017 Advisory Vote on Executive Compensation and Shareholder Outreach Program

HISTORICAL ADVISORY VOTES

Pfizer’s executive compensation program has received strong shareholder support over the past several years. At the 2017 and 2016 Annual Meetings, Pfizer’s executive compensation program received support of 93.6% and 94.4% of the votes cast, respectively. Our Committee and the other members of our Board believe this consistent high level of support from our shareholders is a result of our commitment to ensure a strong link between pay and performance. The feedback we received during our extensive shareholder outreach, as well as our shareholders’ votes, reflects support for our compensation philosophy and goals, market best practices and focus on shareholders’ interests.

Robust 2017 Shareholder Outreach Program

Pfizer is committed to open and continued communication with our shareholders. In 2017, we continued our longstanding robust investor outreach program to solicit valuable feedback on a variety of topics, as well as to understand their perspectives on Pfizer’s executive compensation program, our decision-making processes, our disclosure and recent trends/events, all of which was shared with the Committee and the Board. This outreach program ensures that the Committee and Board consider the issues that matter most to our shareholders so Pfizer can address them effectively.

We solicited feedback from investors representing approximately 40% of our outstanding shares and engaged with over 30 global institutional investors representing nearly 30% of our outstanding shares. Investor feedback was generally positive regarding our executive compensation programs and the link between pay and performance. The Committee and Board value our shareholders’ insight and will continue to seek their input on an ongoing basis throughout the year.

62   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

EXECUTIVE COMPENSATION PROGRAM REVIEW

The Committee regularly monitors executive compensation trends and best practices, evolving business needs, and any relevant regulatory changes that may impact our short- and long-term executive compensation programs to ensure that our programs continue to align pay with performance and are market competitive. The Committee uses this information and shareholder feedback to form its decisions.

2017 Executive Compensation Program Summary

Element/Type	Performance Measure	Terms	Objectives
Salary (Cash)	Fixed cash compensation; reviewed annually and adjusted, as appropriate

The fixed amount of compensation for performing day-to-day responsibilities is set based on market data, job scope, responsibilities and experience. Generally reviewed annually for potential increase based on a number of factors, including market levels, performance and internal equity

Provides competitive level of fixed compensation that helps attract and retain high-performing executive talent
Annual Short-Term Incentive/Global Performance Plan (GPP) (Cash)

Company, Business/Operating Unit and Individual Performance

Plan funded based on Pfizer’s performance and weighted as follows:

– 40% Revenue,

– 40% Adjusted Diluted EPS, and

– 20% Cash Flow from Operations

		Aggregate pool is funded based on performance against Pfizer’s annual financial goals. Individual awards based on business/operating unit and individual performance measured over the performance year	Provides incentives to executives for achieving short-term results that create sustained future growth
Annual Long-Term Incentive* Compensation (100% Performance-Based Equity) 5- and 7-Year Total Shareholder Return Units (TSRUs) Each represents 25% of total annual grant value (50% in total)	Absolute TSR

5- and 7-Year TSRUs generally vest three years from the grant date and are settled on the fifth or seventh anniversary of the grant date, respectively

The value earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the grant price (the closing price of Pfizer common stock on the date of grant), plus the value of dividend equivalents accumulated over the term. This value, if any, is converted into shares by dividing it by the settlement price; no value is received if the TSR is negative

Provides direct alignment with shareholders as awards are tied to absolute TSR
Performance Share Awards (PSAs) Representing 50% of total annual grant value	Operating Income** and relative TSR

PSAs have a three-year performance period starting on January 1st of the year of grant and generally vest on the third anniversary of the grant based on performance

PSAs are paid based on the company’s performance against a combination of an operating income** goal, set annually, over three one-year periods and relative TSR, as compared to the DRG Index, over a three-year period

Dividend equivalents are applied to the number of shares actually earned under the award, if any, at the end of the performance period

Earned PSAs and dividend equivalents are paid in shares of Pfizer common stock

Provides alignment with shareholders by aligning compensation to operational goals and relative TSR over a three-year performance period
*	Reflects the annual long-term incentive award. It does not include the special equity awards granted to Messrs. Read and Young on December 29, 2017, which are discussed elsewhere in this Proxy Statement.
**	Operating income, as the PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income (as calculated using the “Reconciliation of GAAP Reported to Non-GAAP Adjusted Information – Certain Line Items” table in our 2017 Financial Report), adjusted to reflect budgeted foreign exchange rates for the year and further refined to exclude other unbudgeted or non-recurring items.

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EXECUTIVE COMPENSATION SECTION 1 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2017 Executive Compensation Program Summary (cont’d)

Element/Type		Terms	Objectives
Retirement	Pension Plan	Provides retirement income for eligible participants based on years of service and average earnings up to IRC limitations. (Plan ceased accepting new participants effective 1/1/2011 and was frozen on 12/31/2017)	Provides retirement income based on tenure and compensation

	Supplemental Pension Plan	Provides retirement income relating to compensation in excess of the IRC limitations under the same formula as the qualified pension plan noted above. (Plan ceased accepting new participants effective 1/1/2011 and was frozen on 12/31/2017)	Provides retirement income based on tenure and compensation without regard to the IRC limitations

	Savings Plan	A qualified savings plan that provides participants with the opportunity to defer a portion of their eligible compensation, under a 401(k) feature, up to the IRC limitations, and a company matching contribution (defer 6.0% to receive a 4.5% matching contribution). In addition, colleagues not participating in the Pension Plan receive an age- and service-weighted company-provided Retirement Savings Contribution (RSC) (5%-9%)	Provides employees with a 401(k) plan savings feature with company matching contributions and an RSC

	Supplemental Savings Plan	Provides savings opportunity relating to eligible compensation in excess of the IRC limitations under the same formula (matching contributions and RSC) as the qualified savings plan noted above	Allows for deferrals, matching contributions and RSC without regard to the IRC limitations

Other	Perquisites	Certain other benefits provided to executives by the company consisting of limited reimbursement for personal financial planning services, home security and certain personal travel benefits for the CEO and other NEOs	Provides additional benefits consistent with competitive practices. Increases efficiencies and allows more productive use of NEOs’ time, and therefore, greater focus on Pfizer related activities

SECTION 1 – Elements of Our Executive Compensation Program

2017 Salaries

Salary is a fixed amount of compensation for performing day-to-day responsibilities. Salary represented approximately 11% of total direct compensation (year-end salary, target annual incentive and target annual long-term incentive) for the CEO and approximately 20% for the other NEOs. Base salaries for the NEOs are reviewed on an annual basis, and in connection with a promotion and/or other changes in responsibilities.

The table below shows the annual salaries for our NEOs set by the Committee, effective April 1, 2017.

April 1, 2017 Salary
Name	($)
I. Read	1,970,000
F. D’Amelio	1,365,000
A. Bourla	1,180,000
M. Dolsten	1,280,000
J. Young	1,180,000

64   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION SECTION 1 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Annual Incentive Award Program/Global Performance Plan (GPP)

The Compensation Committee determines the annual incentive bonus percentage funding based on performance against three pre-set weighted financial goals that are based on Pfizer’s annual operating plan. Achievement versus our pre-set goals is measured using the same key operating assumptions as those in our annual budget.*

Process for Determining Annual Incentive Pool Funding

STEP 1: Determine Financial Performance Metrics

Each year, the Committee evaluates the previously selected financial measures and determines whether different or additional measures should be used to fund the GPP pool. The financial metrics selected should:

•	support the achievement of Pfizer’s annual operating plan;
•	be appropriate and balanced to promote decisions and behaviors aligned with maximizing near-term business results while supporting the achievement of the company’s long-term goals — without encouraging unnecessary or excessive risk-taking;
•	exhibit a strong line of sight (meaning that they are clearly understood and can be affected by the performance of our executives and employees); and
•	be consistent with best practices and prevalent within our industry.

STEP 2: Evaluate Financial Performance and Review Other Qualitative Factors

Pfizer’s financial performance is the primary factor for determining the GPP pool funding. The pool funding uses a matrix of varying performance levels for financial results against the selected metrics, subject to the Committee’s limited qualitative review. This qualitative review is an evaluation of other factors to consider in determining funding within the applicable range corresponding to financial performance. The Committee may only exercise limited discretion within the range.

The Committee may consider the following qualitative factors when potentially using its discretion in setting the final GPP pool funding:

•	a qualitative assessment of Pfizer’s performance with respect to the product pipeline;
•	business performance as compared to goals in other areas, as well as the management of the impact of LOEs; and
•	relative market data/peer performance.

STEP 3: Approve GPP Funding

The Committee believes its evaluation process provides the appropriate limited flexibility to determine the final GPP pool funding based upon a holistic view of Pfizer’s performance and not just on financial performance against the three metrics being measured.

Upon completion of its review, the Committee approves the GPP pool funding.

STEP 4: Allocate Final GPP Funding

Once the GPP funding is approved by the Committee, the CEO, in collaboration with the ELT, uses a “top-down” approach to allocate the annual incentive pool to the various business/operating units based on relative performance, considering:

•	the relative financial performance of the business/operating unit measured by revenue and income before adjustments; and
•	the achievement of selected strategic and operational goals for the business/operating unit.

The business/operating unit leaders have the ability to allocate the funding among their units/geographies based on each unit’s relative performance.

Annual Incentive Award Payout Range: Award opportunity is limited to a range from 0% for below threshold performance (the pool is not funded unless threshold performance is met) to 200% at maximum.

*	Budgeted foreign exchange rates, business development activity (e.g., acquisitions or divestitures), planned capital allocation activities, such as share repurchases and dividend payments (share repurchases in excess of budgeted amounts are removed from the calculation of the financial results for GPP purposes), or other operational factors (e.g., losses of exclusivity), as well as certain other qualitative criteria.

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EXECUTIVE COMPENSATION SECTION 1 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2017 Annual Incentive Financial Metrics*

For annual incentive purposes, the weighted financial goals are:

Total Revenue

Is a leading indicator of performance and value creation; provides a clear focus on growth; is an important measure in a sales industry; and is understandable with a clear line of sight and employee impact.	Adjusted Diluted EPS

Is a measure of income; provides focus on profitable growth; also focuses managers on expense control; is viewed as a strong indicator of sustained performance over the long term; and is understandable with a clear line of sight and employee impact.	Cash Flow from Operations

Provides focus on generating cash in the short-term to fund operations and research and to return funds to shareholders in the form of dividends and share repurchases; focuses managers on expense control and on improving working capital; and is a strong link to long-term shareholder value creation.

*	See “Financial Measures” on page 101 for a comparison of U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP numbers to these objectives for annual incentive purposes and “Financial Results for Annual Incentive Purposes” as noted below.

For 2017, target annual incentive opportunities for the NEOs ranged from 100% to 150% of salary grade midpoint.

Financial Results for Annual Incentive Purposes

The annual incentive program was funded at 95% as we fell slightly below the 2017 target goals for total revenue and cash flow from operations while we exceeded the target goal for Adjusted Diluted EPS. The Committee set the target goals for annual incentive purposes in the first quarter of 2017, utilizing a budgeting approach that considered prior year’s performance, expected growth, the impact of business development activity, losses of exclusivity and fluctuations in foreign exchange rates. The Committee then determined that a sufficient degree of stretch existed in the targets (See “Process for Determining Annual Incentive Pool Funding” on page 65 for additional information).

These results are different than our results under GAAP. See “Financial Measures” on page 101 for a comparison of U.S. GAAP numbers to these objectives for annual incentive purposes.

2017 Financial Objectives (for Annual Incentive Purposes)

The table below provides a comparison of 2016 Results with 2017 Threshold, Target and Results.

Weighting	Financial Objectives (For Annual Incentive Purposes)	2016 Results(1) ($)	2017 Threshold ($)	2017 Target ($)	2017 Results ($)
40%	Total Revenue(2)	51.9 billion	49.0 billion	52.6 billion	52.2 billion
40%	Adjusted Diluted EPS(3)	2.37	2.35	2.54	2.59
20%	Cash Flow from Operations(4)	16.2 billion	13.6 billion	17.1 billion	16.9 billion

(1)	The 2016 amounts shown in the table exclude the results from Medivation, Inc., which Pfizer acquired on September 28, 2016.
(2)	Total Revenue for annual incentive purposes is based on budgeted foreign exchange rates assumed in each respective year and excludes certain non-recurring items. Therefore, 2017 and 2016 results differ from U.S. GAAP revenues of $52.5 billion and $52.8 billion, respectively.
(3)	Adjusted Diluted EPS for annual incentive purposes is based on budgeted foreign exchange rates assumed in each respective year and excludes certain non-recurring items. See “Financial Measures” for a comparison of U.S. GAAP diluted EPS and non-GAAP adjusted Diluted EPS for 2017 and 2016 for annual incentive purposes.
(4)	2016 and 2017 Targets and Results exclude certain tax and other discretionary timing items for compensation purposes (non-GAAP amounts).

Note:	See “Financial Measures” for a comparison of 2017 and 2016 U.S. GAAP revenues and U.S. GAAP diluted EPS and non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes, respectively. Adjusted diluted EPS is defined as U.S. GAAP Diluted EPS excluding purchase accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes are not, and should not be viewed as substitutes for U.S. GAAP revenues and U.S. GAAP diluted EPS, respectively.

2017 TARGET SETTING FOR ANNUAL INCENTIVE AWARD OPPORTUNITY

The target annual incentive award opportunity for our NEOs represents a percentage of a salary grade midpoint, which is set based on market data. The use of midpoints provides uniformity of annual bonus targets as all individuals in the same salary grade have the same target bonus. This reduces the impact of compounding the differences in salary when bonus targets are based on a percentage of actual salary. Target annual incentive award levels are reviewed annually to ensure alignment with our compensation philosophy of targeting each compensation element and total direct compensation to approximately the market median, and with consideration of internal equity among our ELT members to ensure appropriateness.

66   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION SECTION 1 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2017 ANNUAL INCENTIVE AWARDS

In February 2018, the Committee determined the annual incentive awards for the NEOs for 2017 performance:

•	The Committee reviewed Mr. Read’s performance for 2017, with input from the other independent members of the Board and advice from the Committee’s independent compensation consultant, to determine his 2017 annual incentive award.
•	Mr. Read submitted 2017 annual incentive award recommendations to the Committee for each of the NEOs (as well as the other ELT members) based on his evaluation of their individual performance and the performance of their respective business/operating unit.
o	The Committee, with input from the other independent members of the Board and the Committee’s independent compensation consultant, reviewed these recommendations and considered the evaluation of each executive’s performance and his or her relative contribution to Pfizer’s overall performance, to determine the appropriate amounts awarded.
•	The independent members of the Board ratified the 2017 annual incentive awards for the CEO and other NEOs (as well as the other ELT members), as approved by the Committee.

Based on Pfizer’s financial performance against the pre-established goals for 2017 and the Committee’s assessment and consideration of other factors including progress on the product pipeline and the business environment, the Committee approved funding the GPP Pool at 95% of target for 2017.

Annual incentive award targets and payout ranges for 2017, as well as the actual annual incentive award payouts for each of the NEOs, are:

Name	2017 Salary Grade Midpoint ($)(1)	Target Payout as a % of Salary Midpoint	Payout Range as a % of Salary Midpoint	Target Award ($)	Maximum Award ($)(2)	Actual Award ($)
I. Read	1,830,600	150%	0-300%	2,745,900	5,491,800	2,600,000
F. D’Amelio	1,193,900	100%	0-200%	1,193,900	2,387,800	1,120,000
A. Bourla	1,193,900	100%	0-200%	1,193,900	2,387,800	1,260,000
M. Dolsten	1,193,900	100%	0-200%	1,193,900	2,387,800	1,150,000
J. Young	1,193,900	100%	0-200%	1,193,900	2,387,800	1,015,000
(1)	See “2017 Target Setting for Annual Incentive Award Opportunity” for an explanation of how we use salary grade midpoints to determine target annual incentive awards.
(2)	Maximum award is 200% of target award.

Annual Long-Term Incentive Award Program (Equity)

Our annual long-term incentive awards are structured to align our executives’ interests with the interests of our shareholders. The Committee expects our executive officers to focus their efforts on Pfizer’s long-term performance and its shareholder value creation:

•	on an absolute basis through TSRUs, as the value realized from the TSRUs is consistent with the value received by Pfizer’s shareholders over a five- and seven-year period, and
•	on a relative basis through PSAs, which are earned based on both operating income performance against internal goals and Pfizer’s relative TSR as compared with the DRG Index.

Pfizer’s annual long-term incentive compensation for our NEOs (and the other ELT members) is delivered entirely in the form of performance-based equity awards using two vehicles that incentivize long-term value creation:

Annual Long-Term Incentive Awards	% Allocation of Grant Value	Objective/Performance Measure
5- and 7-Year Total Shareholder Return Units (TSRUs)	50% in total (25% each)	Provides absolute long-term alignment with shareholders by linking rewards to absolute TSR over a five- or seven-year period
Performance Share Awards (PSAs)	50%	Aligns rewards to both a strategic financial performance metric (operating income*) and relative TSR performance as compared to the DRG Index, over a three-year period
*	Operating income, as the PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income (as calculated using the “Reconciliation of GAAP Reported to Non-GAAP Adjusted Information – Certain Line Items” table in our 2017 Financial Report), adjusted to reflect budgeted foreign exchange rates for the year and further refined to exclude other unbudgeted or non-recurring items.

PSAs are tied to performance against a combination of operating income over three one-year periods and relative TSR over a three-year period as compared to the DRG Index.

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EXECUTIVE COMPENSATION SECTION 1 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2017 Grant Value of Annual Long-Term Incentive Awards

The 2017 grant value of each NEO’s annual long-term incentive award was set by the Committee based on competitive market data (targeted to median), relative duties and responsibilities, the individual’s future advancement potential, his impact on Pfizer’s results and for retention purposes.

These grant values, which differ from the accounting values shown in the 2017 Summary Compensation Table, were as follows:

Name	5-Year TSRUs Value ($)(1) (25%)	7-Year TSRUs Value ($)(1) (25%)	PSAs Value ($)(1) (50%)	Total Grant Value of Annual LTI Awards(2)(3) ($)
I. Read	3,250,000	3,250,000	6,500,000	13,000,000
F. D’Amelio	900,000	900,000	1,800,000	3,600,000
A. Bourla	900,000	900,000	1,800,000	3,600,000
M. Dolsten	900,000	900,000	1,800,000	3,600,000
J. Young	900,000	900,000	1,800,000	3,600,000
(1)	Consistent with historical practice, the grant value is converted into TSRUs and PSAs using the value/closing stock price on the first trading day of the week of grant. The actual value of the grant may differ due to the change in the value of the TSRUs/PSAs between the conversion date and the date of grant. In addition, based on the PSA design, accounting rules provide that the value of one-third of the PSA grant for each of the 2015, 2016 and 2017 PSA grants is reported in the “2017 Summary Compensation Table”.
(2)	The amounts shown exclude the December 29, 2017 special equity awards granted to Messrs. Read and Young in the amount of $8 million and $4 million, respectively.
(3)	The amounts shown represent the full value of the annual grant, which is different from the 2017 amount reported in the “2017 Summary Compensation Table,” which reports the value of TSRUs, PTSRUs, RSUs and of one-third of each of the 2015, 2016 and 2017 PSA grants, in accordance with applicable accounting rules. The Committee considers the full value in its determination of annual compensation.

Total Shareholder Return Units (TSRUs)

TSRUs, which deliver value based on absolute total shareholder return, vest on the third anniversary of the date of grant and settle on the fifth or seventh anniversary of the grant date, as applicable. The settlement value equals the difference between the settlement price and the grant price (both as described below), plus dividend equivalents accumulated during the term. The grant price is the closing stock price on the date of grant ($34.06 for the TSRUs granted on February 23, 2017), and the settlement price is the 20-day average of the closing prices ending on the fifth or seventh anniversary of the grant. The settlement value is delivered in shares of Pfizer common stock.

Performance Share Awards (PSAs)

Since the 2015 annual grant, PSA performance is measured against two metrics:

1. operating income (OI)* over three one-year periods; and

2. relative TSR as compared to the DRG Index over the three-year performance period.

PSA Formula:

Average of the three annual Operating Income (OI)* Performance Factors %

+ 1.5 x the first 20 percentage point differential between Pfizer’s TSR % and DRG Index TSR %**

+ 2.0 x the differential over 20 percentage points**

= PSA percentage earned

*	Operating income, as the PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income (as calculated using the “Reconciliation of GAAP Reported to Non-GAAP Adjusted Information – Certain Line Items” table in our 2017 Financial Report), adjusted to reflect budgeted foreign exchange rates for the year and further refined to exclude other unbudgeted or non-recurring items.
**	Positive or negative adjustment.

68   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION SECTION 1 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The chart below provides the details of the PSA program and the Committee’s rationale for its decisions regarding the features of the PSAs:

Performance Share Award Features	Committee’s Rationale
How are PSAs earned?	PSAs deliver value based on both a strategic financial measure, OI, and relative TSR against the DRG Index. See below for a step-by-step table.
Why use operating income(1) as a PSA metric?	The Committee reviewed several metrics, and selected OI as a financial metric because of its expected correlation with long-term company performance and the view that it serves as a key indicator of the company’s financial health.
Why is operating income(1) measured annually for three years?	In determining the measurement period for the OI metric, the Committee decided that, given the nature of our business in which operating metrics can be impacted positively or negatively by events outside of the control of executives, such as shorter or longer than expected periods of exclusivity, new drug approvals (which have unpredictable timing) and purchases or dispositions of business units (all or part) or assets, the design of the PSA program would be based on the use of three one-year metrics, as they determined that a three-year metric may likely need to be adjusted to reflect unplanned positive or negative events that might affect OI. Also, the Committee incorporated the full three-year period in the relative TSR modifier and capped the OI metric at 150% of target with the overall maximum of 200% (after the application of the TSR modifier(2)).
Why use relative TSR as a PSA metric?	The relative TSR metric over the three-year performance period provides balance that is intended to drive performance over the three-year period and beyond and to ensure that pay delivery and long-term growth in the value of Pfizer are closely aligned.
How will the TSR be calculated?	The TSR calculation will be based on the average of 30 trading days immediately prior to the start and end of each three-year performance period.
Why is the 3-year relative TSR compared to the DRG Index?	Use of an objectively determined, publicly traded index consisting of major market-capitalized pharmaceutical companies provides greater transparency and ease of tracking by investors and participants.
(1)	Operating income, as the PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income (as calculated using the “Reconciliation of GAAP Reported to Non-GAAP Adjusted Information – Certain Line Items” table in our 2017 Financial Report), adjusted to reflect budgeted foreign exchange rates for the year and further refined to exclude other unbudgeted or non-recurring items.
(2)	Positive or negative adjustment.

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EXECUTIVE COMPENSATION SECTION 1 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

How We Determine Performance Share Awards (PSAs) Earned

For the 2017 PSAs, the number of PSAs earned at the end of the three-year performance period will be determined as follows:

2017 PSAs (2017–2019)

STEP 1	STEP 2		STEP 3

2017-2019 Target PSAs	2017 Actual OI(1): $19.50B Target: $19.89B Threshold: $18.89B	2017 Performance Factor: 68.85% (Approved February 2018)

Final Payout(2):

(To be approved February 2020)

To determine this final payout, the three-year average OI performance factor will be determined and adjusted by the relative TSR including the application of the 1.5x / 2.0x leveraging of the TSR differential (as discussed previously).

	2018 Actual OI: TBD Target and Threshold: (Approved February 2018, to be disclosed in the 2019 Proxy Statement)	2018 Performance Factor: TBD (To be approved February 2019)

	2019 Actual OI: TBD Target and Threshold: TBD (February 2019)	2019 Performance Factor: TBD (To be approved February 2020)

2015 PSAs (2015–2017)

On February 26, 2015, the revised design PSAs were granted for the first time. Prior to the grant and at each of the two subsequent February Committee meetings, the operating income goals were set and approved. The final payout was determined in early 2018, when the three-year average operating income performance factors and relative TSR modifier were calculated to determine the recommended payout percentage. Below is the final payout percentage approved by the Committee:

2015–2017 PSA Calculation(1)(4)

Average OI Results(2)	+	Relative TSR Modifier	=	Final 2015 PSA Payout %(2)
119.75% (range: 0–150%)		29.90% (28.60%–8.67%) = 19.93% x 1.5(5)		149.7% (range: 0–200%)

(1)	Operating income, as the PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income (as calculated using the “Reconciliation of GAAP Reported to Non-GAAP Adjusted Information – Certain Line Items” table in our 2017 Financial Report), adjusted to reflect budgeted foreign exchange rates for the year and further refined to exclude other unbudgeted or non-recurring items.
(2)	The payout range from the operating income factor is 0% to 150% with an overall maximum of 200% after the application of the relative TSR modifier.
(3)	For 2015 and 2016, excludes legacy Hospira, Inc. and Medivation, Inc., respectively.
(4)	Amounts may not add due to rounding.
(5)	See “PSA Formula” in the Performance Share Awards (PSAs) section of this Proxy Statement.

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EXECUTIVE COMPENSATION SECTION 1 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2015–2017 PSA Payout

Name	Target Award At Grant (#)	Actual Award Shares(1) (#)	Actual Award Value At $37.09 Per Share(2) ($)
I. Read	174,469	286,952	10,643,050
F. D’Amelio	52,341	86,086	3,192,930
A. Bourla(3)	31,986	52,608	1,951,231
M. Dolsten	52,341	86,086	3,192,930
J. Young	52,341	86,086	3,192,930

(1)	These amounts include accumulated dividends on 149.7% of target award for the three-year period, converted into shares at $37.09 per share.
(2)	This column represents the actual award value based on a stock price of $37.09 on February 26, 2018.
(3)	Deferred 100% of the PSAs into the Pfizer Inc. Deferred Compensation Plan.

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EXECUTIVE COMPENSATION SECTION 2 – HOW WE DETERMINE EXECUTIVE COMPENSATION

SECTION 2 – How We Determine Executive Compensation

Role of the Compensation Committee

The Compensation Committee, comprised solely of independent directors, is responsible for determining the compensation for each of our executives (including the NEOs) and overseeing the design and administration of Pfizer’s executive compensation program. Each year, the Committee reviews and considers a comprehensive assessment and analysis of the executive compensation program, including the elements of each NEO’s compensation, with input from the Committee’s independent compensation consultant. The independent members of the Board review all decisions by the Committee relating to the compensation of our executives.

Role of the Independent Compensation Consultant

In 2017, the Committee continued to retain the firm of FW Cook & Co., represented by George Paulin, its Chairman, as the Committee’s independent compensation consultant. They advise the Committee on executive compensation matters in accordance with our policy on criteria and assessment of the firm’s independence. Generally, these services can include: advising the Committee on our executive compensation program, philosophy and evolving industry practices; providing market information and analysis regarding the competitiveness of our program design; reviewing our peer groups; evaluating management proposals and our specific awards; and other compensation amounts for appropriateness and in relationship to company performance.

In 2017, as part of his ongoing services to the Committee, Mr. Paulin attended five of the six Committee meetings held during the year. As he was unable to attend one of the scheduled meetings, he provided his feedback prior to the meeting.

During 2017, Mr. Paulin, in addition to providing guidance before and during the Committee meetings, advised the Committee on all compensation matters it considered and advised on various executive pay topics including the impact of legislative and regulatory developments related to compensation and performance target setting, benchmarked executive positions, performed a risk analysis of the company’s executive compensation policies and programs, and advised on the special equity awards for Messrs. Read and Young.

Fees Paid. The total amount of fees paid to FW Cook & Co. in 2017 for services provided to the Compensation Committee was $184,667. Also, the Committee reimburses FW Cook & Co. for Mr. Paulin’s reasonable travel and business expenses. In addition, FW Cook & Co. serves as the independent advisor to the Corporate Governance Committee regarding non-employee Director compensation matters, as appropriate; during 2017 FW Cook & Co. did not perform any such services for the Corporate Governance Committee.

How We Establish Targets

We set total target direct compensation at approximately the 50th percentile of the market as defined by our pharmaceutical peers and general industry comparators. A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our Pharmaceutical Peer group and General Industry Comparators. In making such comparisons, we consider company market capitalization and complexity, as indicated by revenues, range of products, international operations and other factors, because we use such factors in setting target levels of compensation and determining the value and level of award opportunities.

On an annual basis, the Committee reviews the total compensation opportunity of each NEO (as well as the other ELT members). This includes cash compensation (salary and target annual incentive) and target annual long-term incentive compensation, as well as perquisites, retirement benefits and health and insurance benefits. The Committee, with the advice of its independent compensation consultant, then sets each NEO’s compensation target for the current year. This generally involves establishing an annual incentive opportunity and a long-term incentive award. Regular salary adjustments, if any, typically become effective on April 1 of each year. The Committee’s decisions are reviewed and ratified by the independent members of the Board.

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EXECUTIVE COMPENSATION SECTION 2 – HOW WE DETERMINE EXECUTIVE COMPENSATION

This chart explains the Compensation Committee’s process for determining our executive pay targets.

Analysis/Tools	How We Use This Information	Purpose

Peer and Comparator Group Pay Analysis

Data source: Publicly available financial and compensation information as reported by our Pharmaceutical Peer and General Industry Comparator Group companies

(Typically from surveys and public filings)

•   We target the median compensation values of our peer and comparator groups to help determine an appropriate total level and pay mix for our executives.

•   Each compensation target is assigned a numbered salary grade to simplify our compensation administration process.

–  Each salary grade has a range of salary levels: including minimum, midpoint and maximum.

–  Minimum and maximum salary range levels for each grade are set 25% below and above the salary range midpoint to approximate the bottom and top pay quartiles for positions assigned to that grade.

•   We review this framework/salary grade as a guide to determine the preliminary salary recommendation, target annual incentive award opportunity, and target annual long-term incentive value for each executive position.

Note: The actual total compensation and/or amount of each compensation element for an individual executive may be more or less than this median.

Establishes a competitive pay framework using comparator groups’ median compensation values, to help determine an optimum pay mix of base pay, annual and long-term incentive targets
Tally Sheets Data source: Internal compensation and benefits data

•   We review a “tally sheet” for each ELT member that includes target and actual total compensation elements, as well as benefits information, accumulated deferred compensation, and outstanding equity awards. The Committee believes that tally sheets are a useful tool in evaluating total compensation and internal pay equity.

Provides additional information that assists the Committee in evaluating total compensation in relation to competitive market practice and performance

Our 2017 Peer Groups – Competitive Pay Positioning

We recognize that while some information is available on the performance of our non-U.S.-based peer companies, the compensation data can be limited in terms of comparable benchmarks and other information compared to peers with U.S. pay models. Using the companies in both groups provides a good balance and increases the amount of comparable compensation data available to perform our annual benchmarking analysis. Both groups are used as they are also a source of talent for Pfizer, and have complex businesses, as well as the availability of comparative data. We review these groups annually to determine if any changes are necessary.

2017 PHARMACEUTICAL PEER AND GENERAL INDUSTRY COMPARATOR GROUPS

Our peer group for 2017 consisted of the companies listed in the charts below.

2017 Pharmaceutical Peer Group
AbbVie	Bristol-Myers Squibb	GlaxoSmithKline	Novartis*
Amgen	Eli Lilly	Johnson & Johnson	Roche*
AstraZeneca	Gilead Sciences	Merck	Sanofi*

*   The Committee recognizes that while data are available on the performance of some of our non-U.S.-based peer companies, the compensation data in some cases are limited in terms of comparable benchmarks and may use different pay models as compared to Pfizer’s pay model.

2017 General Industry Comparator Group
3M	Comcast	Lockheed Martin	United Technologies
AT&T	ConocoPhillips	Microsoft	UnitedHealth Group
Boeing	Express Scripts	Mondelez	Verizon
Caterpillar	General Electric	PepsiCo
Chevron	Honeywell	Procter & Gamble
Coca-Cola	IBM	United Parcel Service

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EXECUTIVE COMPENSATION SECTION 2 – HOW WE DETERMINE EXECUTIVE COMPENSATION

PFIZER COMPARISON TO PEER GROUP MEDIANS

The chart below compares Pfizer’s 2017 revenue, net income and market capitalization to the median 2017 revenue, net income and market capitalization for our Pharmaceutical Peer group and General Industry Comparator group.

In Billions	Pfizer ($)		Pharmaceutical Peer Group Median ($)	General Industry Comparator Group Median ($)
Revenue*	52.5		26.1	65.9
Reported Net Income*	21.3	(a)	2.0	4.9
Market Capitalization*	219.6		109.7	145.0

*	Revenue and Net Income based on published earnings releases. Market Capitalization as of February 28, 2018.

(a)	2017 Reported Net Income was favorably impacted by net tax benefits of $10.7 billion associated with the remeasurement of deferred tax liabilities, which includes the repatriation tax on deemed repatriated accumulated earnings of foreign subsidiaries associated with the enactment of the Tax Cuts and Jobs Act (TCJA).

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EXECUTIVE COMPENSATION SECTION 3 – HOW WE EVALUATE PERFORMANCE: 2017 COMPENSATION DECISIONS

SECTION 3 –	How We Evaluate Performance: 2017 Compensation Decisions

Linking Pay and Performance

This section highlights the Committee’s key compensation decisions for 2017 based on the Committee’s review of each NEO’s performance and annual assessment and advice from its independent compensation consultant, FW Cook & Co.

SETTING PERFORMANCE OBJECTIVES

The performance objectives for our NEOs reflect the goals the Committee believes our executives should focus on during the year in order to achieve Pfizer’s business goals, including financial, operating and/or strategic plans. Progress against these objectives is monitored and reviewed during the year. The Committee recognizes that increasing TSR should be emphasized; however, they also acknowledge that performance against this objective may not be reflected in a single 12-month period.

Summary of Financial, Operating and Strategic Factors Used in Determining NEO Total Direct Compensation

Achievement of key financial and non-financial objectives

•  Total Revenue

•  Adjusted Diluted EPS

•  Cash Flow from Operations

•  Operating Income

•  Total Shareholder Return

•  Key business/operating unit financial performance metrics such as Revenues and Income Before Taxes

•  Individual performance

DETERMINING 2017 AWARDS

For 2017, the Committee reviewed the annual incentive funding matrix, and found that the funding ranges corresponding to their respective performance levels and their relative relationship were appropriate. The Committee also concluded that the degree of difficulty of the targets (and other points on the matrix) was appropriately challenging while being reasonable, given the business environment and related factors. The Committee also reviewed the target levels for the annual long-term incentive awards and concluded that they were appropriate and do not encourage unnecessary or excessive risk-taking.

PAYING FOR PERFORMANCE

The Committee made decisions about individual compensation elements and total compensation using its judgment, advice from its independent compensation consultant, and input from the CEO (in the case of the other NEOs), focusing primarily on each NEO’s performance against his individual financial and strategic objectives, as well as Pfizer’s overall performance. The Committee also considered a variety of qualitative factors, including the business environment in which the results were achieved. The Committee determined each NEO’s compensation based on multiple factors, including the competitive market, individual performance, internal equity and affordability. The Committee took into consideration the key individual accomplishments described below, which were also important factors in assessing the respective NEO’s performance for 2017.

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EXECUTIVE COMPENSATION SECTION 3 – HOW WE EVALUATE PERFORMANCE: 2017 COMPENSATION DECISIONS

2017 NEO Performance Summaries

The tables below provide a summary of each NEO’s individual accomplishments for 2017:

Ian C. Read
CHAIRMAN AND CEO

KEY ACCOMPLISHMENTS

Imperative 1: Improving the Performance of Our Innovative Core

•   Advanced 43 programs across all therapeutic areas in the pipeline including 10 regulatory approvals.

•   Continued momentum in progressing immunooncology portfolio with 8 novel assets and 30 clinical programs with partner Merck KGaA for PD-L1 inhibitor Bavencio.

•   Accelerated the development of the next generation of selective immunokinase inhibitors across multiple autoimmune diseases.

Imperative 2: Making the Right Capital Allocation Decisions

•   Created financial flexibility for the Innovative and Essential Health businesses to enable future investments.

•   Returned approximately $12.7 billion directly to shareholders through a combination of dividends and share repurchases, bringing the total since 2010 to approximately $110 billion.

•   Reduced the number of Pfizer shares outstanding on the market by completing a planned $5.0 billion accelerated share repurchase.

•   Delivered Adjusted Diluted EPS growth* of 11% and Total Shareholder Return of 15.9%.

Imperative 3: Earning Greater Respect from Society

•   Provided more than 60 million Prevenar 13 vaccine doses at a reduced price to countries served by Gavi, the Vaccine Alliance; continued Pfizer’s involvement in the International Trachoma Initiative by donating nearly 80 million doses of Zithromax.

•   Activated comprehensive plan in areas affected by the hurricanes and other natural disasters in the U.S., Mexico and the Caribbean.

•   Joined 22 of our biopharmaceutical industry partners, the World Bank and Union for International Cancer Control to launch the Access Accelerated Initiative with the goal of advancing access to non-communicable disease treatment and care in low- and middle-income countries.

•   Celebrated more than 30 years of helping patients in need get access to their medicines through our patient assistance programs.

Imperative 4: Creating a Culture of Ownership

•   Continued to advance our ownership culture in the annual colleague survey: since 2012, a notable 16% improvement in engagement scores and a 27% improvement in key elements of our Culture Index.

•   Held 5th annual OWNIT! Day, and implemented Head, Heart and Guts leadership framework to emphasize the importance of a strong culture as a competitive advantage in achieving Pfizer’s business objectives.

*	For a reconciliation of Non-GAAP Adjusted Diluted EPS to GAAP reported diluted EPS, see “Reconciliation of GAAP Reported to Non-GAAP Adjusted Information––Certain Line Items” in our 2017 Financial Report.

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EXECUTIVE COMPENSATION SECTION 3 – HOW WE EVALUATE PERFORMANCE: 2017 COMPENSATION DECISIONS

Frank A. D’Amelio
EVP, BUSINESS OPERATIONS AND CFO
KEY ACCOMPLISHMENTS

•  Achieved 2017 adjusted diluted EPS guidance.

•  Reduced outstanding shares by approximately 150 million through $5.0 billion in share repurchases.

•  Returned $12.7 billion to shareholders through dividends and share repurchases.

•  Generated $667 million of operating cash flow and $229 million in savings incremental to the operating plan through various finance and business operations initiatives.

•  Closed the sale of Hospira Infusion Systems to ICU Medical, Inc.

Albert Bourla, DVM, Ph.D.
COO* (FORMERLY: GROUP PRESIDENT, PFIZER INNOVATIVE HEALTH)
KEY ACCOMPLISHMENTS (as PIH Group President)

•   Achieved $31.4 billion in revenue and $18.3 billion in income before taxes (IBT) for Pfizer Innovative Health.

•   Achieved significant product approvals and regulatory submissions including:

o   Bavencio (avelumab) for Merkel Cell carcinoma and bladder cancer in the U.S.

o   Besponsa (inotuzumab ozogamicin) for leukemia in the U.S.

o   Trumenba for Meningitis-B in the EU.

o   Xeljanz (tofacitinib) for rheumatoid arthritis in the EU.

o   Xeljanz for psoriatic arthritis in the U.S.

o   Key ex-U.S. filings for Eucrisa (crisaborole).

•   Contributed significant operational revenue growth of 18% in Emerging Markets**.

•   Initiated strategic alternative process for Pfizer Consumer Healthcare.

•   Established Patient and Health Impact organization focused on delivering new business innovation models.

*	Effective January 1, 2018
**	For additional information on the company’s operating segment revenues, see the “Analysis of Operating Segment Information” in our 2017 Financial Report.

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EXECUTIVE COMPENSATION SECTION 3 – HOW WE EVALUATE PERFORMANCE: 2017 COMPENSATION DECISIONS

Mikael Dolsten, M.D., Ph.D.
PRESIDENT, WORLDWIDE RESEARCH AND DEVELOPMENT

KEY ACCOMPLISHMENTS

•   Delivered 10 regulatory approvals including: Xeljanz for rheumatoid arthritis (EU) and psoriatic arthritis (U.S.); Steglatro for diabetes (U.S.); Bavencio for Merkel Cell carcinoma (U.S.) and bladder cancer 2nd Line (U.S.).

•   Progressed 43 programs in the pipeline (Phase 1 to registration) with a focus on 6 therapeutic areas. Key examples include:

o   Submissions of Xeljanz for psoriatic arthritis and ulcerative colitis (U.S./EU); Sutent for renal cell carcinoma adjuvant (U.S./EU); Bosulif for chronic myeloid leukemia (U.S.).

o   Phase 3 Starts with C. difficile vaccine; JAK1 for atopic dermatitis; Ibrance for HER2+ advanced breast cancer.

o   Successfully concluded Phase 2 studies with JAK1 for atopic dermatitis, Factor 9 gene therapy for hemophilia B and Bavencio in both monotherapy and combination settings.

o   Additional Phase 1/Phase 2 starts in the areas of inflammatory diseases, novel vaccines, gene therapy, NASH (also known as fatty and inflammatory liver disease) and multiple cancers.

•   Entered into 9 key transactions enabling access to external assets and/or technologies, including access to novel approaches in gene therapy and drug discovery platforms

o   Two compound license deals (Sangamo Therapeutics, Inc. for hemophilia A and amyotrophic lateral sclerosis (ALS)).

o   Seven major drug discovery platform/research collaboration deals.

o   Additional equity investments in early biotech as well as academic research collaborations.

•   Achieved several favorable regulatory designations including Breakthrough Therapy Designation (e.g., Bavencio + Inlyta renal cell carcinoma), Priority Medicine (e.g., Factor 9 hemophilia B), Priority Review (e.g., Inotuzumab acute lymphoblastic leukemia) and Fast Track (e.g., Acetyl-CoA carboxylase NASH).

John D. Young
GROUP PRESIDENT, PFIZER INNOVATIVE HEALTH* (FORMERLY: GROUP PRESIDENT, PFIZER ESSENTIAL HEALTH)
KEY ACCOMPLISHMENTS (as PEH Group President)

•   Achieved $21.1 billion in revenue and IBT of $11.3 billion for Pfizer Essential Health.

•   Delivered year-over-year operational revenue growth in Emerging Markets of 7%, including operational revenue growth of 16% in China**.

•   Completed regulatory submissions for biosimilar programs Infliximab-pfe, Trastuzumab-pfe and Filgrastim achieved. Daptomycin 500mg approved and launched with revenues of $96 million.

•   Expanded Sterile Injectable portfolio for China; progressed with submissions achieved as planned.

•   Strengthened Anti-infectives portfolio through acquisition from Basilea of European rights to Cresemba. 6 European launch/re-launches achieved in 2017.

•   Progressed two Biosimilar partnerships in Emerging Markets: China and Brazil localization projects on schedule.

•   Completed sale of legacy-Hospira Infusion Systems to ICU Medical, Inc. Exited Teuto partnership and Hisun JV by selling our interests in these ventures.

•   Launched PEH4Good non-communicable disease (NCD) partnership programs in Southeast Asia (capacity building in diagnosis and treatment of hypertension) and Sub-Saharan Africa (American Cancer Society and Clinton Health Access Initiative; 11 oncology products) to expand access to essential medicines through public-private partnerships and affordable pricing strategies.

*	Effective January 1, 2018
**	For additional information on the company’s operating segment revenues, see the “Analysis of Operating Segment Information” in our 2017 Financial Report.

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EXECUTIVE COMPENSATION SECTION 4 – 2018 COMPENSATION ACTIONS

SECTION 4 – 2018 Compensation Actions

Salary and Annual Incentive Targets

In February 2018, the Committee approved salaries (effective April 1, 2018) and 2018 target annual incentive award levels which are based on a percentage of salary midpoints for the NEOs as follows:

Name	April 1, 2018 Salary ($)	2018 Salary Midpoint ($)(1)	2018 Target Annual Incentive (%)	2018 Target Annual Incentive ($)(1)
I. Read	2,000,000	1,830,600	150%	2,745,900
F. D’Amelio	1,400,000	1,193,900	100%	1,193,900
A. Bourla(2)	1,400,000	1,406,100	100%	1,406,100
M. Dolsten	1,315,000	1,193,900	100%	1,193,900
J. Young	1,215,000	1,193,900	100%	1,193,900

(1)	2018 salary midpoints are unchanged from 2017; 2018 target annual incentive amounts are based on a percentage of 2018 salary range midpoints. Changes to the salary midpoints were made in 2017 and 2014.
(2)	Dr. Bourla will not receive a merit increase on April 1, 2018 as he received a salary increase upon his promotion to COO, effective January 1, 2018.

2018 Annual Long-Term Incentive Awards

In February 2018, the Committee granted long-term incentive awards to the NEOs in consideration of their 2017 performance and their expected future performance. These awards included 50% of the award value granted as 5- and 7-Year TSRUs and the remaining 50% granted as PSAs.

		Estimated Future Payouts Under the Performance Share Program(1) PSA Grants			5-Year TSRUs	7-Year TSRUs
Name	Award Value ($)	Threshold (#)	Target (#)	Maximum(2) (#)	Grant(3) (#)	Grant(3) (#)
I. Read	13,000,000	0	180,505	361,010	469,577	392,574
F. D’Amelio	4,000,000	0	55,540	111,080	144,485	120,792
A. Bourla	7,500,000	0	104,138	208,276	270,910	226,485
M. Dolsten	4,000,000	0	55,540	111,080	144,485	120,792
J. Young	4,000,000	0	55,540	111,080	144,485	120,792

(1)	The actual number of shares, if any, that will be paid out at the end of the performance period (2018-2020) cannot be determined because the shares earned by the NEOs will be based upon our future performance compared with the three one-year annual operating income targets and Pfizer’s relative three-year TSR performance as compared to the DRG Index. Dividend equivalents on any shares earned will be paid in shares of common stock at the end of the performance period. See more detail regarding this program under “Performance Share Awards (PSAs).”
(2)	Based on performance against the three one-year annual operating income targets and Pfizer’s relative three-year TSR performance as compared to the DRG Index, varying amounts of shares of common stock, from 0% to 200% of target, will be earned. In no event will the payout exceed the maximum payout of 200% of target. Additionally, the payout is capped at target if TSR for the performance period is negative.
(3)	5- and 7-Year TSRUs vest on February 22, 2021, the third anniversary of the grant date, and will be settled in shares on the fifth or seventh anniversary of the grant date, February 22, 2023 and February 22, 2025, respectively. The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 22, 2023 and February 22, 2025, respectively) and the TSRU grant price ($35.74), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.

NOTE: Consistent with historical practice, long-term incentive award values are converted into units using the closing stock price/value on the first trading day of the week of grant. The PSA values were converted to units using the closing stock price on February 20, 2018 of $36.01. The 5-Year TSRU values were converted to TSRUs using $6.92 and the 7-Year TSRU values were converted to TSRUs using $8.28, representing the estimated value at grant using the Monte Carlo Simulation model as of February 20, 2018.

EQUITY AWARD GRANT PRACTICES

The Committee customarily approves equity awards to eligible employees, including the NEOs, at its meeting held in late February of each year and the awards are ratified by the independent members of the Board and granted the following day. Equity grants to certain newly hired employees, including executive officers, are effective on the last business day of the month of hire. Special equity grants to continuing employees are effective on the last business day of the month in which the award is approved. TSRU and stock option grants have an exercise/grant price equal to the closing market price of Pfizer’s common stock on the grant date. Our equity incentive plan prohibits the repricing or exchange/cash out of equity awards without shareholder approval.

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EXECUTIVE COMPENSATION SECTION 5 – POST-EMPLOYMENT COMPENSATION AND BENEFITS

SECTION 5 – Post-Employment Compensation and Benefits

The following table provides information on Pfizer’s post-employment compensation programs and benefits available to eligible U.S.- employees, including eligible NEOs (unless otherwise noted):

Plan/Eligibility	Description of Benefit

Pension and Savings Plans

Plans include:

- defined benefit pension plans

- non-qualified supplemental pension plans

- defined contribution savings plans

- non-qualified supplemental savings plans

Benefits under the non-union defined benefit pension plans were frozen as of December 31, 2017 for all participants, although participants may continue to grow into retirement plan milestones.

Effective January 1, 2018, all eligible U.S. colleagues will earn retirement benefits through the RSC in the savings plans as a result of the freezing of the defined benefit pension plans.

Since 2011, newly hired colleagues, rehired colleagues and colleagues who transfer to the U.S. earn retirement benefits through an age- and service-weighted annual company Retirement Savings Contribution (RSC) to the defined contribution savings plans, which is in addition to the company matching contributions. Effective January 1, 2018, all eligible U.S. colleagues will earn retirement benefits through the RSC in addition to the company matching contributions.

The Pfizer defined contribution savings plans permit all eligible U.S. employees, including the NEOs, to make pre-tax, after-tax and/or Roth contributions, from their eligible pay, up to certain limits and to receive company matching contributions. Pfizer also maintains a non-qualified supplemental savings plan that permits eligible participants to make pre-tax contributions in excess of tax law limitations on qualified plans and to receive matching contributions and RSC, if applicable.

Pfizer maintains related non-qualified supplemental benefit plans for U.S. employees (including NEOs) participating in the pension plan and earning in excess of the IRC limit ($270,000 for 2017).

The provisions and features of the qualified defined benefit pension plans and the related supplemental pension plans are described in the narrative accompanying the “2017 Pension Benefits Table” and the “2017 Non-Qualified Deferred Compensation Table”.

Insurance Plans Provide health and family security benefits, such as medical insurance, dental insurance, life insurance and long-term disability insurance.

Programs are designed to provide certain basic quality of life benefits and protections to Pfizer employees, including the NEOs, and at the same time enhance Pfizer’s attractiveness as an employer of choice.

The cost of these plans is shared between the employee and the company. The company’s annual cost of the benefit coverage for each NEO ranges from approximately $19,000 to $27,700, based on the coverage selected.

Supplemental Individual Disability Insurance	Pfizer makes available additional supplemental individual disability insurance coverage, in excess of the limits available under the company’s group long-term disability plan and participants pay the full cost of this coverage.

Deferred Compensation

Executives are permitted to elect to defer receipt of their annual incentive awards and any shares earned under the Performance Share Awards (PSAs) into the Pfizer Inc. Deferred Compensation Plan.

Certain of our NEOs are required to defer the receipt of Restricted Stock Units (RSUs). See “Other Compensation Programs and Policies–Tax Policies.”

Annual incentive awards may be deferred under one or more of the following plans: Pfizer Savings Plan (PSP), the Pfizer Supplemental Savings Plan (PSSP) and/or Pfizer Inc. Deferred Compensation Plan (DCP). Deferrals into the DCP and PSSP may be notionally invested and deferrals into the PSP may be invested in a selection of mutual funds, Pfizer stock and/or a cash equivalent fund (DCP only).

The Pfizer stock unit funds are credited with dividends, which are reinvested into dividend equivalent units or other investments. Deferred RSUs required to be deferred in 2016 and later may only be deferred into the Pfizer stock fund.

Retiree Healthcare Benefits Pfizer maintains post-retirement medical coverage.	Active employees who are at least age 55 and have at least 15 years of service after age 40 are eligible for post-retirement medical coverage. For U.S. employees, including the NEOs, the value of the post-retirement medical coverage currently ranges from $123,000 to $275,000 (based on service and coverage) over the course of retirement.

Executive Severance Plan

Provides severance benefits to NEOs (including the ELT members) in the event of involuntary termination of employment without cause.

Severance payments and benefits under the Executive Severance Plan are described in “Estimated Benefits upon Termination Table.”

Benefits consist of cash severance equal to the greater of:

(a) one times pay (defined as base salary plus target annual incentive), or

(b) 13 weeks’ pay plus three weeks’ pay per year of service, subject to a maximum of 104 weeks’ pay.

Eligible participants in the GPP also receive a pro-rata annual incentive for the year of termination, provided certain performance targets are achieved, as well as certain health and insurance benefits.

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EXECUTIVE COMPENSATION SECTION 6 – OTHER COMPENSATION PROGRAMS AND POLICIES

SECTION 6 – Other Compensation Programs and Policies

PERQUISITES

We provide a limited number of perquisites to our NEOs (including the ELT members); limited personal use of company aircraft, reimbursement for certain financial counseling, and home security services. For our CEO, we also include the use of a company car and driver and limited personal security where deemed necessary and advisable in connection with business travel to high-risk locations. The transportation benefits provide increased efficiencies and allow more productive use of our executives’ time and, in turn, greater focus on Pfizer-related activities. The Committee believes these perquisites are consistent with market practice and contribute to executive security, recruitment and retention.

We do not provide tax “gross-ups” for perquisites provided to the NEOs, except in the case of certain relocation expenses (consistent with our relocation policy for U.S.-based employees generally); therefore, executives (including the NEOs) pay taxes due on perquisites (other than certain relocation expenses). The Committee reviews and carefully considers the reasonableness of and rationale for providing these perquisites.

Perquisite	Description
Car and Driver
For the CEO:
 For security reasons, a car and driver are available to the CEO for personal use (including commuting) and the cost does not need to be reimbursed. The unreimbursed incremental cost to the company of personal use of a car and driver by Mr. Read in 2017 is also reflected in the table below and in the “All Other Compensation” column in the SCT. Spouse/partner travel is generally considered personal use and the incremental cost of such travel must be reimbursed to the company.

For tax purposes, the cost of the personal use of the car and fuel is imputed as income to the CEO. All taxes on this income are paid by the CEO and he is not provided a gross-up payment for these taxes by the company. Tax regulations provide that as a result of the recommendations contained in an independent, third-party security study, the cost of the driver is not reportable as income to the CEO.
For the other NEOs: Cars and drivers are available for business reasons; NEOs (other than the CEO) are required to reimburse the company for personal use of cars and drivers.
Aircraft Usage
For the CEO:
As a result of the recommendations contained in an independent, third-party security study, the Board has determined that the CEO must use company-provided aircraft for all air travel, including personal travel, to the maximum extent practicable.

The security study also recommends that the CEO’s spouse use company-provided aircraft when accompanying the CEO, to the maximum extent practicable. Travel by the CEO’s spouse is generally considered personal use and is subject to taxation and disclosure.

Travel by Messrs. Read and D’Amelio to attend meetings of the boards of directors of Kimberly-Clark Corporation and Humana Inc., respectively, is treated as business travel in view of the significant benefits to Pfizer of their service on those boards.
For the other NEOs: Company aircraft are available for limited personal travel. Personal use is permitted only with the prior approval of the CEO or his designees and is subject to other limitations.
Other Perquisites
Financial Counseling	Provides a taxable allowance of up to $10,000 per year to the NEOs for financial counseling services, which may include tax preparation and estate planning services.
Home Security	Taxable reimbursement for appropriate home security systems and monitoring charges is provided to the NEOs.

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EXECUTIVE COMPENSATION SECTION 6 – OTHER COMPENSATION PROGRAMS AND POLICIES

The amounts for perquisites disclosed in the “All Other Compensation” column and in the table below have been valued based on the incremental costs to the company for the personal use of company-provided aircraft. Incremental costs for personal use consist of the variable costs incurred by Pfizer to operate the aircraft for such use. Such costs do not include fixed or non-variable costs that would be incurred whether or not there was any personal use of the aircraft, such as crew salaries and benefits, insurance costs, aircraft purchase costs, depreciation, and scheduled maintenance.

2017 Incremental Cost of Perquisites

The following table summarizes the incremental cost of perquisites for the NEOs in 2017.

Name	Aircraft Usage ($)	Financial Counseling ($)	Car Usage ($)	Home Security ($)	Other ($)(1)	Total ($)
I. Read	162,368	10,000	26,867	5,070	—	204,305
F. D’Amelio	38,366	10,000	—	1,039	1,981	51,386
A. Bourla	40,598	10,000	—	1,092	1,524	53,214
M. Dolsten	84,692	10,000	—	1,783	1,763	98,238
J. Young	28,830	—	—	836	52,214	81,880

(1)	The amounts shown for the NEOs represent the value of certain personal benefits provided in association with business travel. Also, included for Mr. Young is the cost of tax services, including professional services relating to tax audits of covered years relating to his relocation, which includes a tax gross-up of $1,802, consistent with Pfizer’s relocation policy for U.S.-based employees.

Tax Policies

IRC Section 162(m) generally limits to $1.0 million the amount of non-performance-based remuneration that Pfizer may deduct in any calendar year for certain executive officers. We have structured our annual incentive awards and long-term incentive awards with the intention of meeting the exception to this limitation for “performance-based” compensation, as defined in IRC Section 162(m), so that these amounts may be fully deductible for income tax purposes.

To maintain flexibility and the ability to pay competitive compensation, we do not require all compensation to be deductible. Historically, since the non-performance-based compensation paid to our NEOs has exceeded $1.0 million, in prior years, a portion of their compensation has not been deductible.

The exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1.0 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The repeal means that even performance-based compensation will be subject to the deduction limit of Section 162(m). Due to some ambiguities and uncertainties as to the application and interpretation of Section 162(m), including with respect to the effective date and transition provisions for when certain performance-based compensation in excess of $1.0 million may no longer be deductible under newly-enacted tax legislation, certain amounts of compensation may fail to be deductible under Section 162(m), even if intended to satisfy the requirements for deductibility. It is anticipated that this change to the tax law, as well as other legislation that may change from time to time, will have an impact on Section 162(m) deductibility going forward, and the company will monitor the impact of these changes. We will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

Derivatives Trading/Hedging Policy

Executive officers, including the NEOs, may not purchase or sell options on Pfizer common stock or engage in short sales of Pfizer common stock. Also, trading by executive officers in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Pfizer common stock (sometimes referred to as “hedging”) is prohibited. These provisions also apply to our non-employee Directors.

82   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION SECTION 6 – OTHER COMPENSATION PROGRAMS AND POLICIES

Compensation Recovery/Clawback

The Compensation Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to NEOs and other executives where a payment is predicated upon the achievement of specified financial results that are the subject of a subsequent restatement. Where applicable, we will seek to recover any amount the Committee determines to have been inappropriately received by the individual executive officer. In addition, our equity incentive awards contain compensation recovery provisions.

Stock Ownership and Holding Requirements

Our NEOs are subject to stock ownership and holding requirements. The CEO is required to own Pfizer common stock equal in value to at least six times his annual salary. Each of the other NEOs is required to own Pfizer common stock equal in value to at least four times their annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the NEO, but also shares and certain units held through various Pfizer plans and programs. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.

Until an NEO reaches the applicable milestone, he must hold and may not sell any shares (except to meet tax withholding obligations). Once the ownership level is met, NEOs must hold and may not sell shares if doing so would cause ownership to fall below that level. As of December 31, 2017, Mr. Read owned Pfizer common stock and units equal in value to approximately 16 times his salary. We believe that these holding requirements align the interests of our NEOs with those of our shareholders. Additionally, certain long-term incentive awards continue to vest and settle in accordance with their stated terms following an NEO’s retirement rather than vesting upon retirement, maintaining the alignment with shareholders into retirement.

2017 STOCK OWNERSHIP(1)

(1)	Shares held as of December 31, 2017, determined using the December 29, 2017, Pfizer closing stock price and base salary.
(2)	In light of Dr. Bourla’s election to the Board in February 2018 as an employee director, his stock ownership guideline will increase to 6x base salary with interim milestone guidelines.

Note: Consistent with our policy prohibiting the pledging of Pfizer stock, none of our NEOs or other executive officers has pledged Pfizer stock as collateral for personal loans or other obligations.

Pfizer  2018 Proxy Statement   /   83

EXECUTIVE COMPENSATION SECTION 6 – OTHER COMPENSATION PROGRAMS AND POLICIES

Criteria for Selection of Committee Consultant

The Committee has established the following criteria in selecting its compensation consultant. For more information regarding the role of the independent compensation consultant, see “How We Determine Executive Compensation – Role of the Independent Compensation Consultant” earlier in this CD&A.

Degree of Independence
-	Financial independence: measured by dollar volume of other business conducted with Pfizer
-	Independent thinking: subjectively assessed by evaluating known work, as well as information gathered in screening interviews

Familiarity with the business environment
-	Knowledge of the pharmaceutical industry and general industry comparator companies
-	Specific knowledge of Pfizer, its strategic objectives and its culture, its senior management and its Board of Directors
-	Broad knowledge of market trends, investor preferences, proxy advisor policies, compensation risk-management and any applicable regulations
-	Public and investor relations

Particular strengths and/or distinguishing characteristics including, but not limited to:
-	Creative thinking
-	Strong understanding of corporate governance
-	Special areas of expertise
-	Ability to establish rapport and dynamic presence with groups

References from current clients for whom the consultant acts in an advisory role similar to the role desired by the Committee

Potential issues such as:
-	Conflicts of interest with other clients or Committee members
-	Degree of availability/accessibility

2017 INDEPENDENCE ASSESSMENT OF COMMITTEE CONSULTANT

In 2017, the Committee decided to continue to retain the firm of FW Cook & Co., represented by George Paulin as lead advisor, to serve as its independent compensation consultant after assessing the firm’s independence, including taking into consideration the following factors:

•	the fact that neither the firm, nor Mr. Paulin, provides any other services to the company other than as a consultant to the Corporate Governance Committee on Board-related compensation matters;
•	the fees received by the firm as a percentage of its total revenues;
•	the firm’s policies and procedures designed to prevent conflicts of interest;
•	the absence of any significant business or personal relationships between the firm or Mr. Paulin and the members of the Committee;
•	the fact that neither the firm, nor Mr. Paulin, owns any company stock or equity derivatives; and
•	the absence of any business or personal relationships between the firm or Mr. Paulin and any executive officer of the company.

Based upon this assessment, the Committee determined that the engagement of FW Cook & Co. does not raise any conflicts of interest or similar concerns. The Corporate Governance Committee performed a similar assessment of FW Cook & Co. prior to retaining the firm’s services as a consultant on Board-related compensation matters during February 2017.

84   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

Compensation Tables

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change In Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
I. Read Chairman and Chief Executive Officer	2017	1,956,750	–	6,631,652	14,504,377	2,600,000	1,748,637	472,359	27,913,775
	2016	1,905,250	–	3,984,592	6,628,412	4,000,000	331,706	471,510	17,321,470
	2015	1,858,750	–	2,011,628	5,842,990	4,300,000	3,586,558	388,036	17,987,962
F. D’Amelio EVP, Business Operations and Chief Financial Officer	2017	1,356,750	–	1,882,190	1,801,215	1,120,000	1,947,139	190,740	8,298,034
	2016	1,324,000	–	1,144,494	1,835,559	1,740,000	1,469,344	180,956	7,694,353
	2015	1,293,750	–	603,492	1,752,896	2,341,000	509,904	169,132	6,670,174
A. Bourla Group President, Pfizer Innovative Health(6)	2017	1,170,000	–	1,651,093	1,801,215	1,260,000	2,767,669	186,324	8,836,301
	2016	1,117,500	–	936,941	1,835,559	1,788,000	2,023,112	1,169,333	8,870,445
M. Dolsten President, Worldwide Research and Development	2017	1,271,250	–	1,882,190	1,801,215	1,150,000	1,332,809	233,351	7,670,815
	2016	1,237,500	–	1,144,494	1,835,559	1,740,000	1,043,662	1,226,758	8,227,973
	2015	1,207,500	–	603,492	1,752,896	1,850,000	458,165	185,813	6,057,866
J. Young Group President, Pfizer Essential Health(7)	2017	1,170,000	–	3,882,186	3,801,214	1,015,000	1,156,500	481,210	11,506,110
	2016	1,130,000	–	1,144,494	1,835,559	1,788,000	0	1,497,688	7,395,741
	2015	1,085,000	–	603,492	1,752,896	2,100,000	0	377,537	5,918,925

(1)	Stock Awards column amounts represent for 2017, the grant value for the RSUs granted to Mr. Young, and, for all NEOs, the value of one-third of the PSAs granted in 2017, 2016 and 2015, for 2016, one-third of the value of the PSAs granted in 2016 and 2015, and for 2015, one-third of the value of the PSAs granted in 2015. The PSA values shown for 2017 represent a target payout based on the probable outcome of the performance conditions determined using the closing stock price on February 23, 2017. The maximum potential values of the PSAs reflected in 2017 (assuming a closing stock price of $34.06) based on the units included here (one-third of the PSAs granted in 2017, 2016 and 2015) would be as follows (subject to rounding): Mr. Read—$13,263,305; Mr. D’Amelio—$3,764,379; Dr. Bourla—$3,302,185; Dr. Dolsten—$3,764,379; and Mr. Young—$3,764,379. The PSA grant date fair values have been determined using Pfizer’s closing stock price on the respective grant date.

The PSA amounts for 2017 shown in the table above represent the value of one-third of the grant of the PSAs granted in 2017, 2016 and 2015, consistent with the applicable accounting rules, as only the 2017 PSAs first-year goal, 2016 PSAs second-year goal and 2015 PSAs third-year goal of the three-year performance period beginning in 2017 were set in 2017.

The Committee considered the full value of the 2017 annual LTI award when making the grant, and the amounts shown below represent (subject to rounding) the full grant date fair values using $34.06 per share/unit:

	I. Read	F. D’Amelio	A. Bourla	M. Dolsten	J. Young
PSAs at Target ($)	6,585,058	1,823,572	1,823,572	1,823,572	1,823,572
TSRUs ($)	6,504,375	1,801,215	1,801,215	1,801,215	1,801,215
2017 LTI Award (Full Grant Date Fair Value) ($)	13,089,433	3,624,787	3,624,787	3,624,787	3,624,787
PSAs at Maximum ($)	13,170,116	3,647,145	3,647,145	3,647,145	3,647,145

(2)	Option Awards column amounts represent the grant date fair values of the PTSRUs awarded to Messrs. Read and Young in 2017 and, for all NEOs, the TSRUs awarded in 2017, 2016 and 2015. The grant date fair values have been determined using the Monte Carlo Simulation model, based on the assumptions and methodologies described in the company’s 2017 Financial Report (Note 13, Share-Based Payments).
(3)	Non-Equity Incentive Plan Compensation column amounts represent annual incentive awards made to the NEOs for performance in the year noted and paid early in the following year.
(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings column amounts represent the change in pension value for 2017, 2016 and 2015. The 2017 pension amounts represent the difference between the December 31, 2017, and December 31, 2016, present values of age 65 accrued pensions, or the current benefit if the NEO is eligible for an unreduced pension under the Pension Plan and Supplemental Pension Plans, based on the Pension Plan assumptions for each year, as shown in the footnotes to the “Pension Plan Assumptions” table later in this Proxy Statement. For other than Mr. Young, the increases are due to an additional year of service (except for Mr. Read), lower interest rates used to determine lump sum equivalents and the required adoption of the new mortality table which incorporates longer life expectancy. Further information regarding pension plans is included in the “2017 Pension Benefits Table” later in this Proxy Statement consistent with SEC rules.

Pfizer  2018 Proxy Statement   /   85

EXECUTIVE COMPENSATION COMPENSATION TABLES

For Mr. Read, the 2016 amount reported in the SCT was lower than the 2015 amount due to his one-time election of a notional transfer of $30,992,370, which was the present value of the post-2004 Supplemental Pension Plan benefit transferred to the Pfizer Supplemental Savings Plan, effective January 1, 2016, at which time, Mr. Read ceased participating in the pension plan for future service. See “The Pension Plan and Supplemental Pension Plan Summary” later in this Proxy Statement.

For Mr. Young, the amount shown represents the change in his U.K. pension benefit converted to USD. See discussion later in this Proxy Statement. Additionally, the amount reported in the SCT for 2015 and 2016 is zero as the change in pension value was negative.
(5)	All Other Compensation column amounts represent the matching contributions made by the company under the Savings Plan and Supplemental Savings Plan and, for Mr. Young, an RSC contribution, plus the incremental cost to the company of perquisites received by each of the NEOs as previously discussed in the “Perquisites” section. Additionally, the amounts shown in 2016 for Drs. Dolsten and Bourla and Mr. Young include a one-time cash retention award of $1 million. The award, approved by the Board of Directors, was made in connection with our entering into a definitive merger agreement with Allergan plc, in November 2015. The Board believed the executives would have had an important role in consummating the combination with Allergan and successfully integrating the two businesses. In light of the termination of the merger agreement with Allergan on April 6, 2016, based on the terms of the award, it was paid on or around July 5, 2016.
(6)	Dr. Bourla was promoted to Chief Operating Officer effective as of January 1, 2018. He was not an NEO in 2015.
(7)	Mr. Young was named Group President, Pfizer Innovative Health, effective as of January 1, 2018.

86   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

2017 Grants of Plan-Based Awards Table

This table provides additional information about non-equity incentive awards and long-term equity incentive awards granted to our NEOs during 2017. The long-term incentive awards were made under the 2014 Stock Plan, and are described in the CD&A section “Elements of our Executive Compensation Program.”

										All Other
									All Other	TSRU
									Stock	Awards:
									Awards:	Number of	Exercise Or	Grant Date
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Number of Shares	Securities Underlying	Base Price of TSRU	Fair Value of Stock
	Grant		Threshold	Target	Maximum	Threshold	Target(3)	Maximum	or Units	TSRUs(3)(4)	Awards	and TSRUs(4)
Name (A)	Date (B)		($)(C)	($)(D)	($)(E)	(#)(F)	(#)(G)	(#)(H)	(#)(I)	(#)(J)	($/Sh)(K)	($)(L)
I. Read	2/23/2017									527,597	34.06	3,249,998
										438,005	34.06	3,254,377
			0	2,745,900	5,491,800	0	194,705	389,410				6,631,652
	12/29/2017	(4)								1,372,213	36.22	8,000,002
F. D’Amelio	2/23/2017									146,104	34.06	900,001
										121,294	34.06	901,214
			0	1,193,900	2,387,800	0	55,261	110,522				1,882,190
A. Bourla	2/23/2017									146,104	34.06	900,001
										121,294	34.06	901,214
			0	1,193,900	2,387,800	0	48,476	96,952				1,651,093
M. Dolsten	2/23/2017									146,104	34.06	900,001
										121,294	34.06	901,214
			0	1,193,900	2,387,800	0	55,261	110,522				1,882,190
J. Young	2/23/2017									146,104	34.06	900,001
										121,294	34.06	901,214
			0	1,193,900	2,387,800	0	55,261	110,522				1,882,190
	12/29/2017	(4)							55,218			1,999,996
										343,053	36.22	1,999,999

(1)	The amounts represent the threshold, target and maximum annual incentive award payout for the January 1, 2017–December 31, 2017 performance period. The actual 2017 payout is reported in the “2017 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)	The amounts represent the threshold, target and maximum share payouts under our Performance Share Awards. The PSAs are designed to reward the achievement of three one-year operating income goals and relative TSR over the three-year performance period. The “target” amount shown represents the value of one-third each of the 2015, 2016 and 2017 PSA grants (as noted earlier in this Proxy Statement). The payment for below threshold performance is 0%. See “SCT footnote 1” for further information on the full value of the 2017 PSA grant.
(3)	Consistent with historical practice, long-term incentive grant values are converted into units using the closing stock price/value on the first trading day of the week of grant. The PSA values were converted into units using the closing stock price of $33.62 on February 21, 2017; the 5-Year and 7-Year TSRU award values were converted using $6.16 and $7.42, respectively, the estimated values using the Monte Carlo Simulation model as of February 21, 2017. PSAs generally vest three years from the grant date. The 5-Year and 7-Year TSRUs also generally vest three years from the grant date and are settled five and seven years from the grant date, respectively. Effective with the February 2015 long-term incentive grant, additional PSAs were granted in lieu of RSUs. As such, no RSUs were granted as part of the 2017 annual LTI program to the NEOs.
(4)	The amounts shown represent the award values as of the grant date (subject to rounding) of the equity awards. The values for the PSAs, 5-Year and 7-Year TSRUs are shown at the respective fair values of $34.06, $6.16 and $7.43, as of February 23, 2017. The values of the December 29, 2017 grant of PTSRUs are shown based on the fair value of $5.83 and RSUs are shown based on the fair value of $36.22.

Pfizer  2018 Proxy Statement  /   87

EXECUTIVE COMPENSATION COMPENSATION TABLES

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table details the outstanding equity awards held by our NEOs as of December 31, 2017.*

		Option/TSRU Awards(2)							Stock Awards(2)
Name (A)	Grant Date/ Performance Share Period(1)	Number of Securities Underlying Unexercised Options Exercisable (#)(B)	Number of Securities Underlying Unexercised Options Unexercisable (#)(C)	Number of Securities Underlying Unexercised TSRUs Vested (#)(B)	Number of Securities Underlying Unexercised TSRUs Unvested (#)(C)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(D)	Option/ TSRU Exercise Price ($)(E)	Option/ TSRU Expiration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#)(G)	Market Value of Shares or Units of Stock That Have Not Vested ($)(H)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(I)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(J)
I. Read	2/24/2011			483,559			18.90	2/24/2018
	2/24/2011(3)			420,000			20.90	2/24/2018
	2/23/2012			668,724			21.03	2/23/2019
	2/28/2013			649,780			27.37	2/28/2018
	2/28/2013			539,305			27.37	2/28/2020
	2/27/2014			548,885			32.23	2/27/2019
	2/27/2014			437,158			32.23	2/27/2021
	2/26/2015				483,092		34.59	2/26/2020
	2/26/2015				402,685		34.59	2/26/2022
	2/25/2016				560,345		30.59	2/25/2021
	2/25/2016				500,770		30.59	2/25/2023
	2/23/2017				527,597		34.06	2/23/2022
	2/23/2017				438,005		34.06	2/23/2024
	12/29/2017(4)				1,372,213		36.22	12/29/2022
	1/1/2015– 12/31/2017										174,469	6,319,267
	1/1/2016– 12/31/2018										216,306	7,834,603
	1/1/2017– 12/31/2019										193,337	7,002,666

88   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

		Option/TSRU Awards(2)							Stock Awards(2)
Name (A)	Grant Date/ Performance Share Period(1)	Number of Securities Underlying Unexercised Options Exercisable (#)(B)	Number of Securities Underlying Unexercised Options Unexercisable (#)(C)	Number of Securities Underlying Unexercised TSRUs Vested (#)(B)	Number of Securities Underlying Unexercised TSRUs Unvested (#)(C)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(D)	Option/ TSRU Exercise Price ($)(E)	Option/ TSRU Expiration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#)(G)	Market Value of Shares or Units of Stock That Have Not Vested ($)(H)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(I)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(J)
F. D’Amelio	2/24/2011			174,081			18.90	2/24/2018
	2/23/2012			185,185			21.03	2/23/2019
	2/28/2013			209,251			27.37	2/28/2018
	2/28/2013			173,675			27.37	2/28/2020
	2/27/2014			182,247			32.23	2/27/2019
	2/27/2014			145,150			32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	2/25/2016				155,172		30.59	2/25/2021
	2/25/2016				138,675		30.59	2/25/2023
	2/23/2017				146,104		34.06	2/23/2022
	2/23/2017				121,294		34.06	2/23/2024
	1/1/2015– 12/31/2017										52,341	1,895,791
	1/1/2016– 12/31/2018										59,900	2,169,578
	1/1/2017– 12/31/2019										53,540	1,939,219
A. Bourla	2/24/2011			25,387			18.90	2/24/2018
	2/23/2012			36,008			21.03	2/23/2019
	2/28/2013			39,923			27.37	2/28/2018
	2/28/2013			33,135			27.37	2/28/2020
	2/27/2014			64,322			32.23	2/27/2019
	2/27/2014			51,230			32.23	2/27/2021
	2/26/2015				88,567		34.59	2/26/2020
	2/26/2015				73,826		34.59	2/26/2022
	2/25/2016				155,172		30.59	2/25/2021
	2/25/2016				138,675		30.59	2/25/2023
	2/23/2017				146,104		34.06	2/23/2022
	2/23/2017				121,294		34.06	2/23/2024
	1/1/2015– 12/31/2017										31,986	1,158,533
	1/1/2016– 12/31/2018										59,900	2,169,578
	1/1/2017– 12/31/2019										53,540	1,939,219

Pfizer  2018 Proxy Statement   /   89

EXECUTIVE COMPENSATION COMPENSATION TABLES

		Option/TSRU Awards(2)							Stock Awards(2)
Name (A)	Grant Date/ Performance Share Period(1)	Number of Securities Underlying Unexercised Options Exercisable (#)(B)	Number of Securities Underlying Unexercised Options Unexercisable (#)(C)	Number of Securities Underlying Unexercised TSRUs Vested (#)(B)	Number of Securities Underlying Unexercised TSRUs Unvested (#)(C)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(D)	Option/ TSRU Exercise Price ($)(E)	Option/ TSRU Expiration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#)(G)	Market Value of Shares or Units of Stock That Have Not Vested ($)(H)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(I)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(J)
M. Dolsten	2/24/2011			174,081			18.90	2/24/2018
	2/23/2012			185,185			21.03	2/23/2019
	2/28/2013			198,238			27.37	2/28/2018
	2/28/2013			164,534			27.37	2/28/2020
	2/27/2014			158,662			32.23	2/27/2019
	2/27/2014			126,366			32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	2/25/2016				155,172		30.59	2/25/2021
	2/25/2016				138,675		30.59	2/25/2023
	2/23/2017				146,104		34.06	2/23/2022
	2/23/2017				121,294		34.06	2/23/2024
	1/1/2015– 12/31/2017										52,341	1,895,791
	1/1/2016– 12/31/2018										59,900	2,169,578
	1/1/2017– 12/31/2019										53,540	1,939,219
J. Young	2/24/2011			43,520			18.90	2/24/2018
	2/23/2012			43,724			21.03	2/23/2019
	2/28/2013			121,145			27.37	2/28/2018
	2/28/2013			100,548			27.37	2/28/2020
	2/27/2014			154,374			32.23	2/27/2019
	2/27/2014			122,951			32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	2/25/2016				155,172		30.59	2/25/2021
	2/25/2016				138,675		30.59	2/25/2023
	2/23/2017				146,104		34.06	2/23/2022
	2/23/2017				121,294		34.06	2/23/2024
	12/29/2017(4)				343,053		36.22	12/29/2022	55,218	1,999,996
	1/1/2015– 12/31/2017										52,341	1,895,791
	1/1/2016– 12/31/2018										59,900	2,169,578
	1/1/2017– 12/31/2019										53,540	1,939,219

*	Value as of December 29, 2017, the last trading day of 2017.
(1)	For better understanding of this table, we have included an additional column showing the grant dates of TSRUs, PTSRUs, RSUs and the associated performance periods for the PSAs. The PSAs shown represent the full grant.

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EXECUTIVE COMPENSATION COMPENSATION TABLES

(2)	Vesting Provisions:

TSRUs vest and are settled in accordance with the schedule below:

Grant Date	Vesting
2/24/2011	Full vesting after 3 years and payable after 7 years
2/23/2012	Full vesting after 3 years and payable after 7 years
2/28/2013	Full vesting after 3 years and payable after 5 years or 7 years
2/27/2014	Full vesting after 3 years and payable after 5 years or 7 years
2/26/2015	Full vesting after 3 years and payable after 5 years or 7 years
2/25/2016	Full vesting after 3 years and payable after 5 years or 7 years
2/23/2017	Full vesting after 3 years and payable after 5 years or 7 years
(3)	Mr. Read received Premium-Priced 7-Year TSRUs at a grant price of $20.90, a 25% premium over the market price of our common stock on the last trading day prior to being named CEO (December 3, 2010). The other terms of this grant are identical to those described in “Elements of Our Executive Compensation Program” above.
(4)	Messrs. Read and Young received special equity awards of PTSRUs and for Mr. Young only, also RSUs, on December 29, 2017. The terms of the awards are described in “Special Equity Awards” above.

2017 Option/TSRU Exercises and Stock Vested Table

The following table provides additional information about the value realized by the NEOs on option/TSRU award exercises/settlements and stock/unit award vestings during 2017.

	TSRU Awards			Option Awards		Restricted Stock/Restricted Stock Units			Performance Shares 2014-2016 Paid February 2017(1)
Name	Number of Shares Acquired on Exercise (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)(3)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)(3)
I. Read	406,921	201,441	13,859,713	–	–	111,225	53,609	3,812,805	110,011	55,609	3,771,177
F. D’Amelio	112,686	53,850	3,838,081	–	–	36,931	19,046	1,265,993	36,528	18,838	1,252,180
A. Bourla	21,911	8,101	746,297	–	–	13,034	5,839	446,799	12,891	0	441,903
M. Dolsten	112,686	53,839	3,838,081	–	–	32,151	16,581	1,102,131	31,800	16,400	1,090,104
J. Young	26,607	10,282	906,218	–	–	31,282	15,779	1,072,362	30,941	15,957	1,060,657
(1)	The PSAs earned were determined based on relative TSR performance over the 2014-2016 performance period and were paid on February 27, 2017.
(2)	Represents TSRUs, which were granted on February 23, 2012, and settled on February 23, 2017 using the settlement price (20 day average) of $32.49. The fair market value on February 23, 2017 was $34.06.
(3)	The RSUs vested on February 27, 2017 at $34.28 for all NEOs. Performance shares were paid on February 27, 2017 at $34.28. Dr. Bourla elected to defer 100% of his PSA payment into the Pfizer Inc. Deferred Compensation Plan.

Retirement Benefits

The following 2017 Pension Benefits Table shows the present value of accumulated benefits payable to each of our NEOs (other than Mr. Young) under the Pfizer Consolidated Pension Plan (the Pension Plan or the PCPP), which retains both the Pfizer and legacy company pension formulas, including: the Wyeth Retirement Plan U.S. (the Wyeth Sub-Plan) and the Pfizer Retirement Annuity Plan (PRAP Sub-Plan) formulas. Included are benefits earned under the related Pfizer Inc. Consolidated Supplemental Pension Plan for United States (the Supplemental Pension Plan), which includes both the Pfizer and legacy company pension formulas and the Wyeth Supplemental Executive Retirement Plan (collectively, the Supplemental Plans). Except for Mr. Young, pension benefits earned in 2017 for all eligible U.S.-based employees, including the eligible NEOs, were provided under the Pfizer pension formula. The amounts reported for Mr. Young (converted from GBP to USD using exchange rates (£ per $1) of 0.809979 and 0.739372 as of December 31, 2016 and December 31, 2017, respectively), represent the benefits earned under the Pfizer Group Pension Scheme (the U.K. Pension Plan) and the related Unfunded Unapproved Retirement Benefits Scheme (the U.K. Supplemental Plan, together the U.K. Plans) in which he participated until August 2012, when he transferred to the U.S. Under the terms of the U.K. Plans, upon his departure from the U.K., Mr. Young ceased accruing service credits and his compensation taken into account under the U.K. Plans was frozen.

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2017 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Age 65 Single-Life Annuity Payment ($)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)	Immediate Annuity Payable on 12/31/2017 ($)	Lump Sum Value ($)(2)
I. Read(3)	Pension Plan	35	140,400	2,044,848	0	140,400	2,031,030
	Supplemental Plan		954,979	13,650,271	0	939,063	13,584,529
F. D’Amelio	Pension Plan	10	42,679	489,672	0	34,143	545,815
	Supplemental Plan(4)		788,714	9,009,438	0	630,971	10,086,849
A. Bourla(5)	Pension Plan	24	99,656	991,614	0	64,444	1,106,350
	Supplemental Plan		808,408	7,998,841	0	522,770	8,961,401
M. Dolsten(6)	Pension Plan	9	41,404	489,818	0	25,697	471,436
	Supplemental Plan		431,209	5,000,533	0	267,439	4,842,875
J. Young(7)	U.K. Pension Plan	23	580,361	7,479,320	0	0	0
	U.K. Supplemental Plan	1	21,595	405,750	0	0	0

(1)	The present value of these benefits is based on the December 31, 2017 Pension Plan Assumptions on page 94, used in determining our annual pension expense for fiscal 2018.
(2)	These amounts reflect the values of annuities, if paid as a lump sum benefit as of January 1, 2018, and are shown for illustrative purposes only for NEOs who are not eligible to receive a lump sum from the Pension Plan as of December 31, 2017.
(3)	The Pension Plan amount for Mr. Read reflects his attainment of the “Rule of 90” (age plus service greater than or equal to 90) in November 2010. This provides him with an unreduced pension benefit upon his retirement. (See “The Pension Plan and Supplemental Pension Plan Summary” discussion on page 93.)
(4)	Mr. D’Amelio’s Supplemental Pension Plan benefits reflect the inclusion of an additional six years of benefit accrual service for pension purposes that were provided under the terms of his offer letter in 2007. The amounts shown include $305,409 in the Supplemental Pension Plan Age 65 Single-Life Annuity Payment and $3,488,677 in the Supplemental Pension Plan Present Value of Accumulated Benefits, both of which are attributable to the additional six years of service.
(5)	The benefits shown for Dr. Bourla reflect an offset attributable to the value of 12,797,337 GRD in cumulative employer contributions that Pfizer made to the Greek TSAY (Greece Fund for Health Professionals), a government sponsored plan on his behalf from 1993 to 1999. For this purpose, the values were $39,505 and $44,739 converted from GRD to USD using exchange rates of 0.003087 GRD/USD and 0.003496 GRD/USD as of December 31, 2016 and December 31, 2017, respectively.
(6)	Prior to 2012, the retirement benefits for Dr. Dolsten were based on the provisions of the Wyeth Sub-Plan formula and the Wyeth Supplemental Executive Retirement Plan formula.
(7)	Mr. Young transferred from the U.K. to the U.S. in August 2012 and the table reflects benefits accrued during his participation in the U.K. Plans. The amount reported represents the present value of the accrued benefit, payable at age 65. Due to changes in the U.K. pension laws, Mr. Young ceased participation in the U.K. Pension Plan and commenced participation in the U.K. Supplemental Plan on April 1, 2011. He does not currently participate in the Pension Plan or the Supplemental Plan. The benefits were converted from GBP to USD using exchange rates (£ per $1) of 0.809979 and 0.739372 as of December 31, 2016 and December 31, 2017, respectively. In addition, Mr. Young was provided with survivor benefits for his U.K. pension that, in the event of his death while in active service, would provide his spouse with 50% of his accrued U.K. benefit, consistent with survivor benefits provided to all other active U.K. employees in the U.K. Pension Plan.

We have included an additional column titled “Age 65 Single-Life Annuity Payment” in the 2017 Pension Benefits Table above. The amounts listed in this column represent the amount payable to the executive upon attaining age 65, assuming termination of employment on December 31, 2017.

We have also added a column showing the immediately payable pension benefit, as well as a column showing the lump sum value of that benefit for those NEOs who meet the criteria for benefit commencement under the Pension Plan.

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EXECUTIVE COMPENSATION COMPENSATION TABLES

The Pension Plan and Supplemental Pension Plan Summary

The Pension Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers certain employees, including several of the NEOs. The following table summarizes the pension plan terms, including the legacy plan benefits for our NEOs.

Pfizer’s Pension Plan(1)

Name	Time Frame	Plans	Pension Earnings	Formula	Form of Payment
All NEOs (excluding J. Young)	Current (Frozen as of December 31, 2017)	Pension Plan/ Supplemental Pension Plan	Highest five-calendar year average of salary and bonus(2) earned for the year

			Earnings up to the tax limit are included under the Pension Plan; benefits on excess earnings are accrued under the Supplemental Pension Plan	Pfizer formula: Greater of (1.4% of Pension Earnings) x years of service; or (1.75% of Pension Earnings –1.5% primary social security benefit) x years of service(1) (capped at 35)	Annuity or Lump sum (if retirement eligible)
Legacy Plans
Name	Time Frame	Plans	Pension Earnings	Formula	Form of Payment
M. Dolsten	Pension benefits earned prior to January 2012	Wyeth Sub-Plan/ Supplemental Plans	Highest five-year average of the last 10 years of salary and bonus paid during the year	(2% of Pension Earnings -1/60th of annual primary social security benefit) x years of service (capped at 30)	Annuity or Lump sum

J. Young	Pension benefits earned prior to August 2012	U.K. Pension Plan/ U.K. Supplemental Plan	Basic salary	After 2010: 1.75% of Pension Earnings x years of service Prior to 2011: 2.22% of Pension Earnings x years of service	Annuity

(1)	Compensation covered by the Pension Plan and the related Supplemental Pension Plan for 2017 equals the sum of the amounts for 2017 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2017 Summary Compensation Table.”
(2)	Certain bonuses are not included in Pension Earnings.

GENERAL

Contributions to the Pension Plan are made entirely by Pfizer and are paid into a trust fund from which benefits are paid. Under the Pension Plan, the amount of annual earnings that may be considered in calculating benefits is limited by law. For 2017, the annual limitation was $270,000. The Pension Plan also currently limits pensions paid to an annual maximum benefit in 2017 of $215,000, payable at age 65 in accordance with IRC requirements. Under the Supplemental Plans, Pfizer provides, out of its general assets, amounts substantially equal to the difference between the amount that would have been paid in the absence of these IRC limits and the amount that may be paid under the Pension Plan. The Supplemental Plans are non-funded; however, in certain circumstances Pfizer has established and funded trusts to secure obligations under the Supplemental Plans. In 2015, for eligible active participants, an offer was made to allow a one-time election of a notional transfer of the post-2004 Supplemental Pension Plan benefit to the Pfizer Supplemental Savings Plan (PSSP) effective January 2016. Mr. Read was eligible for the offer and chose to elect the transfer which was in the amount of $30,992,370. It represents a transfer amount of $26,964,478 in January 2016, with the remaining amount of $4,027,892 transferred in March 2016. By electing the notional transfer, Mr. Read ceased participating in the Pension Plan effective December 31, 2015. The remaining benefit not transferred is unchanged and will be payable to him consistent with the terms of the plan. The change in pension value reported in the SCT represents the impact of interest rates and mortality on his remaining benefit. The Board policy on pension benefits for Executives will be applied as if the notional transfer had not been made (discussed later in this Proxy Statement).

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EXECUTIVE COMPENSATION COMPENSATION TABLES

The present value of accumulated benefits has been computed based on the assumptions as of December 31, 2017 in the following table, which was used in developing our financial statement disclosures:

PENSION PLAN ASSUMPTIONS(1)
Assumptions as of	12/31/2015	12/31/2016	12/31/2017
Discount Rate	4.59% for qualified pension plans, 4.46% for non-qualified pension plans	4.41% for qualified pension plans, 4.24% for non-qualified pension plans	3.76% for qualified pension plans, 3.73% for non-qualified pension plans
Lump Sum Interest Rate	For PRAP Sub-Plan, rates based on implied forward rates developed from the November 2015 full yield curve published by the IRS in December 2015 for PPA funding calculation purposes adjusted based on the movement in the Mercer Yield Curve spot rates during December 2015. For Wyeth Sub-Plan, 125% of the conversion factors used for PRAP Sub-Plan	For PRAP Sub-Plan, rates based on implied forward rates developed from the November 2016 full yield curve published by the IRS in December 2016 for PPA funding calculation purposes adjusted based on the movement in the Mercer Yield Curve spot rates during December 2016. For Wyeth Sub-Plan, 125% of the conversion factors used for PRAP Sub-Plan	For PRAP Sub-Plan, rates based on implied forward rates developed from the November 2017 full yield curve published by the IRS in December 2017 for PPA funding calculation purposes adjusted based on the movement in the Mercer Yield Curve spot rates during December 2017. For Wyeth Sub-Plan, 125% of the conversion factors used for PRAP Sub-Plan
Percent Electing Lump Sum	80%/70%(2)—PRAP 65%(3)—Wyeth	80%/70%(2)—PRAP 65%(3)—Wyeth	80%/70%(2)—PRAP 65%(3)—Wyeth
Mortality Table for Lump Sums	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)	Unisex mortality table specified by IRS Notice 2017-60, based on RP-2014 table, with projected mortality improvements
Mortality Table for Annuities	RP-2014 annuitant mortality table, adjusted to remove post-2007 improvement projections	RP-2014 annuitant mortality table, adjusted to remove post-2007 improvement projections	RP-2014 annuitant mortality table, adjusted to remove post-2006 improvement projections
Mortality Improvement Scale for Annuities	MP-2014 projection scale, adjusted to use a 10-year grade down period and a 0.75% ultimate annual improvement rate	MMP-2016 projection scale, which assumes an ultimate rate of improvement of 1.2% for ages below 65 and grades linearly to zero at age 115. The grade-down period to the ultimate rate occurs over a 10-year period based on age and a 15-year period based on year of birth	MMP-2016 projection scale, which assumes an ultimate rate of improvement of 1.2% for ages below 65 and grades linearly to zero at age 115. The grade-down period to the ultimate rate occurs over a 10-year period based on age and a 15-year period based on year of birth

(1)	These assumptions are also used to determine the change in pension value in the “2017 Summary Compensation Table.”
(2)	80% relates to the PRAP Sub-Plan and 70% relates to the Pfizer benefit formula in the Supplemental Pension Plan (only applies to the extent the executive is eligible to receive a lump sum).
(3)	65% relates to the Wyeth Sub-Plan and the Wyeth benefit formula in the Supplemental Pension Plan.

For the purpose of computing the Lump Sum Values shown in the Pension Benefits Table, lump sum interest rates as of January 1, 2018 are 1.96% for annuity payments expected to be made during the first 5 years, 3.58% for payments after 5 and up to 20 years, and 4.35% for payments made after 20 years. For the portion of the Wyeth formula benefit accrued prior to January 1, 2012, the lump sum assumption as of January 1, 2018 is based on the Unisex 1994 Group Annuity Mortality table blended 50% Male and 50% Female, and an interest rate of 0.90%, which is 120% of the November 2017 immediate PBGC lump sum interest rate used to calculate lump sums during the first quarter of 2018.

EARLY RETIREMENT PROVISIONS

Under the Pension Plan and Supplemental Plan, the normal retirement age is 65. Under the PRAP Sub-Plan, if a participant terminates employment with an age and years of service combination equal to or greater than 90, the employee is entitled to receive either an annuity or an equivalent lump sum that is unreduced under the terms of the Pension Plan or the Supplemental Pension Plan for early payment. Mr. Read attained this milestone during 2010. Under the PRAP Sub-Plan, if an employee retires on or after age 55 with 10 or more years of service, that participant may elect to receive either an early retirement annuity or lump sum payment, reduced by 4% per year (prorated for partial years) for each year between benefit commencement and age 65. If an employee does not satisfy any of the above criteria and has three years of vesting service under the Pension Plan, that participant may elect to receive an annuity starting on or after age 55, reduced by 6% per year for each year (prorated for partial years) prior to age 65; a lump sum payment is not available from the qualified PRAP Sub-Plan benefit under these circumstances.

BOARD POLICY ON PENSION BENEFITS FOR EXECUTIVES

The Board has a policy to seek shareholder approval prior to the payment of amounts to any senior executive from the company’s defined benefit pension plans if his or her benefit, computed as a single life annuity, will exceed 100% of the senior executive’s final average salary, as calculated at the discretion of the Committee. This policy applies to all benefit accruals after

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January 1, 2006. For purposes of this policy, “final average salary” means the average of the highest five calendar years’ earnings (as defined by the Committee and not based on the legacy pension plan definition), where earnings include salary earned during the year and annual cash incentives (or bonus) earned for the year. This policy will be applied as if the notional transfer of certain supplemental benefits had not been made.

2017 Non-Qualified Deferred Compensation Table(1)

This table summarizes activity during 2017 and account balances in our various non-qualified savings and deferral plans for our NEOs. The following plans permit the executives to defer eligible earnings on a pre-tax basis: Pfizer Supplemental Savings Plan (PSSP) and DCP. Other than employer contributions to the PSSP, the account balances in these plans are generally attributable to deferrals of previously earned compensation and the earnings on those amounts. In addition to employee deferrals, the PSSP has two types of company contributions—a company matching contribution and the RSC described in more detail below. The PSSP is a non-qualified supplemental savings plan that provides for the deferral of compensation that otherwise could have been deferred under the related tax-qualified savings plan (PSP) but for the application of certain IRC limitations, plus company matching contributions based on the executive’s contributions and the RSC. In addition, the PSSP permits the transfer of Post-2004 Supplemental Pension Plan benefits. Effective January 1, 2018, all NEOs will be eligible to participate in the RSC.

		Executive	Pfizer	Aggregate	Aggregate	Aggregate
		Contributions In	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Plan(2)	2017 ($)	2017 ($)(3)	2017 ($)	Distributions ($)	12/31/2017 ($)(4)
I. Read	PSSP	341,205	255,904	1,782,079	—	41,317,028
	Deferred GPP	—	—	—	—	—
	Deferred PSA	—	—	260,930	—	7,668,231
	Deferred RSU	—	—	1,607,130	—	33,156,617
	Total:	341,205	255,904	3,650,139	—	82,141,876
F. D’Amelio	PSSP	169,605	127,204	638,669	—	4,513,236
	Deferred GPP	—	—	—	—	—
	Total:	169,605	127,204	638,669	—	4,513,236
A. Bourla	PSSP	403,200	120,960	524,472	—	3,106,818
	Deferred GPP	—	—	—	—	—
	Deferred PSA	441,903	—	81,576	—	802,549
	Deferred RSU	—	—	245,105	—	1,802,961
	Total:	845,103	120,960	851,153	—	5,712,328
M. Dolsten	PSSP	164,475	122,963	220,867	—	1,997,623
	Deferred GPP	—	—	—	—	—
	Deferred RSU	—	—	1,564,326	—	12,974,880
	Total:	164,475	122,963	1,785,193	—	14,972,503
J. Young	PSSP	215,040	364,230	409,150	—	2,485,187
	Deferred GPP	—	—	—	—	—
	Deferred RSU	—	—	332,872	—	2,457,258
	Total:	215,040	364,230	742,022	—	4,942,445

(1)	Contribution amounts in this table have been reflected in the “2017 Summary Compensation Table” and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the “2017 Summary Compensation Table” and were not reflected in prior years’ summary compensation tables.
(2)	The PSSP contributions were based on the executive’s deferral election and the salary shown in the “2017 Summary Compensation Table,” as well as annual incentive awards paid in 2017, previously reported in 2016. The reported PSSP values include legacy Wyeth Supplemental Employee Savings Plan (Wyeth SESP) earnings and balances for Dr. Dolsten.
(3)	Represents PSSP company matching contributions and RSC earned in 2017 and reported in the “2017 Summary Compensation Table” under the “All Other Compensation” column.
(4)	Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including employee contributions, company matching contributions/RSC, withdrawals and investment earnings thereon as of December 31, 2017. The amounts reported do not include the fourth quarter 2017 matching contributions or the RSC earned in 2017 because they were credited in early 2018; such amounts are included in this table under the “Pfizer Contributions in 2017” column and in the “2017 Summary Compensation Table” under the “All Other Compensation” column (based on the year contributions were earned). Additionally, the amount in the “Aggregate Balance” column reported for Mr. Read includes the $30,992,370 one-time notional transfer of the post-2004 Supplemental Pension Plan benefit to the PSSP in January and March 2016.

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EXECUTIVE COMPENSATION COMPENSATION TABLES

Pfizer Savings Plans

GENERAL

The company provides the PSP and the PSSP to U.S.-based employees who meet the eligibility requirements. Employer contribution amounts are reflected in the 2017 Summary Compensation Table or prior years’ summary compensation tables, as applicable. Note that investment earnings have not been included in the 2017 Summary Compensation Table.

For 2017, the tax law limits:

•	the “additions” that can be made to a participating employee’s account to $54,000 per year (or $60,000 per year for eligible participants age 50 and over). “Additions” include matching contributions, RSC, before-tax contributions, Roth 401(k) contributions and after-tax contribution;
•	the amounts that may be allocated to tax-qualified savings plans to $18,000 per year (or $24,000 per year for eligible participants age 50 and over); and
•	the amount of compensation that can be taken into account in computing contributions under the Savings Plan to $270,000.

SAVINGS PLAN

The Savings Plan is a tax-qualified retirement savings plan. Participating employees may contribute up to 30% of “regular earnings” on a before-tax basis, Roth 401(k) basis and after-tax basis, into their Savings Plan accounts, subject to tax law limitations. “Regular earnings” for the Savings Plan includes both salary and bonus. In addition, under the Savings Plan, we generally match an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their regular earnings, and 50 cents for each additional dollar contributed on the next 3% of their regular earnings. Matching contributions, which are immediately vested, are paid at the end of each quarter provided the employee is employed at the end of each quarter unless the employee terminated employment due to retirement, death or disability.

In addition to the matching contributions, since 2011 the company provides newly hired colleagues, rehires and transfers to the U.S. with the RSC, which is an age- and service-weighted annual company contribution that varies from 5% to 9% of regular earnings. The RSC is invested in the same fund options selected for each employee’s contributions. The RSC vests upon three years of service and is made only if the employee is employed on December 31st of the respective year unless the employee terminated employment due to retirement, death or disability. Mr. Young transferred to the U.S. in 2012 and was not eligible to participate in the U.S. Pension Plan, and was therefore eligible for the RSC under the PSP and the PSSP. Effective December 31, 2017, participation in the U.S. Pension Plan was frozen and all participants were eligible to participate in the RSC effective January 1, 2018.

SUPPLEMENTAL SAVINGS PLAN

The PSSP is intended to provide crediting of company contributions equal to the difference between the amount actually allocated under the Savings Plan and the amount that would have been allocated to an employee’s account, if the limits described in the preceding paragraphs under “Pfizer Savings Plans—General” did not exist. Under the PSSP, participants can elect to defer up to 30% regular earnings on a before-tax basis. Generally, under the PSSP, contributions plus earnings are paid out of general assets of the company. Participants can elect to receive payments as a lump sum or in 2 to 20 annual installments following termination from service. Participants who do not make an election receive a lump sum payment. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the PSSP.

In addition, prior to 2012, Dr. Dolsten participated in the Wyeth Supplemental Employee Savings Plan (Wyeth SESP), a non-funded, non-qualified supplemental savings plan. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the Wyeth SESP.

Amounts deferred, if any, under the PSSP by the NEOs for 2017 are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2017 Summary Compensation Table. In the Non-Qualified Deferred Compensation Table, PSSP values (including the legacy Wyeth SESP values for Dr. Dolsten) are shown for each NEO. Executive contributions reflect the percentage of salary and bonus the executive has elected to defer under the PSSP. Matching contributions and RSC (if applicable) are shown in the “Pfizer Contributions” column of the table. For the NEOs, the company’s matching contributions and RSC, if applicable, under the Savings Plan and the PSSP are also shown in the “All Other Compensation” column of the 2017 Summary Compensation Table. The “Aggregate Earnings” column for the PSSP in the above table represents the amount by which the PSSP (including the legacy Wyeth SESP for Dr. Dolsten) balances changed in the past fiscal year, net of employee and employer contributions.

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EXECUTIVE COMPENSATION COMPENSATION TABLES

Estimated Benefits upon Termination Table

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Executive Severance Plan and under various termination scenarios as of December 31, 2017.

			Termination Without Cause		Termination on Change in Control		Death or Disability
Name	Severance(1) (A)($)	Other(2) (B)($)	Long-Term Award Payouts(3)(4) (C)($)	Total (A+B+C)($)	Long-Term Award Payouts(4)(5) (D)($)	Total (A+B+D)($)	Long-Term Award Payouts(4)(5) ($)
I. Read	9,431,800	19,339	29,670,316	39,121,455	36,841,119	46,292,258	36,841,119
F. D’Amelio	2,558,900	27,832	8,463,417	11,050,149	10,449,193	13,035,925	10,449,193
A. Bourla	3,880,413	28,412	7,214,626	11,123,451	9,200,402	13,109,227	9,200,402
M. Dolsten	2,473,900	26,158	6,581,482	9,081,540	10,449,193	12,949,251	10,449,193
J. Young	4,702,148	27,149	6,585,438	11,314,735	12,449,189	17,178,486	12,449,189

(1)	These amounts represent severance equal to the greater of: (a) one year’s pay (defined as base salary and target bonus) or (b) 13 weeks’ pay plus 3 weeks’ pay per year of service, subject to a maximum of 104 weeks. These amounts do not include payments, if any, under the GPP. Under the GPP, the individual would receive, in addition to the severance payment, a pro-rata portion of his target award for the year of termination provided certain performance targets are achieved.
(2)	These amounts represent the company cost of 12 months of active employee medical, dental and life insurance coverage. The amounts vary based on the coverages selected.
(3)	These amounts represent the value of the long-term incentive awards that the participants would be entitled to as of December 31, 2017 upon their termination without cause. For retirement eligible participants, all awards that are held for at least one year will continue to vest and be distributed according to the original terms of the award. All awards held less than one year will be prorated. RSUs will distribute at separation and TSRUs and PSAs will settle on the original settlement date. For non-retirement eligible participants, all awards will be prorated. RSUs will distribute at separation and TSRUs and PSAs will settle on the original settlement date. For all participants, vested awards will settle according to the original terms of the award. PTSRU awards will settle on the original settlement date only after the performance conditions have been met. The values are based on $36.22, the December 29, 2017 closing price of Pfizer common stock as this was the last trading day of the year.
(4)	These amounts do not include the value of the vested equity awards as of December 31, 2017.
(5)	These amounts represent the value of the long-term incentive awards that the participants would be entitled to as of December 31, 2017 upon their termination for death or disability or termination upon change in control. In the case of awards granted prior to 2016, outstanding awards are vested and settled upon death, disability or termination upon change in control. For awards granted in 2016 and later, in all cases other than death for which the awards vest and settle, the awards will continue to vest and will be settled on the original settlement date. PTSRUs will settle immediately upon death only after the performance conditions have been met and for disability and termination upon a change in control will settle on the original settlement date only after the performance condition has been met. The values are based on $36.22, the December 29, 2017 closing price of Pfizer common stock as this was the last trading day of the year.

Pfizer  2018 Proxy Statement   /   97

EXECUTIVE COMPENSATION COMPENSATION TABLES

Potential Payments upon Disability, Death, Retirement or Change in Control

The NEOs are eligible for the following potential payments upon disability, death, retirement or a change in control (subject to the plan provisions):

Disability	Pfizer Benefits Program	Long-Term Incentive Program
Benefits for eligible employees, including the NEOs

•   Company-paid long-term disability coverage of 50% of pay (salary and bonus), and employees may buy an increased level of coverage of up to 70% of pay (maximum $500,000), subject to a $350,000 annual benefit limit.

•   Health and life insurance benefits are provided for 24 months for those who begin to receive long-term disability benefits due to an injury or illness.

•   Pension Plan and Supplemental Pension Plan benefit accruals and Savings Plan and Supplemental Savings Plan contributions will cease for those who are terminated, due to disability (after short-term disability ends).

•   RSUs granted in 2016 and later will continue to vest and be paid according to the original vesting schedule.

•   Vested TSRUs will settle on the original settlement date.

•   Unvested TSRUs granted in 2016 and later will continue to vest and settle on the original settlement date. Unvested TSRUs granted prior to 2016 will vest and settle immediately.

•   Unvested PTSRUs will continue to vest and settle on the original settlement date provided the performance condition has been met. Vested PTSRUs will be settled on the original settlement date provided the performance condition has been met.

•   PSAs granted in 2016 and later will continue to vest and are settled based on the actual performance at the end of the performance period. PSAs granted prior to 2016 will vest and settle at target immediately.

Death	Pfizer Benefits Program	Long-Term Incentive Program
Benefits for eligible employees, including the NEOs

•   Pfizer provides coverage equal to one times pay (salary plus bonus) with a maximum cap of $2.0 million at no cost to the employee.

•   May purchase life insurance benefits of up to eight times pay (salary plus bonus), (subject to evidence of insurability requirements) to a maximum benefit of $4.0 million.

•   Upon death of an employee, pension benefits and deferred compensation are payable in accordance with the plans and the executive’s election (if any).

•   RSUs immediately vest and are paid in full.

•   Unvested TSRUs will vest and are immediately settled; vested TSRUs are immediately settled.

•   PSAs immediately vest and are paid out at target.

•   Unvested PTSRUs will continue to vest and settle provided the performance condition has been met.

Retirement	Long-Term Incentive Program
See “Pension and Savings Plans” and “Retiree Healthcare Benefits” for further information on health care, pension and savings plan benefits under Pfizer’s plans

If a participant retires (after attaining age 55 with at least 10 years of continuous and uninterrupted service, measured from the recent hire date) after the first anniversary of the grant date:

•   RSUs (other than off-cycle grants) will continue to vest and be paid at the end of the original vesting period.

•   TSRUs continue to vest and are settled on the fifth or seventh anniversary of the grant date.

•   PSAs will continue to vest. PSAs are paid at the end of the performance period based on Pfizer’s performance against the metrics for the grant.

•   PTSRUs do not have retirement treatment (see “Special Equity Awards” section).

If the retirement occurs prior to the first anniversary of the grant date, the unvested portion of these long-term incentive awards is forfeited. Vested TSRUs will be settled on the fifth or seventh anniversary of the grant date.

Based on age and years of service, Messrs. Read and D’Amelio, and Dr. Bourla are active NEOs currently eligible for retirement treatment and had long-term awards with a value of $26,825,775, $7,675,692, and $6,426,901, respectively, as of December 31, 2017 had they retired on that date. These amounts do not include $60,701,047 for Mr. Read, $16,401,486 for Mr. D’Amelio and $3,397,139 for Dr. Bourla representing the current value of their vested TSRUs as of December 31, 2017. The actual amount received by Messrs. Read and D’Amelio, and Dr. Bourla for their long-term incentive awards will be determined on the settlement date (TSRUs and PSAs) and vesting date (RSUs) based on the values at the respective time and is not tied to retirement or other separation from service.

98   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

Change in Control	Long-Term Incentive Program

If a participant’s employment is terminated within 24 months following a change in control:

•   RSUs granted in 2016 and later will continue to vest and be paid according to the original vesting schedule.

•   Vested TSRUs granted in 2016 and later will settle on the settlement date. Vested TSRUs granted prior to 2016 will settle immediately.

•   Unvested TSRUs granted in 2016 and later will continue to vest and settle on the settlement date. Unvested TSRUs granted prior to 2016 will settle immediately.

•   Unvested PTSRUs will continue to vest and settle on the original settlement date provided the performance condition has been met. Vested PTSRUs will be settled on the original settlement date provided the performance condition has been met.

•   PSAs granted in 2016 and later will continue to vest and are settled based on the actual performance at the end of the performance period. PSAs granted prior to 2016 will vest immediately at target and are distributed.

CEO PAY RATIO

As required in Item 402(u) of Regulation S-K pursuant to the Dodd-Frank Act, Pfizer is required to disclose the ratio of the CEO’s annual total compensation to that of the median-paid employee. The 2017 annual total compensation for Mr. Read was $27,913,775, which is approximately 313 times the annual total compensation of the median-paid employee whose 2017 total compensation was $89,206. The annual total compensation (determined using the requirements for the SCT) consists of salary, bonus and all other compensation, each of which were annualized to adjust for a partial year of service. As the median-paid employee was located outside of the U.S., the annual total compensation was converted to U.S. dollars using the spot exchange rate as of the last business day of the year (December 29, 2017).

Annual Total Compensation
Ian Read	$27,913,775
Median Employee	$89,206	(1)
Ratio	313:1

(1)	Cash compensation of $71,187 + all other compensation of $18,019.

In identifying the median-paid employee, we applied the following steps:

(1)	Calculated the annual total cash compensation (annual base salary + actual incentive bonus paid during the prior 12 months) for all employees of the company as of October 1, 2017. We believe that annual total cash compensation is a consistently applied compensation measure at Pfizer and most appropriate for determining the median-paid employee, as annual LTI awards are not granted widely to employees. We used actual annual total cash compensation (converted to U.S. dollars based on an exchange rate valued as of the last day of the prior month (September 30, 2017), and did not make any assumptions or adjustments to the amounts determined.

(2)	Ranked (a) the annual total cash compensation from lowest to highest of all employees (excluding the CEO, and including the NEOs, full-time and part-time employees and employees on leave); then (b) all employees with identical median total cash compensation were sorted by employee identification numerical order. The median employee from this subset with identical median compensation was ultimately deemed to be the median-paid employee.

SUPPLEMENTAL CEO PAY RATIO DISCLOSURE (EXCLUDING THE CEO SPECIAL PERFORMANCE-BASED INCENTIVE AWARD)

We understand that the CEO pay ratio is intended to provide greater transparency to annual CEO pay and how it compares to the pay of the median employee. As such, we are providing a supplemental ratio that compares the CEO’s regular annual pay, excluding the special one-time performance-based incentive award (see “Special Equity Awards” section), to the pay of the median-paid employee as we believe that this supplemental ratio reflects a more representative comparison. The resulting supplemental CEO pay ratio is 223:1:

Annual Total Compensation
Ian Read	$19,913,773
Median Employee	$89,206	(1)
Supplemental Ratio	223:1

(1)	Cash compensation of $71,187 + all other compensation of $18,019.

Pfizer  2018 Proxy Statement   /   99

EXECUTIVE COMPENSATION COMPENSATION TABLES

This table provides certain information as of December 31, 2017, with respect to our equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders	336,834,459	(1)	$29.13	290,116,215	(2)
Equity compensation plans not approved by security holders			N/A	0
Total	336,834.459		$29.13	290,116,215

(1)	This amount includes the following:
	•	150,756,990 shares to be issued upon the exercise of outstanding stock options, of which 108,421,221 were granted from the Pfizer Inc. 2004 Stock Plan, as amended and restated (the 2004 Stock Plan) with a weighted-average exercise price of $24.46, and 42,335,769 were granted from the Pfizer Inc. 2014 Stock Plan (the 2014 Stock Plan) with a weighted-average exercise price of $34.46.
	•	4,024,407 shares to be issued pursuant to outstanding Performance Share Awards (PSAs) that have been granted under the 2014 Stock Plan, but not yet earned as of December 31, 2017. This includes 1.1 million shares that were modified for a commitment to pay by the Compensation Committee on December 27, 2017 for PSAs scheduled for near-term vesting. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a formula that measures our performance over the average of three one-year operating income performance results versus annual targets with a leveraged adjustment for the relative three-year total shareholder return as compared to the NYSE ARCA Pharmaceutical Index (DRG Index). Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
	•	35,031,416 Portfolio Performance Shares (PPSs), of which 14,058,484 are shares to be issued from grants under the 2004 Stock Plan and 20,972,932 are shares to be issued from grants under the 2014 Stock Plan, but not yet earned as of December 31, 2017. This includes 5.7 million shares that were modified for a commitment to pay by the Compensation Committee on December 27, 2017 for PPSs scheduled for near-term settlement. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined on the achievement of predetermined goals related to Pfizer’s long-term product portfolio during a five-year performance period from the year of the grant date. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
	•	22,240,828 shares subject to restricted stock units (RSUs), of which 3,766 were granted under the 2004 Stock Plan and 22,237,061 were granted under the 2014 Stock Plan. This includes 6.4 million shares that were modified for a commitment to pay by the Compensation Committee on December 27, 2017 for RSUs scheduled for near-term vesting. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
	•	20,710,112 vested shares pursuant to total shareholder return units (TSRUs) granted under the 2004 Stock Plan with a weighted-average exercise price of $25.84 and 103,905,659 non-vested shares and 128,831 vested shares pursuant to TSRUs granted under the 2014 Stock Plan with a weighted-average exercise price of $32.48. These include 7.0 million shares that were modified for a commitment to pay by the Compensation Committee on December 27, 2017 for TSRUs scheduled for near-term settlement. The number of shares, if any, to be issued pursuant to outstanding TSRUs will be determined by the difference between the settlement price and the grant price, plus the dividends accumulated, if applicable during a 5- and 7-year term. The settlement price is the 20-day average closing stock price ending on the fifth or seventh anniversary of the grant.
	•	36,216 shares subject to Profit Units (PTUs) from the exercise of TSRUs granted under the 2004 Stock Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B). This includes 17,000 shares that were modified for a commitment to pay by the Compensation Committee on December 27, 2017 for PTUs scheduled for near-term settlement.
(2)	This amount represents the number of shares available (290,116,215) for issuance pursuant to stock options and awards that could be granted in the future under the 2014 Stock Plan. Under the 2014 Stock Plan, any option or TSRU granted reduces the available number of shares on a one-to-one basis and any whole share award granted reduces the available number of shares on a three-to-one basis.

On October 15, 2009, Pfizer acquired Wyeth and assumed the Wyeth Management Incentive Plan (the MIP Plan), pursuant to which no subsequent awards have been or will be made. As of December 31, 2017, 9,448 Pfizer shares were issuable in settlement of the participants’ accounts, which are delivered in lump sums and installments upon separation from Pfizer, subject to meeting the requirements of the MIP Plan. Information regarding these shares is not included in the above table.

100   /   Pfizer  2018 Proxy Statement

EXECUTIVE COMPENSATION FINANCIAL MEASURES

Financial Measures

The following table contains a comparison of 2017 and 2016 U.S. GAAP to non-GAAP revenues and U.S. GAAP diluted EPS to non-GAAP adjusted diluted EPS for annual incentive purposes relating to “Financial Results for Annual Incentive Purposes” within this Proxy Statement (Unaudited). These financial measures for annual incentive purposes utilize budget exchange rates and, therefore, are different from those utilized in our press releases and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2017 Financial Report.

Financial Measures
(Billions, except per common share data)	2017	2016
GAAP Revenues	$52.5	$52.8
Foreign exchange impact relative to rates in effect for budget purposes	(0.7)	(0.7)
Exclusion of non-recurring items	0.3	(0.2)
Non-GAAP Revenues for Annual Incentive Purposes	$52.2	$51.9
GAAP Diluted EPS*	$3.52	$1.17
Purchase accounting adjustments-net of tax	0.57	0.48
Acquisition-related costs–net of tax	0.05	0.11
Discontinued operations–net of tax	—	—
Certain significant items–net of tax	(1.47)	0.64
Non-GAAP Adjusted Diluted EPS*	$2.65	$2.40
Foreign exchange impact relative to rates in effect for budget purposes	(0.01)	—
Exclusion of non-recurring items	(0.05)	(0.03)
Non-GAAP Adjusted Diluted EPS for Annual Incentive Purposes	$2.59	$2.37

*  For a full reconciliation of adjusted diluted EPS, see the 2017 Financial Report. Amounts may not add due to rounding.

Note: The 2016 amounts shown in the table exclude the results from Medivation, Inc. (as part of the non-recurring items), which Pfizer acquired on September 28, 2016.

Pfizer  2018 Proxy Statement   /   101

Shareholder Proposals

We expect the following proposals (Items 5-7 on the proxy card) to be presented by shareholders at the Annual Meeting. The proposals may contain assertions about Pfizer or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies. However, the Board of Directors has recommended a vote AGAINST these proposals for broader policy reasons described in the “Your Company’s Response” section following each proposal.

ITEM 5 – Shareholder Proposal Regarding Right to Act by Written Consent

Mr. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA, 90278 who represents that he owns no less than 300 shares of Pfizer common stock, has notified Pfizer that he will present the following proposal at the 2018 Annual Meeting:

The Shareholder’s Resolution

Proposal 5 - Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special shareholder meeting.

Our company requires 20% of shares to aggregate their holdings to call a special meeting - a higher level than the 10% of shares permitted by Pfizer’s state of incorporation, Delaware. Almost 2 million Pfizer shares voted in favor of this 10% threshold at our 2017 annual meeting.

Dozens of Fortune 500 companies provide for both shareholder rights - to act by written consent and to call a special meeting. Our higher 20% threshold for shareholders to call a special meeting is one more reason that we should have the right to act by written consent.

It is a costly shame that cost-saving steps by our management (often with substantial up-front costs) are not fully utilized due to our less-than-best corporate governance. Improvements in corporate governance, often initiated by shareholder proposals that are eventually adopted, are a cost-effective way to improve company performance with hardly any up-front cost.

Please vote for excellence in corporate governance:

Right to Act by Written Consent - Proposal 5

Your Company’s Response

The Board of Directors recommends a vote AGAINST this proposal. The Board believes that the actions requested by the proponent are unnecessary and not in the best interests of the company and our shareholders. Further, the Pfizer Board believes in maintaining policies and practices that are in the best interests of all shareholders. A shareholder proposal regarding written consent has been voted on by Pfizer’s shareholders at previous Annual Meetings and, each time, the proposal has not received a majority of shareholder support.

102   /   Pfizer  2018 Proxy Statement

SHAREHOLDER PROPOSALS ITEM 5 – SHAREHOLDER PROPOSAL REGARDING RIGHT TO ACT BY WRITTEN CONSENT

YOUR BOARD IS DEDICATED TO ENGAGING WITH SHAREHOLDERS AND LISTENING TO THEIR PERSPECTIVES

Pfizer regards its relationships with shareholders and other stakeholders as fundamental to its strong corporate governance practices. The company regularly engages in discussions with investors, investor advocates and key opinion leaders on a broad variety of governance issues, including the desirability of permitting shareholders to act by written consent.

The Board understands that some shareholders view the ability to act by written consent to be an important right. However, the Board believes that Pfizer’s by-law provisions governing the ability to call special meetings offer shareholders a formal and more equitable opportunity, including notice and disclosure to all shareholders, to conduct matters rather than enabling a limited group of shareholders to act by written consent.

The Board strongly believes that important matters requiring a shareholder vote should be the subject of shareholder meetings, which provide the opportunity for discussion and interaction among the company’s shareholders so that all points of view may be considered prior to a vote. We also believe that shareholders should have an opportunity for fair discussion and to exchange views with the Board before shareholder action is taken.

Since shareholder action by written consent does not require advance notice or communication to all shareholders, it would deprive many shareholders of the opportunity to assess, discuss, deliberate and vote on pending shareholder actions. In addition, this approach may prevent shareholders from receiving accurate and complete information on important pending actions. It would also deny the Board the opportunity to consider the merits of the proposed action and to suggest alternatives for shareholder evaluation.

PFIZER’S GOVERNANCE STRUCTURE PROVIDES STRONG BOARD ACCOUNTABILITY AND SUPPORTS SHAREHOLDER RIGHTS

The Board has regularly demonstrated our responsiveness and accountability to our shareholders’ concerns through our industry-leading corporate governance practices. In 2017, the Board of Directors amended the company’s special meetings by-law to reduce the percentage of outstanding stock required for shareholders to call a special meeting from 20% to 10%. The Board took this action as a result of Pfizer’s commitment to corporate governance excellence, investor feedback and the significant minority support received at the 2017 Annual Meeting for a shareholder resolution requesting a 10% ownership threshold. This action was the latest in Pfizer’s long history of being responsive and accountable to our shareholders. In addition, following discussions with various institutional shareholders, in 2015, the Board amended Pfizer’s By-laws to allow for “proxy access” for director nominations, provided that the shareholders and the nominees satisfy the requirements specified in the by-laws.

SUMMARY

We take pride in our responsiveness to shareholders and believe in maintaining policies and practices that serve the interests of all shareholders. Pfizer’s existing corporate governance structure is highly supportive of shareholder rights and makes the adoption of written consent unnecessary.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Pfizer   2018 Proxy Statement   /   103

SHAREHOLDER PROPOSALS ITEM 6 – SHAREHOLDER PROPOSAL REGARDING INDEPENDENT CHAIR POLICY

ITEM 6 – Shareholder Proposal Regarding Independent Chair Policy

The Sisters of St. Francis of Philadelphia, 609 South Convent Rd, Aston, PA 19014, which represents that it owns no less than 200 shares of Pfizer common stock, and other co-filers have notified Pfizer that the following proposal is to be presented at the next Annual Meeting:

The Shareholder’s Resolution

Resolved: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

SUPPORTING STATEMENT:

We believe:

•	The role of the CEO and management is to run the company.
•	The role of the Board of Directors is to provide independent oversight of management and the CEO.
•	There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.

Pfizer’s CEO Ian Read serves both as CEO and Chair of the Company’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure.

As Andrew Grove, Intel’s former chair, stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

In our view, shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place.

According to ISS “2015 Board Practices,” (April 2015), 53% of S&P 1,500 firms separate these two positions and the number of companies separating these roles is growing.

Chairing and overseeing the Board is a time intensive responsibility. A separate Chair also frees the CEO to manage the company and build effective business strategies.

Shareholder resolutions urging separation of CEO and Chair received approximately 30% in 2017 according to Sullivan & Cromwell’s “2017 Proxy Review, an indication of strong investor support.

To simplify the transition, this policy would be phased in and implemented when the next CEO is chosen.

Your Company’s Response

The Board of Directors recommends a vote AGAINST this proposal. The Board believes that the actions requested by the proponent are unnecessary and not in the best interests of the company and our shareholders.

A FLEXIBLE LEADERSHIP STRUCTURE IS THE MOST EFFECTIVE FOR PFIZER AND OUR SHAREHOLDERS

The Board of Directors values the flexibility of selecting the structure of leadership best suited to meet the needs of Pfizer and our shareholders. Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant.

104   /   Pfizer  2018 Proxy Statement

SHAREHOLDER PROPOSALS ITEM 6 – SHAREHOLDER PROPOSAL REGARDING INDEPENDENT CHAIR POLICY

Under our By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is appropriate and in the best interests of the company and our shareholders at any given time.

The Board believes that the decision to separate or combine the roles of Chairman and CEO should be based on the unique circumstances and challenges confronting the company at any given time, as well as the individual skills and experiences that may be required in an effective Chairman at that time. Eliminating the flexibility to select a structure of leadership, as the proponent requests, based on the facts and circumstances presented at a particular point in time is unnecessarily rigid.

OUR LEAD INDEPENDENT DIRECTOR PROVIDES STRONG, INDEPENDENT LEADERSHIP

Dr. Dennis A. Ausiello has served as Lead Independent Director since the 2015 Annual Meeting of Shareholders. The position of Lead Independent Director at Pfizer comes with a clear mandate, significant authority and well-defined responsibilities under a Board-approved charter. These responsibilities and authority include:

•	presiding at executive sessions of the independent Directors and at other Board meetings at which the Chairman and CEO is not present;
•	serving as an ex-officio member of each committee and attending meetings of the various committees regularly;
•	calling meetings of the independent Directors;
•	leading the evaluation by the independent Directors of the CEO’s effectiveness as the Chairman and CEO, including an annual evaluation of his/her interactions with the Directors and ability to provide leadership and direction to the full Board;
•	serving as liaison between the independent Directors and the Chairman and CEO;
•	approving information sent to the Board, including the quality, quantity and timeliness of such information;
•	contributing to the development of and approving meeting agendas;
•	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•	authorizing the retention of outside advisors and consultants who report directly to the Board;
•	being regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries when appropriate; and
•	if requested by shareholders or other stakeholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

A FLEXIBLE BOARD LEADERSHIP STRUCTURE IS THE MOST EFFECTIVE FOR PFIZER

Consistent with this understanding, the independent Directors do not view any particular Board leadership structure as preferred and consider the Board’s leadership structure on at least an annual basis, including as recently as December 2017. This consideration includes the pros and cons of alternative leadership structures in light of the company’s current operating and governance environment, a review of empirical data on the topic and investor feedback, with the goal of achieving the optimal model for Board leadership and effective oversight of senior leaders by the Board.

In December 2017, following thorough reviews by the Corporate Governance Committee, the independent Directors reconsidered the Board’s leadership structure and decided to maintain the current leadership structure, with Mr. Read as CEO and Chairman. The independent Directors believe that this unified structure provides Pfizer and the Board with strong leadership and continuity of expertise in the company’s business operations and corporate governance practices.

These determinations were based on the independent Directors’ continued strong belief that Mr. Read:

•	has extensive experience in and knowledge of the research-based biopharmaceutical industry and regulatory environment;
•	continues to demonstrate the leadership and vision necessary to lead the Board and the company in our challenging industry and macroeconomic environments;
•	possesses a fundamentally investor-driven viewpoint and understands that excellence in patient outcomes will lead to continued strong returns to shareholders; and
•	exercises leadership that has generated strong operational performance and strengthened colleague engagement in our ownership culture.

Given the unique and complex regulatory and market environment in which we operate, having one clear leader in both roles, with deep industry expertise and company knowledge, provides decisive and effective leadership internally and externally.

The Board recognizes the importance of its leadership structure to our shareholders and regularly seeks feedback on the topic through shareholder engagement. In considering the Board’s leadership structure, the independent Directors have taken a number of additional factors into account. The Board, which consists entirely of independent Directors other than Mr. Read and

Pfizer   2018 Proxy Statement   /   105

SHAREHOLDER PROPOSALS ITEM 6 – SHAREHOLDER PROPOSAL REGARDING INDEPENDENT CHAIR POLICY

Dr. Bourla, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit, Compensation, Corporate Governance, Regulatory and Compliance and Science and Technology Committees are composed entirely of independent Directors. Further, a number of Board and committee processes and procedures provide substantial independent oversight of our CEO’s performance, including regular executive sessions of the independent Directors, an annual evaluation of our CEO’s performance against predetermined goals, and a separate evaluation that assesses the CEO’s interactions with the Board in his role as Chairman.

The Directors will continue to evaluate the effectiveness of the Board’s leadership structure on at least an annual basis and make any future decisions based upon the best interests of the company and our shareholders at that time.

SUMMARY

We believe that the Board of Directors should maintain the flexibility to select the structure of leadership best suited to meet the needs of Pfizer and its shareholders at any given time. In addition, given Pfizer’s robust governance practices, including our strong Lead Independent Director, we believe that adoption of an Independent Chair Policy is unnecessarily rigid and not in the best interests of the company and our shareholders.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

106   /   Pfizer  2018 Proxy Statement

SHAREHOLDER PROPOSALS ITEM 7 – SHAREHOLDER PROPOSAL REGARDING REPORT ON LOBBYING ACTIVITIES

ITEM 7 – Shareholder Proposal Regarding Report on Lobbying Activities

The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, which represents that it owns no less than 137 shares of Pfizer common stock, has notified Pfizer that the following proposal is to be presented at the 2018 Annual Meeting:

The Shareholder’s Resolution

WHEREAS, we believe in full disclosure of Pfizer’s direct and indirect lobbying activities and expenditures to assess whether Pfizer’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

RESOLVED, the shareholders of Pfizer request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Pfizer used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Pfizer’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Pfizer is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Corporate Governance Committee and posted on Pfizer’s website.

SUPPORTING STATEMENT

We encourage transparency in the use of corporate funds to influence legislation and regulation. Since 2010, Pfizer has spent over $79 million on federal lobbying. This figure does not include state lobbying expenditures, where Pfizer also lobbies in all 50 states (“Amid Federal Gridlock, Lobbying Rises in the States,” Center for Public Integrity, February 11, 2016), and its lobbying on opioids has drawn scrutiny (“Politics of Pain: Drugmakers Fought State Opioid Limits amid Crisis,” Center for Public Integrity, December 15, 2016).

Pfizer sits on the boards of the Chamber of Commerce, which has spent over $1.3 billion on lobbying since 1998, and the Pharmaceutical Research and Manufacturers of America (PhRMA), which spent over $100 million against a California drug pricing initiative (“Big Pharma Fights ‘Tooth and Nail’ against California Drug Vote,” Bloomberg, October 25, 2016). Pfizer does not disclose its payments to trade associations, or the amounts used for lobbying. We are concerned this lack of disclosure presents reputational risks. For example, part of Pfizer’s purpose includes affordable medicines, yet it helps fund PhRMA’s opposition to lower drug price initiatives, and Pfizer supports smoking cessation, yet the Chamber works to block global smoking laws.

And Pfizer does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as its membership in the American Legislative Exchange Council (ALEC). Pfizer’s ALEC membership has drawn media scrutiny (“Pfizer Should Follow the Tech Industry out of ALEC,” Huffington Post, February 2, 2015). Over 100 companies have publicly left ALEC, including Amgen, AstraZeneca, GlaxoSmithKline and Merck.

Your Company’s Response

The Board of Directors recommends a vote AGAINST this proposal. The Board believes the actions requested by the proponent are unnecessary and not in the best interests of the company and our shareholders.

Pfizer   2018 Proxy Statement   /   107

SHAREHOLDER PROPOSALS ITEM 7 – SHAREHOLDER PROPOSAL REGARDING REPORT ON LOBBYING ACTIVITIES

SHAREHOLDER FEEDBACK AND RESPONSIVENESS

In response to an increasing public interest in corporate political spending and lobbying activities in general, we regularly re-evaluate our reporting practices and seek shareholder input to ensure our disclosures meet their needs and instill confidence in our policies and practices. Dialogue with shareholders has led to expanded disclosures and, in 2011, Pfizer’s decision to prohibit the use of corporate funds for direct “independent expenditures” in connection with any federal or state election. In 2016, formal Corporate Governance Committee oversight of the company’s lobbying priorities and activities began.

LOBBYING PRIORITIES AND DISCLOSURE

In 2017, Pfizer’s federal lobbying priorities focused on trade, healthcare, access to prescription drugs, supply chain and comprehensive tax reform as well as patent protection, all of which directly impact our business and shareholder value. Pfizer’s disclosures, detailing these priorities, are fully compliant with the Honest Leadership and Open Government Act of 2007. These reports, filed quarterly, include the amount spent on federal lobbying activity, including a percentage of our dues to trade associations of which Pfizer is a member. Shareholders and other interested parties may view Pfizer’s disclosures on federal lobbying activities at https://investors.pfizer.com/corporate-governance. We are also fully compliant with state registration and reporting requirements in all the states where we are active. Given our comprehensive reporting of these activities, the Board believes that the report requested by the proponent would be largely duplicative and not an effective use of Pfizer’s resources.

OUR ENGAGEMENT WITH LAWMAKERS AND TRADE AND INDUSTRY ORGANIZATIONS

We operate in a highly regulated and competitive industry and face significant legislative and regulatory challenges. It is essential that we ethically engage with lawmakers and trade and industry organizations regularly to help build constructive discourse in the political and regulatory environment in support of our business priorities, to protect our employees and to create shareholder value.

To broaden and enhance these efforts, we are also a member of several industry and trade groups. In addition to their positions on healthcare policy issues, these organizations may engage in activities that extend beyond the scope of key issues important to Pfizer. Our participation as a member of these various groups comes with the understanding that we may not always agree with the positions of the organization and/or its members on every issue. However, if concerns arise about a particular issue, we voice our concerns, as appropriate, through our colleagues who serve on the boards and committees of these groups. We believe there is value in making sure our position on issues important to Pfizer and our industry is communicated and understood within these organizations. Our engagement with the American Legislative Exchange Council (ALEC) is no different. For example, in December 2017, Pfizer worked diligently to defeat an objectionable resolution proposed at ALEC regarding greenhouse gases because it conflicted with our vision of responsible environmental actions and sought to undermine efforts to address the critical issue of climate change. As a result of our engagement, as well as the engagement of other ALEC members, the resolution was withdrawn. For more information on this recent engagement with ALEC, see our oped in the Washington Post (December 19, 2017) available at:
https://www.washingtonpost.com/opinions/pfizer-and-upss-victory-on-climate-change/2017/12/19/eafd79c4-e43d-11e7-833f-155031558ff4_story.html?utm_term=.05a2aaccf99e.

ANNUAL EVALUATION OF OUR SUPPORT FOR TRADE AND INDUSTRY GROUPS

Our support of trade and industry groups is evaluated annually by Pfizer’s Government Relations leaders, who are experts in public policy and the political environment, and members of the Executive Leadership Team and Pfizer’s Chief Executive Officer, when necessary. These efforts are overseen by the Corporate Governance Committee of the Board, as described below. Decisions to provide funding are based on an organization’s support of issues that impact our industry, including advancing biomedical research, healthcare innovation, advocating for protecting intellectual property rights, access to medicines and tax policy. During the process our leaders:

•	Examine the philosophy, major objectives and actions taken by the organization supported;
•	Assess the consistency between Pfizer’s stated policies, principles, and Code of Conduct with those supported by the organization;
•	Determine if the relationship carries reputational or business risk with a negative impact on the company, its shareholders, or other stakeholders; and
•	Evaluate management’s rationale for the company’s direct involvement in or financial support of the organization, to determine if this support is in the long-term best interests of the company and its stakeholders.

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SHAREHOLDER PROPOSALS ITEM 7 – SHAREHOLDER PROPOSAL REGARDING REPORT ON LOBBYING ACTIVITIES

Criteria used to determine third-party funding is available at:
https://www.pfizer.com/files/responsibility/third_party_funding_criteria.pdf.

BOARD OVERSIGHT OF OUR LOBBYING ACTIVITIES

Pfizer’s Board of Directors and the Corporate Governance Committee also play an important role in our public policy engagement and have oversight responsibilities for these activities. The Corporate Governance Committee is responsible for reviewing the company’s actions related to public policy, including its lobbying priorities and activities through periodic reports from management.

SUMMARY

We believe that producing a report, in addition to our current disclosure, to include Pfizer’s direct and indirect lobbying activities would create an unnecessary expense and would not be a productive use of the company’s resources. Therefore, we believe that adopting this proposal is unnecessary and not in the best interest of the company and our shareholders.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Pfizer   2018 Proxy Statement   /   109

Annual Meeting Information

Annual Meeting

When and where will the Annual Meeting be held?

Date: April 26, 2018

Time: 9:00 a.m., Eastern Daylight Time

Location: Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078. For directions, call the hotel at +1-973-379-0100.

Shareholders will be admitted to the Annual Meeting beginning at 8:30 a.m., Eastern Daylight Time. Seating will be limited.

The Hilton Short Hills Hotel is accessible to disabled persons, and upon advance request we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon advance request. Please mail your request to the address noted below under the question “What do I need to do to attend the Annual Meeting?”

What is a quorum for the Annual Meeting?

The presence of holders of stock representing a majority of the voting power of all shares of Pfizer stock issued and outstanding and entitled to vote at the Pfizer Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What do I need to do to attend the Annual Meeting?

Admission to the Annual Meeting is limited to shareholders as of the close of business on February 27, 2018, and one immediate family member; one individual designated as a shareholder’s authorized proxy holder; or one representative designated in writing to present a shareholder proposal properly brought before the Meeting. In each case, the individual must have an admission ticket or proof of ownership of Pfizer stock, as well as a valid government-issued photo identification, such as a valid driver’s license or passport, to be admitted to the Meeting.

ADMISSION TICKET OR PROOF OF OWNERSHIP

If you hold your shares in your name as a shareholder of record, you will need an admission ticket or proof of ownership of Pfizer stock. An admission ticket is attached to your proxy card or to the Notice of Internet Availability of Proxy Materials. If you plan to attend the Meeting, please vote your shares, but keep the admission ticket and bring it with you to the Meeting.

If you misplace your admission ticket, we will verify your ownership on site at the Annual Meeting venue.

If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting.

A shareholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. An admission ticket must be requested by the shareholder, but will be issued in the name of the authorized representative. Any individual holding an admission ticket not issued in his/her name will not be admitted to the Annual Meeting. To request permission to attend the Annual Meeting and/or vote on behalf of a shareholder, contact Pfizer Shareholder Services, 235 East 42nd Street, New York, New York 10017-5703.

PROPONENT OF SHAREHOLDER PROPOSAL

The proponent of a shareholder proposal included in this Proxy Statement should notify the company in writing of the individual authorized to present the proposal at the Annual Meeting; this notice should be received at least two weeks before the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting. The use of mobile devices, photography or recording of the event is strictly prohibited.

Will the Annual Meeting be webcast?

Our Annual Meeting will be audio webcast live on April 26, 2018. You are invited to visit www.pfizer.com at 9:00 a.m., Eastern Daylight Time, on April 26, 2018, to access the webcast. Registration for the webcast is required and will be available beginning on April 19, 2018. A replay will be available on our website through the first week of May 2018.

Who is entitled to vote at the Annual Meeting?

Holders of Pfizer common stock at the close of business on February 27, 2018, are entitled to receive the Notice of 2018 Annual Meeting and Proxy Statement and to vote their shares at the Meeting. As of that date, there were 5,948,585,901 shares of the company’s common stock outstanding and entitled to vote. In addition, shares of the company’s preferred stock having votes equivalent to 1,330,555 shares of common stock are held by two of the company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter

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ANNUAL MEETING INFORMATION

properly brought before the Meeting. Shares of common stock and shares of preferred stock vote together as a single class on the matters covered in this Proxy Statement.

Voting

How do I vote?

You may vote using any of the following methods:

BY MAIL

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card, but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you are a shareholder of record and you do not have the prepaid envelope, please send your completed proxy card by regular mail to Pfizer Inc., Proxy Services, c/o Computershare Investor Services, PO Box 505008, Louisville KY 40233-9814, or by overnight mail to Pfizer Inc., Proxy Services, c/o Computershare, 462 South Fourth Street, Suite 1600, Louisville, KY 40202.

BY TELEPHONE OR VIA THE INTERNET

Pfizer has established telephone and Internet voting procedures for shareholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

If you are located outside the United States, Puerto Rico and Canada, see your proxy card for additional instructions.

The website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 7:30 a.m., Eastern Daylight Time, on April 26, 2018.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

IN PERSON AT THE ANNUAL MEETING

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

YOUR VOTE IS IMPORTANT. YOU CAN SAVE US THE EXPENSE OF AN ADDITIONAL MAILING BY VOTING PROMPTLY.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for 10 days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, NY 10017-5703 by contacting our Corporate Secretary.

What shares are included on the proxy card?

If you are a shareholder of record, you will receive a proxy card for all the shares you hold of record:

•	in certificate form;
•	in book-entry form; and
•	in book-entry form in the Computershare Investment Plan.

If you are a Pfizer employee, you will receive a proxy or voting instruction card for all the Pfizer shares you hold:

•	in a Pfizer and/or Wyeth savings plan; and/or
•	in Grantor Trusts for deferred stock received by certain Pfizer and legacy Wyeth employees.

Your proxy card will serve as a voting instruction card for the applicable savings plan and/or Grantor Trust.

If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust.

To allow sufficient time for voting by the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, your voting instructions must be received by 10:00 a.m., Eastern Daylight Time, on April 23, 2018.

Pfizer   2018 Proxy Statement   /   111

ANNUAL MEETING INFORMATION

If you hold Pfizer shares through any other company plan, you will receive voting instructions from that plan’s administrator, as applicable.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Ratification of KPMG LLP	Majority of Votes Cast	Yes
Advisory Approval of Executive Compensation	Majority of Votes Cast	No
Approval of Pfizer Inc. French Sub-Plan under the 2014 Stock Plan	Majority of Votes Cast	No
Shareholder Proposals	Majority of Votes Cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our By-laws.

ELECTION OF DIRECTORS; MAJORITY VOTE POLICY

Under our By-laws and our Corporate Governance Principles, Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of Directors at the Annual Meeting. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Corporate Governance Principles (see “Annex 1” to this Proxy Statement).

RATIFICATION OF THE SELECTION OF KPMG LLP

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of the selection of KPMG LLP as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

APPROVAL OF PFIZER INC. FRENCH SUB-PLAN UNDER THE 2014 STOCK PLAN

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the Pfizer Inc. French Sub-Plan under the 2014 Stock Plan. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

SHAREHOLDER PROPOSALS

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve a shareholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the shareholder proposals.

How will my shares be voted at the Annual Meeting?

At the Meeting, the Proxy Committee appointed by the Board of Directors will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;
•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year;
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;
•	FOR the approval of the Pfizer Inc. French Sub-Plan under the 2014 Stock Plan; and
•	AGAINST the shareholder proposals.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

What can I do if I change my mind after I vote?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to our Corporate Secretary;

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ANNUAL MEETING INFORMATION

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Proxy Materials

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc., a Delaware corporation, of proxies to be voted at our 2018 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting.

The Notice of 2018 Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 15, 2018.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On March 15, 2018, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Can I access the proxy materials and the 2017 Financial Report on the Internet?

This Notice of 2018 Annual Meeting and Proxy Statement and the 2017 Financial Report are available on our website at https://investors.pfizer.com/financials/annual-reports/default.aspx. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to http://www.computershare-na.com/green/ and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of 2018 Annual Meeting and Proxy Statement and the 2017 Financial Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Pfizer shareholders living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of 2018 Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Pfizer stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent, Computershare Investor Services, in writing at P.O. Box 505000, Louisville, KY 40233-5000; or by telephone, in the U.S., Puerto Rico and Canada, 1-800-733-9393, and outside the U.S., Puerto Rico and Canada, 1-781-575-4591.

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of 2018 Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact Computershare as indicated above, and a separate copy will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Pfizer   2018 Proxy Statement   /   113

ANNUAL MEETING INFORMATION

How can I obtain a copy of Pfizer’s 2017 Annual Review?

The company’s Annual Review is available on our website at www.pfizer.com/annual. Pfizer is working hard to be a green company; therefore, hard copies of the report are no longer produced.

Other Questions

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation, the approval of the Pfizer Inc. French Sub-Plan under the 2014 Stock Plan or the shareholder proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered in your name with Pfizer’s transfer agent, Computershare, you are the “shareholder of record” of those shares. This Notice of 2018 Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Pfizer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of 2018 Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2018 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

Pfizer will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to distribute and solicit proxies. We will pay Morrow Sodali LLC a fee of $35,000, plus reasonable expenses, for these services.

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ANNUAL MEETING INFORMATION

Other Business

The Board is not aware of any matters that are expected to come before the 2018 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our By-laws and the procedures described below.

Submitting Proxy Proposals and Director Nominations for the 2019 Annual Meeting

Proposals for Inclusion in Our 2019 Proxy Materials

Under SEC rules, if a shareholder wants us to include a proposal in our 2019 proxy materials for presentation at our 2019 Annual Meeting of Shareholders, then the proposal must be received at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5703, Attention: Corporate Secretary, by November 15, 2018. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

Director Nominations for Inclusion in our 2019 Proxy Materials (Proxy Access)

Any shareholder considering a proxy access nomination should carefully review our By-laws, which are available at https://investors.pfizer.com/corporate-governance/default.aspx. Under our proxy access by-law, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our By-laws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2019 proxy materials for election at our 2019 Annual Meeting of Shareholders, then the nominations must be received by us at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5703, Attention: Corporate Secretary, not earlier than October 16, 2018 and not later than November 15, 2018.

Other Proposals or Nominations to be Brought before Our 2019 Annual Meeting

Any shareholder considering introducing a nomination or other item of business should carefully review the procedures set forth in our By-laws, which are available at https://investors.pfizer.com/corporate-governance/default.aspx. These procedures provide that, among other things, a nomination or the introduction of an item of business at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5703.

We must receive written notice of your intention to nominate a Director or to propose an item of business at our 2019 Annual Meeting according to this schedule:

If the 2019 Annual Meeting is to be held within 25 days before or after the anniversary of the date of this year’s Annual Meeting (April 26, 2018), then Pfizer must receive your notice not less than 90 days nor more than 120 days in advance of the anniversary of the 2018 Annual Meeting.

If the 2019 Annual Meeting is to be held on a date not within 25 days before or after such anniversary, then Pfizer must receive it no later than 10 days following the first to occur of:

•	the date on which notice of the date of the 2019 Annual Meeting is mailed; or
•	the date public disclosure of the date of the 2019 Annual Meeting is made.

Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2019 Annual Meeting is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting between December 27, 2018 and January 26, 2019.

For any other meeting, the nomination or item of business must be received by the 10th day following the date on which public disclosure of the date of the meeting is made.

Upon written request, we will provide, without charge, a copy of our By-laws. Requests should be directed to our principal executive offices at 235 East 42nd Street, New York, New York 10017-5703, Attention: Corporate Secretary.

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Annex 1

Pfizer Inc. Corporate Governance Principles

Role and Composition of the Board of Directors

1. General. The Board of Directors (the Board), which is elected by the shareholders, is the ultimate decision-making body of Pfizer Inc. (the Company), except with respect to those matters reserved to the shareholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee Directors of stature who have substantive knowledge of the Company’s business.

2. Succession Planning. The Board is responsible for planning for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer shall annually provide the Board with an assessment of other senior managers and their potential to succeed him or her. He or she shall also provide the Board with an assessment of persons considered potential successors to certain senior management positions.

3. Board Leadership. The independent Directors will annually elect a Chairman of the Board, who may or may not be the Chief Executive Officer of the Company, based on the recommendation of the Corporate Governance Committee as a result of its annual review of the Company’s Board leadership structure. If the individual elected as Chairman of the Board is the Chief Executive Officer, the independent Directors shall also elect a Lead Independent Director. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board as a whole, as well as over executive sessions of the independent Directors, and shall perform such other duties, and exercise such powers, as from time to time shall be prescribed in the Company’s By-laws or by the Board; provided that the Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent Directors. In addition, the Lead Independent Director, if any, shall facilitate information flow and communication among the Directors and perform such other duties as may be specified by the Board and outlined in the Charter of the Lead Independent Director. The Board shall consider the rotation of the Lead Independent Director, if any, at such intervals as the Board determines on the recommendation of the Corporate Governance Committee.

4. Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining Director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (NYSE) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.

5. Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee shall periodically consider and make recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by increases in the size of the Board and vacancies that occur by resignation, by retirement or for any other reason.

6. Selection Criteria. To be considered for membership on the Board, candidates should be individuals of proven integrity with a record of substantial achievement in an area of relevance to the Company. In selecting Directors, the Board will generally seek leaders of major complex organizations, including within the scientific, government service, educational, finance, marketing, technology and the not-for-profit sectors. In addition, the Board also will seek some Directors who are widely recognized as leaders in the fields of medicine or the biological sciences. Candidates must have demonstrated ability and sound judgment. A candidate must also possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs. Each Director is expected to serve the best interests of all shareholders and must be committed to enhancing long-term Company growth. Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting gender, ethnic background and professional experience. Candidates considered by the Corporate Governance Committee shall also be considered by other Directors, based on the recommendation of the Corporate Governance Committee, and final approval of a candidate shall be determined by the full Board. Recommendations for Directors received from shareholders will be evaluated in accordance with the criteria set forth above.

Pfizer   2018 Proxy Statement   /   i

ANNEX 1 – PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

7. Voting for Directors. In accordance with the Company’s By-laws, unless the Secretary of the Company determines that the number of nominees exceeds the number of Directors to be elected as of the record date for any meeting of the shareholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next shareholder meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Corporate Governance Principle.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K (or any successor report) furnished to the Securities and Exchange Commission.

If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

However, if the only Directors who receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

8. Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board.

9. Former Chief Executive Officer as Director. Upon retirement from the Company, the former Chief Executive Officer will not retain Board membership.

10. Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

11. Director Compensation. The Corporate Governance Committee shall periodically review the compensation of non-employee Directors.

12. Ownership Requirement. Each non-employee Director is required to hold shares of the Company’s common stock having a value of at least five (5) times the Director’s annual base cash compensation while serving as a Director of the Company. For purposes of satisfying these requirements, (a) a Director’s holdings of the Company’s common stock shall include, in addition to shares held outright, units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan and (b) each such unit shall have the same value as a share of the Company’s common stock. A Director will have five years from the date of (a) his or her first election as a Director or (b) if later, an increase in the amount of the Company’s common stock required to be held, to satisfy this ownership requirement.

13. Director Retirement. Directors are required to retire from the Board when they reach the age of 73; a Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems such waiver to be in the best interests of the Company.

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ANNEX 1 – PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

14. Annual Board and Committee Self-Evaluation. The Board (under the supervision of the Corporate Governance Committee) and each Committee will conduct a self-evaluation of their performance at least annually.

15. Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual re-nomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

16. Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Regulatory and Compliance Committee and Science and Technology Committee.

The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors, as defined under the NYSE listing standards and all applicable laws and regulations. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from the Company or any of its subsidiaries. The Board also will apply any heightened independence standards applicable to members of those Committees pursuant to NYSE requirements.

The Board shall consider the rotation of committee assignments and of committee Chairs at such intervals as the Board determines on the recommendation of the Corporate Governance Committee. Consideration of rotation shall seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing Directors’ understanding of different aspects of the Company’s business and enabling functions.

17. Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

18. Chief Executive Officer Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against such goals. The Committee meets annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the independent Directors at a meeting or executive session of that group. The Committee then meets with the Chief Executive Officer to evaluate his or her performance against such goals.

19. Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chief Executive Officer. These decisions are approved or ratified by action of the independent Directors at a meeting or executive session of that group.

20. Communication with Stakeholders. The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, Company associates, communities, suppliers, creditors, governments and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude non-employee Directors, including the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

21. Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

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ANNEX 1 – PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

Board Functions

22. Agenda. The Chief Executive Officer, with approval from the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, shall set the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

23. Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

24. Board Meetings. At the invitation of the Board, members of senior management and other employees recommended by the Chief Executive Officer shall attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

25. Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial, accounting and other advisors to assist in their duties to the Company and its shareholders.

26. Executive Sessions. Executive sessions or meetings of non-employee Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

Committee Functions

27. Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors. A majority of the members of the Regulatory and Compliance Committee must be independent Directors.

28. Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

29. Committee Meetings. At the invitation of any of the Committees, members of senior management and other employees recommended by the Chief Executive Officer shall attend Committee meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Committee are made by the manager responsible for that area of the Company’s operations.

30. Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

Policy on Poison Pills

31. Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

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ANNEX 1 – PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior shareholder approval, and report to the Board any recommendations it may have concerning the policy.

Periodic Review of Corporate Governance Principles

32. These principles are reviewed by the Board at least annually.

Pfizer   2018 Proxy Statement   /   v

Annex 2

Pfizer Inc. 2014 Stock Plan — French-Qualified Restricted Stock Unit Sub-Plan

Section 1. Introduction.

(a)	The Board of Directors (the “Board”) of Pfizer Inc. (the “Company”) has established the Pfizer Inc. 2014 Stock Plan (the “Plan”)*, (https://www.sec.gov/Archives/edgar/data/78003/000093041314001277/c76328_def14a.htm) for the benefit of certain employees and non-employee Directors of the Company and its Affiliates, including Affiliates established in France (each a “French Affiliate”), of which the Company holds directly or indirectly at least ten percent (10%) of the outstanding share capital.

(b)	Section 3(a) of the Plan authorizes the Compensation Committee of the Board (the “Committee”) to establish such rules, regulations and sub-plans as the Committee deems appropriate for the proper administration of the Plan. Section 3(b) of the Plan authorizes the Committee to, in its sole discretion, consistent with the Plan, design any award to satisfy specific requirements of obtaining a tax benefit. Section 13(b) of the Plan authorizes the Committee to delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an award under the Plan has been granted, which such other committee deems necessary or advisable in order to comply with any government laws or regulatory requirements of a foreign country, including modifying or amending the terms and conditions governing any awards, or establishing any local country plans as sub-plans to the Plan.

(c)	The Committee has determined that it is advisable to establish specific rules for the purpose of granting Restricted Stock Units (“RSUs”) to employees of a French Affiliate to qualify for the specific tax and social security treatment available for such grants in France. The Committee, therefore, intends to establish a sub-plan of the Plan for the purpose of granting RSUs that qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (the “French-Qualified RSUs”), to qualifying employees of a French Affiliate who are residents in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).

(d)	The terms of the Plan applicable to RSUs, as set out in Exhibit I, shall, subject to the limitations in the following rules, be incorporated into this document and together constitute the French-Qualified Restricted Stock Unit Sub-Plan (the “French-Qualified RSU Sub-Plan”).

(e)	Under this French-Qualified RSU Sub-Plan, French Participants shall be granted French-Qualified RSUs only as provided in Section 2(e) hereunder. The provisions of the Plan related to Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Total Shareholder Return Units and Other Stock Unit Awards shall not be applicable to grants made under this French-Qualified RSU Sub-Plan, nor shall such awards be granted under this French-Qualified RSU Sub-Plan.

Section 2. Definitions.

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. In addition, the terms set forth below shall have the following meanings for purposes of grants made under this French-Qualified RSU Sub-Plan:

(a)	“Award Agreement” shall mean the written or electronic agreement, contract or other instrument or document evidencing the French-Qualified RSUs and setting forth the applicable terms and conditions.

(b)	“Grant Date” shall be the date on which the Committee both (1) designates the French Participant and (2) specifies the terms and conditions of the Restricted Stock Units, including the number of Shares, the vesting conditions and the conditions of the transferability of the Shares.

(c)	“Closed Period” shall mean the period as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines. For the sake of clarity, “Closed Period” applies to companies whose shares are listed on a regulated exchange market and includes:

(i)	ten (10) quotation days preceding and three (3) quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; and

*	Please note that our 2014 Stock Plan is not part of our proxy solicitation materials.

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ANNEX 2 — PFIZER INC. 2014 STOCK PLAN — FRENCH QUALIFIED RESTRICTED STOCK UNIT SUB-PLAN

(ii)	any period during which the corporate management of the Company possesses confidential information that could, if disclosed to the public, significantly impact the quotation of the shares of Stock, until ten (10) quotation days after the day such information is disclosed to the public.

If the French Commercial Code is amended after adoption of this French-Qualified RSU Sub-Plan to modify the definition and/or the applicability of the Closed Periods to French-Qualified RSUs, such amendments shall become applicable to any French-Qualified RSUs granted under this French-Qualified RSU Sub-Plan, to the extent required or permitted by French law.

(d)	“Disability” shall mean disability as defined under categories 2 and 3 of Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

(e)	“Restricted Stock Unit” or “RSU” shall mean, as provided in Sections 2(jj) and 8(a) of the Plan, any unit representing a promise by the Company to issue, in the future, shares of common stock of the Company for no consideration, with such restrictions as the Committee, in its discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, and which shall have the right to receive dividend equivalent units as determined by the Committee, provided that any dividend equivalent rights or shareholder rights, including the right to receive dividends and/or to vote the underlying Shares, shall not apply until the issuance of Shares at the time of vesting of the French-Qualified RSUs.

(f)	“Vesting Date” shall mean the date on which the French Participants are entitled to receive the Shares underlying the French-Qualified RSUs. The Committee may provide in the applicable Award Agreement that Shares underlying the French-Qualified RSUs shall be issued only on a date occurring after the Vesting Date.

Section 3. Eligibility to Participate.

(a)	Subject to Section 3(c) below, any French Participant who, on the date of grant and to the extent required under French law, is either employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Affiliate or who is a corporate officer of a French Affiliate (subject to Section 3(b) below), shall be eligible to receive, at the discretion of the Committee, French-Qualified RSUs under this French-Qualified RSU Sub-Plan provided he or she also satisfies the eligibility conditions of the Plan.

(b)	French-Qualified RSUs may not be issued to corporate officers of a French Affiliate, other than the managing directors (i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed by a French Affiliate, as defined by French law, and is otherwise eligible to receive RSUs pursuant to the Plan. The Committee, in its discretion and in accordance with French law, may impose additional restrictions on the vesting of French-Qualified RSUs and on the holding and sale of Shares issued at vesting of French-Qualified RSUs granted to a French Participant who qualifies as a managing corporate officer of the Company as defined under French law (i.e., “mandataires sociaux,” as set forth above).

(c)	French-Qualified RSUs may not be issued under this French-Qualified RSU Sub-Plan to employees or corporate officers owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate officers of a French Affiliate. Grants of French-Qualified RSUs under this French-Qualified RSU Sub-Plan shall not result in any French Participant owning more than ten percent (10%) of the Company’s share capital.

(d)	The aggregate number of Shares underlying French-Qualified RSUs shall not exceed ten percent (10%) of the Company’s share capital.

Section 4. Conditions of the French-Qualified RSUs.

(a)	Vesting of French-Qualified RSUs. The first Vesting Date of RSUs shall not occur prior to the expiration of the minimum mandatory vesting period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code or the French Social Security Code, as amended. However, notwithstanding the above, in the event of the death or Disability of a French Participant, all outstanding French-Qualified RSUs then held by the French Participant shall vest and the Shares underlying the French-Qualified RSUs shall become issuable as set forth in Section 5 of this French-Qualified RSU Sub-Plan.

(b)	Holding of Shares. The Shares issued upon vesting of the French-Qualified RSUs granted to French Participants may be subject to a minimum mandatory holding period pursuant to Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code and the French Social Security Code, as amended, to benefit from the specific French tax and social security regime, even if the French Participant is no longer an employee or corporate officer of a French Affiliate, the Company or any other Affiliate.

Pfizer   2018 Proxy Statement   /   vii

ANNEX 2 — PFIZER INC. 2014 STOCK PLAN — FRENCH-QUALIFIED RESTRICTED STOCK UNIT SUB-PLAN

In addition to this restriction upon the sale or transfer of Shares issued to French Participants, the Shares may not be sold or transferred during a Closed Period so long as Closed Periods are applicable to Shares underlying French-Qualified RSUs.

(c)	French Participant’s Account. The Shares issued to a French Participant pursuant to French-Qualified RSUs shall be recorded in the name of the French Participant in an account with the Company, a broker or in such other manner as the Company may otherwise determine to ensure compliance with applicable law, including any required holding periods.

Section 5. Death and Disability.

In the event of termination of a French Participant’s status as a French Participant due to death, all French-Qualified RSUs held by the French Participant at the time of death (whether vested or unvested at the time of death) immediately shall become transferable to the French Participant’s heirs. The Company shall issue the underlying Shares to the French Participant’s heirs only if the heirs request such issuance within six months following the death of the French Participant. If Shares are not requested by the heirs within such six-month period, any outstanding French-Qualified RSUs shall be forfeited. The French Participant’s heirs shall not be subject to the minimum mandatory holding period set forth in Section 4(b) of this French-Qualified RSU Sub-Plan, if any.

If a French Participant ceases to be employed by the Company or a French entity by reason of his or her Disability, French-Qualified RSUs then outstanding but not previously vested, may vest and become non-forfeitable immediately, and such French-Qualified RSUs, together with any then outstanding French-Qualified RSUs that previously vested, shall be settled as promptly as practicable. Such French Participant shall not be subject to the minimum mandatory holding period set forth in Section 4(b) above, if any.

Section 6. Adjustments and Change in Corporate Structure.

In the event of a corporate transaction as set forth in Section 4(c) of the Plan, adjustments to the terms and conditions of the French-Qualified RSUs or underlying Shares may be made only in accordance with the Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Board or the Committee, in their discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case, the RSUs may cease to qualify as French-Qualified RSUs. Assumption or substitution of the RSUs in the case of a corporate transaction, as well as an acceleration of vesting or the holding period, if any, or any other mechanism implemented upon a corporate transaction, or in any other event, also may result in the RSUs ceasing to qualify for the specific French tax and social security treatment.

Section 7. Disqualification of French-Qualified RSUs.

If the terms and conditions of outstanding French-Qualified RSUs are modified or adjusted due to any requirements under the applicable laws of incorporation of the Company, or by decision of the Company’s shareholders, the Board or the Committee, the RSUs may cease to qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.

If the RSUs cease to qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, the Committee may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or to the transfer of the Shares underlying the RSUs that had been imposed under this French-Qualified RSU Sub-Plan and/or in the Award Agreement delivered to the French Participant in order to achieve the specific tax treatment for French-Qualified RSUs.

In the event that any RSUs or underlying Shares cease to qualify for the specific tax treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, the French Participant shall immediately become responsible for all taxes and/or social security contributions that he or she is required to pay in connection with such RSUs or underlying Shares.

Section 8. Employment Rights.

The adoption of this French-Qualified RSU Sub-Plan shall not confer upon the French Participants, or any employee of a French Affiliate, any employment rights and shall not be construed as a part of any employment contracts that a French Affiliate has with its employees or create any employment relationship with the Company.

viii   /   Pfizer  2018 Proxy Statement

ANNEX 2 — PFIZER INC. 2014 STOCK PLAN — FRENCH-QUALIFIED RESTRICTED STOCK UNIT SUB-PLAN

Section 9. Non-Transferability.

Except in the case of death and Disability, the French-Qualified RSUs shall not be assigned, pledged, hedged, exchanged or transferred to any third party. In addition, the French-Qualified RSUs may vest only for the benefit of the French Participant during his or her lifetime.

Section 10. Interpretations.

The Company intends that RSUs granted under this French-Qualified RSU Sub-Plan shall qualify for the specific tax and social security treatment applicable to RSUs granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. The terms of this French-Qualified RSU Sub-Plan shall be interpreted accordingly and in accordance with the relevant guidelines published by the French tax and social security administrations and subject to the fulfilment of legal, tax and reporting obligations, if applicable. However, certain corporate transactions or certain modifications or changes to the terms of the RSUs may impact the qualification of the RSUs and underlying Shares for the specific regime in France.

Section 11. Amendments.

Subject to the terms of the Plan, the Committee reserves the right to amend or terminate this French-Qualified RSU Sub-Plan at any time. The Committee further delegates the authority to amend this French Qualified RSU Sub-Plan as may be necessary or advisable to carry out its intent and purpose to the Equity Committee.

Section 12. Effective Date of this French-Qualified RSU Sub-Plan.

Grants can only be made pursuant to this French-Qualified RSU Sub-Plan following the date of shareholder approval of this French-Qualified RSU Sub-Plan. This French-Qualified RSU Sub-Plan is adopted by the Committee on February 21, 2018, and, provided shareholder approval of this French-Qualified RSU Sub-Plan is obtained on April 26, 2018, this French-Qualified RSU Sub-Plan is effective as of April 26, 2018.

Pfizer   2018 Proxy Statement   /   ix

Working for a sustainable future

Corporate responsibility and sustainability are integral to Pfizer’s business strategy and align with our strategic imperative to be a responsible corporate citizen. We have always focused on delivering strong financial results, but we are committed to doing so in a way that respects the communities and environments in which we operate.

Non-financial Key Performance Indicators

Pfizer reports annually on our progress on the following non-financial key performance indicators:

1.	Access to Medicines
•	Total number of global programs and commercial transactions that increase access to medicines in emerging markets
•	Total number of products and pipeline assets that address the World Health Organization’s top 21 global burdens of disease list

2.	Colleague Safety
•	Total injury rate per 100 Colleagues

3.	Progress on Our 2020 Environmental Sustainability Goals
•	Greenhouse Gas (GHG) Emissions
•	Waste Disposed
•	Water Withdrawal

4.	Supply Chain Environmental Sustainability Goal
•	Key suppliers supporting Pfizer’s supplier code of conduct
•	Key suppliers aligning with Pharmaceutical Supply Chain initiative principles
•	Key suppliers managing their environmental impacts
•	Key suppliers with reduction goals for GHG, waste disposal and water withdrawal

Please view Pfizer’s 2017 Annual Review at www.pfizer.com/annual for further information.

Working together for a healthier world®

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Pfizer Inc.
235 East 42nd Street
New York, NY 10017-5703
(212) 733-2323
www.pfizer.com

©Pfizer 2018. All rights reserved.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 7:30 a.m., Eastern Daylight Time, on April 26, 2018.

Vote by Internet
	•	Go to www.investorvote.com/PFE; or
	•	Scan the QR code with your smartphone.
	•	Follow the steps outlined on the secure website.
Vote by telephone
	•	Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683).
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	•	Outside the USA, US territories & Canada, call +1-781-575-2300. Standard rates will apply.
	•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Voting Items

The Board of Directors recommends votes “FOR” the listed Director nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Dennis A. Ausiello	☐	☐	☐	05 - Joseph J. Echevarria	☐	☐	☐	09 - Shantanu Narayen	☐	☐	☐

	02 - Ronald E. Blaylock	☐	☐	☐	06 - Helen H. Hobbs	☐	☐	☐	10 - Suzanne Nora Johnson	☐	☐	☐

	03 - Albert Bourla	☐	☐	☐	07 - James M. Kilts	☐	☐	☐	11 - Ian C. Read	☐	☐	☐

	04 - W. Don Cornwell	☐	☐	☐	08 - Dan R. Littman	☐	☐	☐	12 - James C. Smith	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 2, 3 and 4.					The Board of Directors recommends a vote “AGAINST” Proposals 5 - 7.
		For	Against	Abstain			For	Against	Abstain
2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2018	☐	☐	☐	5.	Shareholder proposal regarding right to act by written consent	☐	☐	☐

3.	2018 Advisory approval of executive compensation	☐	☐	☐	6.	Shareholder proposal regarding independent chair policy	☐	☐	☐

4.	Approval of the Pfizer Inc. French Sub-Plan under the 2014 Stock Plan	☐	☐	☐	7.	Shareholder proposal regarding report on lobbying activities	☐	☐	☐

02RASE

Admission Ticket
2018 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 26, 2018
9:00 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Shareholders will be admitted to the Annual Meeting beginning at 8:30 a.m., Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact the Hilton Short Hills Hotel at +1-973-379-0100.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week, until 7:30 a.m., Eastern Daylight Time, on April 26, 2018. For savings plan participants, please see information and deadline below.

(If you vote on the Internet or by telephone, you do not need to mail your proxy card.)

Receive Future Proxy Materials Electronically

Help us make a positive difference to our environment by eliminating paper proxy mailings. With your consent, we will send all future proxy materials to you by email, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare-na.com/green and follow the prompts.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

2018 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors of Pfizer Inc.

The undersigned appoints Ian C. Read, Douglas M. Lankler and Margaret M. Madden and each of them as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 27, 2018, at the Annual Meeting of Shareholders to be held on April 26, 2018 at 9:00 a.m., Eastern Daylight Time, at the Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, or any adjournment or postponement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) “FOR” PROPOSALS 1, 2, 3 AND 4, AND “AGAINST” PROPOSALS 5, 6 AND 7, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

For Participants in the Pfizer Savings Plans Only

If you, the undersigned, are a company employee or retiree, this card will also be used to provide voting instructions to the Trustee for any shares of common or preferred stock of Pfizer Inc. held in the Pfizer Savings Plan, or any other employee benefit plan or trust on the record date, as set forth in the Notice of 2018 Annual Meeting and Proxy Statement. The Trustee will vote the shares in accordance with your instructions, subject to the terms of the applicable plan(s) and/or trust(s). In some cases, the Trustee may vote the shares held for you even if you do not direct the Trustee how to vote. In these cases, the Trustee will vote any shares for which the Trustee does not receive instructions in the same proportion as the Trustee votes the shares for which the Trustee does receive instructions, unless otherwise required by the Employee Retirement Income Security Act or the applicable plan(s) and/or trust(s). The voting deadline for plan participants is 10:00 a.m., Eastern Daylight Time, on April 23, 2018.

B	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name(s) appear(s) hereon. All joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION C ABOVE.